CALCULATION OF REGISTRATION FEE

		Amount of
	Maximum Aggregate	Registration
Title of Each Class of Securities Offered	Offering Price	Fee(1)(2)
10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069	$500,000,000	$27,900

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933 as amended (the “Securities Act”).

(2)	Pursuant to Rule 457(p) under the Securities Act, the Registration fee of $27,900 due with respect to this offering is offset against $465,896 that has already been paid with respect to unsold securities that were previously registered pursuant to Registration Statement Nos. 333-124358, 333-124358-01 and 333-124358-02 and were not sold thereunder. No additional registration fee has been paid with respect to this offering. $437,996 remains available for future registration fees after giving effect to this offering. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-147180 on Form S-3.

Filed Pursuant to
Rule 424(b)(2)
Registration No. 333-147180
Prospectus Supplement
(To Prospectus Dated November 6, 2007)

$500,000,000

MetLife, Inc.
10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069

MetLife, Inc. is offering $500,000,000 aggregate principal amount of its 10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069, which are part of “subordinated debt securities” referred to in the accompanying prospectus and which we refer to as the “Junior Subordinated Debentures” in this prospectus supplement. The Junior Subordinated Debentures will bear interest on their principal amount from the date they are issued to but excluding August 1, 2039, or earlier redemption, at an annual fixed rate of 10.750%, payable semi-annually in arrears on each February 1 and August 1, beginning February 1, 2010, and, solely in the event that we are unable to redeem the Junior Subordinated Debentures on the Scheduled Redemption Date (as described below), from and including August 1, 2039 to but excluding August 1, 2069, or earlier redemption, at an annual rate equal to Three-Month LIBOR plus a margin equal to 7.548%, payable quarterly in arrears on each February 1, May 1, August 1 and November 1, subject to our right or, in certain circumstances, requirement to defer interest payments as described in this prospectus supplement under “Description of the Junior Subordinated Debentures.”

We have agreed to repay the Junior Subordinated Debentures on August 1, 2039, which we refer to as the “Scheduled Redemption Date,” but only to the extent that we have raised sufficient net proceeds during the 180-day period ending on the Notice Date for the Scheduled Redemption Date from the issuance of certain “Qualifying Capital Securities,” as described in this prospectus supplement. We will covenant to use our commercially reasonable efforts to raise sufficient net proceeds during such 180-day period from the issuance of Qualifying Capital Securities to permit repayment of the Junior Subordinated Debentures in full on the Scheduled Redemption Date, subject to certain “Market Disruption Events” described herein and subject to our right to otherwise redeem the Junior Subordinated Debentures as described below. If any Junior Subordinated Debentures are not repaid on the Scheduled Redemption Date, they will remain outstanding and will bear interest at the floating rate specified above, payable quarterly in arrears and, subject to the limitations described in the immediately preceding sentence, we will continue to use our commercially reasonable efforts to raise sufficient net proceeds during the 90-day period ending on the Notice Date for each subsequent Interest Payment Date (as defined in this prospectus supplement) from the issuance of Qualifying Capital Securities to permit repayment of the Junior Subordinated Debentures in full on such Interest Payment Date. We refer to each such 180-day and 90-day period as a “QCS Proceeds Collection Period.” On August 1, 2069 we must pay any remaining principal and interest on the Junior Subordinated Debentures in full whether or not we have sold a sufficient amount of Qualifying Capital Securities.

We may redeem, at our option, the Junior Subordinated Debentures, subject to certain provisions described in this prospectus supplement under “Description of the Replacement Capital Covenant”:

•	in whole or in part, at any time on or after August 1, 2034 at their principal amount plus accrued and unpaid interest to, but excluding, the date of such redemption, which we refer to as the “Par Redemption Amount”; provided that if the Junior Subordinated Debentures are not redeemed in whole, at least $50 million aggregate principal amount of the Junior Subordinated Debentures (excluding any Junior Subordinated Debentures held by us or any of our affiliates) must remain outstanding after giving effect to such redemptions;

•	in whole or in part, at any time prior to August 1, 2034, in cases not involving a “Tax Event” or “Rating Agency Event,” in each case as defined in this prospectus supplement, at the Par Redemption Amount or, if greater, the “Make-Whole Redemption Amount” calculated as described in this prospectus supplement; provided that if the Junior Subordinated Debentures are not redeemed in whole, at least $50 million aggregate principal amount of the Junior Subordinated Debentures (excluding any Junior Subordinated Debentures held by us or any of our affiliates) must remain outstanding after giving effect to such redemptions; and

•	in whole, but not in part, at any time prior to August 1, 2034, after the occurrence of a Tax Event or a Rating Agency Event, at the Par Redemption Amount or, if greater, the “Special Event Make-Whole Redemption Amount” calculated as described in this prospectus supplement.

The Junior Subordinated Debentures will be issued in denominations of $2,000 and integral multiples of $1,000, and will be our junior subordinated unsecured obligations issued under a Junior Subordinated Indenture. The payment of principal of and interest on the Junior Subordinated Debentures, to the extent provided in the Junior Subordinated Indenture, will be subordinated to the prior payment in full of all present and future senior indebtedness, pari passu with trade creditors and senior to all classes of our share capital as described in “Description of the Junior Subordinated Debentures — Subordination,” and will be effectively subordinated to all indebtedness of our subsidiaries. Each of (i) MetLife, Inc.’s obligations under the Financing Agreement relating to the 9.250% Fixed-to-Floating-Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust X (the “9.250% X-SURPS”) and, upon an exchange of the 9.250% X-SURPS, the related 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc., (ii) MetLife, Inc.’s obligations under the Financing Agreement relating to the 7.875% Fixed-to-Floating-Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV (the “7.875% X-SURPS”) and, upon an exchange of the 7.875% X-SURPS, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc. and (iii) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066 shall rank equally with, and shall not be senior in right of payment to, the Junior Subordinated Debentures.

As further described in this prospectus supplement, if (1) we have optionally deferred interest payments for a period of more than five consecutive years or (2) if a “Trigger Event” (as defined in this prospectus supplement) has occurred and the related “Trigger Period” (as defined in this prospectus supplement) is continuing as of the 30th day prior to an Interest Payment Date, we may satisfy our obligation to pay interest on the Junior Subordinated Debentures (i) in the case of an event described in (1) above, on any subsequent Interest Payment Date; and (ii) in the case of an event described in (2) above, on such Interest Payment Date (in the case of clause (2), other than any interest that has accrued during an Optional Deferral Period (as defined in this prospectus supplement) of less than five years, which may continue to be deferred to the extent provided herein or be paid out of any source of funds), only to the extent of net proceeds from the sale of “Qualifying APM Securities” (as defined in this prospectus supplement) received by us during the 180 days prior to such Interest Payment Date. We refer to this method of funding the payment of accrued and unpaid interest as the “Alternative Payment Mechanism.” An Event of Default will occur, among other things, if non-payment of interest, due to an Optional Deferral (as defined in this prospectus supplement), the continuance of a Trigger Period or otherwise, continues for ten consecutive years without all accrued and unpaid interest (including compounded interest) having been paid in full. In certain events of our bankruptcy, insolvency or receivership prior to the maturity or redemption of any Junior Subordinated Debentures, whether voluntary or not, a holder of Junior Subordinated Debentures will have no claim for interest that is unpaid as a result of certain consequences of a Trigger Event (including compounded interest thereon) and has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder’s Junior Subordinated Debentures. For the avoidance of doubt, this limitation on claims for unpaid interest does not apply to amounts of interest deferred on an optional basis, and holders will have a full claim for, and right to receive such amounts.

See “Risk Factors” beginning on page S-18 of this prospectus supplement to read about important factors you should consider before buying the Junior Subordinated Debentures.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Junior Subordinated Debenture	Total

Price to the Public (1)	99.981%	$499,905,000
Underwriting Discount	1.000%	$5,000,000
Proceeds, before expenses, to MetLife, Inc.	98.981%	$494,905,000

(1)	Plus accrued and unpaid interest, if any, from July 8, 2009.

The Underwriters expect to deliver the Junior Subordinated Debentures, in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its Participants (as defined herein), including Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”) and/or Euroclear Bank N.V./S.A. (“Euroclear”), on or about July 8, 2009.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley

BNP PARIBAS	Credit Suisse	Daiwa Securities America Inc.

Deutsche Bank Securities	Goldman, Sachs & Co.	HSBC	ING WHOLESALE
Raymond James                             RBS

Blaylock Robert Van, LLC	Cabrera Capital Markets, LLC	CastleOak Securities, L.P.
Guzman & Company	Ramirez & Co., Inc.	Siebert Capital Markets

Toussaint Capital Partners, LLC	The Williams Capital Group, L.P.

Prospectus Supplement dated June 30, 2009

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Underwriters have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the Underwriters are making an offer to sell these Junior Subordinated Debentures in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Junior Subordinated Debentures are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Junior Subordinated Debentures in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the Underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Offering Restrictions” in this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus carefully before investing in the Junior Subordinated Debentures. This prospectus supplement contains the terms of the Junior Subordinated Debentures. This prospectus supplement may add, update or change information in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in the accompanying prospectus and in this prospectus supplement.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “MetLife,” “we,” “our,” or “us” refer to MetLife, Inc., together with its direct and indirect subsidiaries, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and trading on the New York Stock Exchange under the symbol “MET”. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and accompanying prospectus. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and accompanying prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 MetLife Form 10-K”);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “First Quarter MetLife Form 10-Q”); and

•	Current Reports on Form 8-K filed January 14, 2009, January 30, 2009, February 9, 2009 (only with respect to the Item 3.03 information), February 10, 2009, February 18, 2009, March 5, 2009, March 13, 2009,

March 23, 2009, March 26, 2009, March 31, 2009, April 17, 2009, May 1, 2009 (only with respect to the Item 8.01 information), May 11, 2009, May 21, 2009, May 29, 2009, June 12, 2009, and June 29, 2009.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination or completion of the offering of the Junior Subordinated Debentures made by this prospectus supplement and accompanying prospectus. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of Junior Subordinated Debentures by means of this prospectus supplement and accompanying prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and accompanying prospectus or incorporated by reference in this prospectus supplement and accompanying prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, New York 10036 by electronic mail (metir@metlife.com), or by telephone (212-578-2211). You may also obtain some of the documents incorporated by reference into this document at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this document.

FORWARD-LOOKING STATEMENTS

This prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the SEC. These factors include: (i) difficult and adverse conditions in the global and domestic capital and credit markets; (ii) continued volatility and further deterioration of the capital and credit markets, which may affect MetLife’s ability to seek financing or access its credit facilities; (iii) uncertainty about the effectiveness of the U.S. government’s plan to stabilize the financial system by injecting capital into financial institutions, purchasing large amounts of illiquid, mortgage-backed and other securities from financial institutions, or otherwise; (iv) the impairment of other financial institutions; (v) potential liquidity and other risks resulting from MetLife’s participation in a securities lending program and other transactions; (vi) exposure to financial and capital market risk; (vii) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect MetLife’s ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require MetLife to pledge collateral or make payments related to declines in value of specified assets; (viii) defaults on MetLife’s mortgage and consumer loans; (ix) investment losses and defaults, and changes to investment valuations; (x) impairments of goodwill and realized losses or market value impairments to illiquid assets; (xi) unanticipated changes in industry trends; (xii) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors and for personnel; (xiii) discrepancies between actual claims experience and assumptions used in setting prices for MetLife’s products and establishing the liabilities for MetLife’s obligations for future policy benefits and claims; (xiv) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xv) ineffectiveness of risk management policies and procedures, including with respect to guaranteed benefit riders (which may be affected by fair value adjustments arising from changes in our own credit spread) on certain of MetLife’s variable annuity products; (xvi) increased expenses relating to pension and post-retirement benefit plans, (xvii) catastrophe losses; (xviii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (xix) downgrades in MetLife, Inc.’s and its affiliates’ claims paying ability, financial strength or credit ratings; (xx) economic, political, currency and other risks relating to MetLife’s international operations; (xxi) availability and effectiveness of reinsurance or indemnification arrangements, (xxii) regulatory, legislative or tax changes that may affect the cost of, or demand for, MetLife’s products or services; (xxiii) changes in accounting standards, practices and/or policies; (xxiv) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xxv) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (xxvi) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes; (xxvii) MetLife’s ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; (xxviii) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; and (xxix) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, please remember that they are incorporated to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties to the agreement if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before purchasing any securities in the offering. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

MetLife

MetLife, Inc. is a leading provider of insurance, employee benefits and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. MetLife is one of the largest insurance and financial services companies in the United States. MetLife believes that its franchises and brand names uniquely position it to be the preeminent provider of protection and savings and investment products in the United States. In addition, its international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

MetLife divides its business into four operating segments:

•	Institutional. The Institutional segment offers a broad range of group insurance and retirement & savings products and services to corporations and other institutions and their respective employees.

•	Group insurance products and services include group life insurance, non-medical health insurance products and related administrative services, as well as other benefits and services, such as employer-sponsored auto and homeowners insurance provided through the Auto & Home segment and prepaid legal services plans. MetLife offers group insurance products as employer-paid benefits or as voluntary benefits where all or a portion of the premiums are paid by the employee. MetLife has built a leading position in the U.S. group insurance market through long-standing relationships with many of the largest corporate employers in the United States. MetLife distributes its group insurance products and services through a sales force that is segmented by the size of the target customer. Voluntary products are sold through the same sales channels, as well as by specialists for these products.

•	Institutional’s retirement & savings products and services include an array of annuity and investment products, including guaranteed interest products and other stable value products, accumulation and income annuities, and separate account contracts for the investment management of defined benefit and defined contribution plan assets. MetLife distributes retirement & savings products and services through dedicated sales teams and relationship managers. In addition, the retirement & savings organization works with the distribution channels in the Individual segment and in the group insurance area, to better reach and service customers, brokers, consultants and other intermediaries.

•	Individual. The Individual segment offers a wide variety of protection and asset accumulation products aimed at serving the financial needs of our customers throughout their entire life cycle. Individual segment products include insurance products, such as traditional, variable and universal life insurance and variable and fixed annuities. In addition, Individual sales representatives distribute disability insurance and long-term care insurance products offered through the Institutional segment, investment products such as mutual funds, as well as other products offered by MetLife’s other businesses.

Individual products are distributed nationwide through multiple channels, with the primary distribution systems being the individual distribution group and the third-party distribution group.

•	International. The International segment provides life insurance, accident and health insurance, credit insurance, annuities and retirement & savings products to both individuals and groups. MetLife focuses on emerging markets primarily within the Latin America, Europe and Asia Pacific regions. MetLife operates in

Latin America in Mexico, Chile, Argentina, Brazil and Uruguay. In Europe, MetLife operates in the United Kingdom, Belgium, Poland and Ireland. The results of our operations in India are also included in this region. In the Asia Pacific region, MetLife operates in South Korea, Taiwan, Australia, Japan, Hong Kong and China.

•	Auto & Home. The Auto & Home segment offers personal lines property and casualty insurance directly to employees at their employer’s worksite, as well as to individuals through a variety of retail distribution channels, including independent agents, property and casualty specialists, direct response marketing and the agency distribution group.

Corporate & Other contains the excess capital not allocated to the business segments, various start-up entities, including MetLife Bank, N.A., a national bank, and run-off entities, as well as interest expense related to the majority of MetLife’s outstanding debt and expenses associated with certain legal proceedings and income tax audit issues. Corporate & Other also includes the elimination of all intersegment amounts.

On September 12, 2008, MetLife completed a tax-free split-off of its majority-owned subsidiary, Reinsurance Group of America, Incorporated (“RGA”). The disposition of RGA resulted in the elimination of MetLife’s Reinsurance segment.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188 and its telephone number is (212) 578-2211.

The Offering

Issuer	MetLife, Inc.

Securities	10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069 (the “Junior Subordinated Debentures”).

The Junior Subordinated Debentures will be issued under an indenture, dated June 21, 2005, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as trustee, as supplemented by a supplemental indenture, to be dated as of the closing date of this offering (the indenture, as supplemented by such supplemental indenture, is referred to as the “Junior Subordinated Indenture”). The Junior Subordinated Debentures will be issued in denominations of $2,000 principal amount and integral multiples of $1,000.

Aggregate Principal Amount	$500,000,000

Interest	Subject to the provisions described below under “— Optional Deferral” and “— Trigger Event,” interest on the Junior Subordinated Debentures will accrue:

• from and including the issue date to but excluding August 1, 2039, or earlier redemption, at a fixed rate equal to 10.750% per annum, payable semi-annually in arrears on each February 1 and August 1, beginning on February 1, 2010; and

• solely in the event that the Junior Subordinated Debentures are not repaid or otherwise redeemed on or before the Scheduled Redemption Date, from and including August 1, 2039 to but excluding August 1, 2069 or earlier redemption, at a floating rate per annum equal to Three-Month LIBOR plus a margin equal to 7.548%, payable quarterly in arrears on each February 1, May 1, August 1 and November 1.

Final Maturity Date	The Junior Subordinated Debentures will mature on August 1, 2069 (the “Final Maturity Date” and, together with any earlier date on which the Junior Subordinated Debentures become due and payable, whether pursuant to a notice of redemption, acceleration or otherwise, the “Maturity Date”).

Scheduled Redemption Date	The principal amount of the Junior Subordinated Debentures, together with accrued and unpaid interest, will be repaid on the Scheduled Redemption Date in the circumstances described below. The “Scheduled Redemption Date” is August 1, 2039.

The Junior Subordinated Debentures must be repaid on the Scheduled Redemption Date only to the extent that MetLife, Inc. has raised sufficient net proceeds during the 180-day period ending on the Notice Date for the Scheduled Redemption Date from the issuance of certain Qualifying Capital Securities described under “Description of the Replacement Capital Covenant.” MetLife, Inc. will covenant to use Commercially Reasonable Efforts (as defined in this prospectus supplement), subject to a Market Disruption Event as described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism” and subject to its right to otherwise redeem the Junior Subordinated Debentures as described under “— Optional

Redemption” below, to raise sufficient net proceeds during such 180-day period from the issuance of Qualifying Capital Securities to permit repayment of the Junior Subordinated Debentures in full on the Scheduled Redemption Date. In this prospectus supplement, this covenant is referred to as the “Replacement Capital Obligation.”

If MetLife, Inc. has not raised sufficient net proceeds from the issuance of Qualifying Capital Securities to permit repayment of all principal and accrued and unpaid interest, including any Compounded Interest (as defined in this prospectus supplement), to the extent permitted by applicable law, on the Junior Subordinated Debentures on the Scheduled Redemption Date, MetLife, Inc.’s Replacement Capital Obligation will continue on the next Interest Payment Date, and on each Interest Payment Date thereafter, until the Junior Subordinated Debentures are paid in full. Until the Junior Subordinated Debentures are so paid in full, they will remain outstanding from quarter to quarter and bear interest at the floating rate determined as specified herein, payable quarterly in arrears, until repaid in accordance with their terms.

Notwithstanding the foregoing, if MetLife, Inc. redeems the Junior Subordinated Debentures when any deferred interest remains unpaid and at a time when the Alternative Payment Mechanism is otherwise applicable, the unpaid deferred interest (including Compounded Interest, to the extent permitted by law) may only be paid pursuant to the Alternative Payment Mechanism (other than any interest that has accrued during an Optional Deferral Period of less than five years, which may be paid out of any source of funds), except that on the Final Maturity Date and on the Acceleration Date (as defined in this prospectus supplement), MetLife, Inc. may pay any accrued and unpaid interest without regard to the source of funds.

MetLife, Inc. has no obligation to holders of the Junior Subordinated Debentures to use Commercially Reasonable Efforts to issue any securities other than Qualifying Capital Securities or to use the proceeds of the issuance of any other securities to cause the repayment of the Junior Subordinated Debentures on the Scheduled Redemption Date or at any time thereafter.

For more information, see “Description of the Junior Subordinated Debentures — Repayment of Principal; Replacement Capital Obligation.”

Optional Redemption	Subject to the provisions described below under “— Replacement Capital Covenant,” MetLife, Inc. may, at its option redeem the Junior Subordinated Debentures:

• in whole or in part, at any time on or after August 1, 2034 at the Par Redemption Amount; provided that if the Junior Subordinated Debentures are not redeemed in whole, at least $50 million aggregate principal amount of the Junior Subordinated Debentures (excluding any Junior Subordinated Debentures held by MetLife, Inc. or any of its affiliates) must remain outstanding after giving effect to such redemption;

• in whole or in part, at any time prior to August 1, 2034, in cases not involving a Tax Event or Rating Agency Event, at the Par Redemption Amount or, if greater, the Make-Whole Redemption Amount; provided that if the Junior Subordinated Debentures are not redeemed in whole, at least $50 million aggregate principal amount of the Junior Subordinated Debentures (excluding any Junior Subordinated Debentures held by MetLife, Inc. or any of its affiliates) must remain outstanding after giving effect to such redemption; and

• in whole, but not in part, at any time prior to August 1, 2034, after the occurrence of a Tax Event or Rating Agency Event, at their principal amount plus accrued and unpaid interest to the date of redemption or, if greater, the Special Event Make-Whole Redemption Amount.

For more information and the definitions of Tax Event, Rating Agency Event, Par Redemption Amount, Make-Whole Redemption Amount and Special Redemption Make-Whole Amount, see “Description of the Junior Subordinated Debentures — Optional Redemption.”

Replacement Capital Covenant	Around the time of the initial issuance of the Junior Subordinated Debentures, MetLife, Inc. will enter into the Replacement Capital Covenant in which MetLife, Inc. will covenant for the benefit of holders of one or more designated series of its indebtedness that ranks senior to the Junior Subordinated Debentures (which will initially be MetLife, Inc.’s 5.70% Senior Notes due 2035), that MetLife, Inc. will not repay, redeem or purchase and will cause its subsidiaries not to repay, redeem or purchase, as applicable, the Junior Subordinated Debentures prior to August 1, 2059 unless, subject to certain limitations, during the applicable Measurement Period (as defined in this prospectus supplement), MetLife, Inc. and its subsidiaries have received proceeds from the sale of specified securities in the specified amounts described therein.

The Replacement Capital Covenant will terminate upon the occurrence of certain events, including the occurrence of an Event of Default and a Change of Control Event resulting in acceleration of the Junior Subordinated Debentures. The Replacement Capital Covenant is not intended for the benefit of holders of the Junior Subordinated Debentures and may not be enforced by them, except that MetLife, Inc. will agree in the Junior Subordinated Indenture that it will not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of Qualifying Capital Securities that MetLife, Inc. may include for purposes of determining when repayment, redemption or purchase of the Junior Subordinated Debentures is permitted, except with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures.

Optional Deferral	MetLife, Inc. may cause interest payments on the Junior Subordinated Debentures to be deferred at any time and from time to time for up to ten consecutive years, which we refer to in this summary as an “Optional Deferral Period,” without triggering an Event of Default. No Optional Deferral Period may end on a date other than an Interest Payment Date or extend beyond the Maturity Date. This deferral right is subject to the limitations described under “Description of the Junior

Subordinated Debentures — Optional Deferral,” which include that (i) no Event of Default has occurred and is continuing and (ii) no Trigger Event has occurred and the related Trigger Period is not continuing. Deferred interest will continue to accrue and compound periodically, to the extent permitted by applicable law, at the rate of interest applicable to the Junior Subordinated Debentures.

During the first five years of an Optional Deferral Period, MetLife, Inc. may pay deferred interest out of any source of funds. If interest remains unpaid after five consecutive years of Optional Deferral, the Alternative Payment Mechanism described below in this summary under “— Alternative Payment Mechanism” will apply, with the consequence, among others, that MetLife, Inc. (i) must sell shares of its common stock to raise sufficient proceeds to pay deferred interest (unless such interest has been (or is being) paid from the sale of Qualifying Warrants) and (ii) may pay deferred interest only out of the net proceeds of Qualifying APM Securities, except that on or after the Final Maturity Date or an Acceleration Date, MetLife, Inc. may pay any accrued and unpaid interest without regard to the source of funds.

Additionally, during any Optional Deferral Period the restrictions on payment by MetLife, Inc. and its subsidiaries of dividends and other distributions on capital stock and certain other securities described below in this summary under “— Payment Restrictions” will apply. An Event of Default will occur if non-payment of interest, whether due to an Optional Deferral, the continuation of a Trigger Period or otherwise, continues for ten consecutive years or extends beyond the Final Maturity Date without all accrued and unpaid interest (including Compounded Interest, to the extent permitted by applicable law) having been paid in full.

Upon the termination of any Optional Deferral Period and the payment of all amounts then due, MetLife, Inc. may commence a new Optional Deferral Period, subject to the above requirements. There is no limit to the number of such new Optional Deferral Periods that MetLife, Inc. may begin. See “Description of the Junior Subordinated Debentures — Optional Deferral.”

Trigger Event	A “Trigger Event” will have occurred if one or more of the following conditions exists as of the date which is 30 days prior to any Interest Payment Date:

• MetLife, Inc.’s Covered Insurance Subsidiaries fail to meet the capital adequacy level, or

• MetLife, Inc. fails to meet the net income and stockholders’ equity levels,

both as described under “Description of the Junior Subordinated Debentures — Trigger Event.” The Junior Subordinated Indenture provides that, if a Trigger Event has occurred and the related Trigger Period is continuing as of the 30th day prior to an Interest Payment Date (and regardless of whether a notice of an Optional Deferral has been delivered), the Alternative Payment Mechanism described in this summary under “— Alternative Payment Mechanism” will apply.

Any interest that has accrued and is unpaid during a period when a Trigger Event has occurred and is continuing (a “Trigger Period”) will continue to accrue and compound semi-annually or quarterly, as applicable, to the extent permitted by applicable law, at the rate of interest applicable to the Junior Subordinated Debentures, and the restriction on payment by MetLife, Inc. and its subsidiaries of dividends and other distributions on capital stock and certain other securities described below in this summary under “— Payment Restrictions” will apply.

For more information, see “Description of the Junior Subordinated Debentures — Trigger Event” and “Description of the Junior Subordinated Debentures — Consequences of a Trigger Event.”

Alternative Payment Mechanism	The provisions described under this sub-caption are referred to as the “Alternative Payment Mechanism.”

If MetLife, Inc. has optionally deferred interest payments otherwise due on the Junior Subordinated Debentures for more than five consecutive years, or if a Trigger Event has occurred and the related Trigger Period is continuing as of the 30th day prior to an Interest Payment Date (regardless of whether a Notice of Optional Deferral has been delivered), MetLife, Inc. may satisfy its obligation to pay interest on the Junior Subordinated Debentures only to the extent of net proceeds from the sale of Qualifying APM Securities received by MetLife, Inc. during the 180 days prior to the relevant Interest Payment Date. If MetLife, Inc. has optionally deferred interest payments otherwise due on the Junior Subordinated Debentures for more than five consecutive years, or if a Trigger Event has occurred, MetLife, Inc. must sell shares of its common stock, the sale of which will provide sufficient cash proceeds to pay any amount due to the holders of the Junior Subordinated Debentures in satisfaction of all accrued and unpaid interest, together with any Compounded Interest, to the extent permitted by law (unless such interest has been paid (or is being paid) from the sale of Qualifying Warrants). MetLife, Inc.’s obligation to sell common stock to satisfy its obligation to pay interest is subject to Market Disruption Events, described under “Description of the Junior Subordinated Debentures — Market Disruption Events,” does not apply to interest that has accrued during an Optional Deferral Period of less than five years, and does not apply on or after the Final Maturity Date or an Acceleration Date. The obligations described above will continue until all unpaid interest has been paid in full or, if such obligations have arisen only because a Trigger Event has occurred and the related Trigger Period is continuing, until such Trigger Period is no longer continuing and all interest that accrued during such Trigger Period has been paid in full. The net proceeds received by MetLife, Inc. from the issuance of common stock or Qualifying Warrants (i) during the 180 days prior to any Interest Payment Date on which it is required to use the Alternative Payment Mechanism and (ii) designated by it at or before the time of such issuance as available to pay interest on the Junior Subordinated Debentures will, at the time such proceeds are delivered to the Junior Subordinated Trustee to satisfy the relevant interest payment, be deemed to satisfy MetLife, Inc.’s obligations to pay interest on the

Junior Subordinated Debentures pursuant to the Alternative Payment Mechanism.

The sale of Qualifying Warrants to pay deferred interest, subject to the restrictions and requirements set forth herein, is an option that may be exercised at MetLife, Inc.’s sole discretion, subject to the restrictions and requirements described under “Description of Junior Subordinated Debentures — Alternative Payment Mechanism,” and MetLife, Inc. will under no circumstances be obligated to sell Qualifying Warrants or to apply the proceeds of any such sale to pay deferred interest on the Junior Subordinated Debentures. No class of investors of MetLife, Inc.’s securities, or any other party, may require MetLife, Inc. to issue Qualifying Warrants.

For more information, see “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.”

Payment Restrictions	On any date on which accrued interest through the most recent Interest Payment Date has not been paid in full, whether because of an Optional Deferral or a Trigger Event and on any other date that occurs after MetLife, Inc. gives notice of its election to defer interest and continuing through the first day of the related deferral period, MetLife, Inc., subject to certain exceptions detailed under “Description of the Junior Subordinated Debentures — Certain Restrictions During Optional Deferral Periods or Following a Trigger Event,” will not, and will not permit any of its subsidiaries to:

• declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of MetLife, Inc.’s capital stock; or

• make any payment of principal or premium, if any, or interest on, or repay, purchase or redeem, any debt securities issued by MetLife, Inc. or make any guarantee payments under any guarantees given by MetLife, Inc., in each case that rank equally with the Junior Subordinated Debentures upon MetLife, Inc.’s liquidation (“Parity Securities”) or that rank junior to the Junior Subordinated Debentures upon MetLife, Inc.’s liquidation, other than certain permitted payments described under “Description of the Junior Subordinated Debentures — Certain Restrictions During Optional Deferral Periods or Following a Trigger Event.”

Additionally, if a Trigger Event occurs, MetLife, Inc. will not, and will not permit any of its subsidiaries, to purchase any shares of MetLife, Inc.’s common stock until at least one year after all deferred interest on the Junior Subordinated Debentures has been paid, other than the following: (a) purchases, redemptions or other acquisitions of common stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants and (b) purchases of common stock pursuant to a contractually binding requirement to buy shares of common stock entered into prior to the beginning of the related deferral period, including under a contractually binding share repurchase plan.

Subordination	The payment by MetLife, Inc. of principal of and interest on the Junior Subordinated Debentures, to the extent provided in the Junior Subordinated Indenture, will be subordinated to the prior payment in full of all of MetLife, Inc.’s present and future Senior Indebtedness, as defined in “Description of the Junior Subordinated Debentures — Subordination.” Senior Indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (i.e., trade accounts payable), which will rank equally in right of payment and upon liquidation with the Junior Subordinated Debentures, (2) indebtedness which by its terms ranks equally with or subordinated to the Junior Subordinated Debentures in right of payment or upon liquidation, (3) indebtedness owed by MetLife, Inc. to its subsidiaries, which also will rank equally in right of payment and upon liquidation with the Junior Subordinated Debentures, and (4) any liability for federal, state, local or other taxes owed or owing by MetLife, Inc. or by its subsidiaries. In addition, the rights of the holders of the Junior Subordinated Debentures will be structurally subordinated to all existing and future obligations of MetLife, Inc.’s subsidiaries. Each of (i) MetLife, Inc.’s obligations under the Financing Agreement relating to the 9.250% Fixed-to-Floating-Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust X (the “9.250% X-SURPS”) and, upon an exchange of the 9.250% X-SURPS, the related 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc., (ii) MetLife, Inc.’s obligations under the Financing Agreement relating to the 7.875% Fixed-to-Floating-Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV (the “7.875% X-SURPS”) and, upon an exchange of the 7.875% X-SURPS, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc. and (iii) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066 shall rank equally with, and shall not be senior in right of payment to, the Junior Subordinated Debentures.

The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that MetLife, Inc. may incur. As of March 31, 2009, MetLife, Inc. had $13.1 billion of Senior Indebtedness outstanding at the parent company level and its subsidiaries had total liabilities of $453.1 billion, which will be structurally senior to the Junior Subordinated Debentures.

MetLife, Inc. expects from time to time to incur additional Senior Indebtedness.

Limitation on Claims in the Event of
MetLife, Inc.’s Bankruptcy, Insolvency
or Receivership	In certain events of MetLife, Inc.’s bankruptcy, insolvency or receivership (whether voluntary or involuntary) prior to the maturity or redemption of any Junior Subordinated Debentures, a holder of Junior Subordinated Debentures will have no claim for, and thus no right to receive, interest that is unpaid as a result of certain consequences of a Trigger Event (including Compounded Interest thereon) and has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds 25%

of the then outstanding principal amount of the Junior Subordinated Debentures. For the avoidance of doubt, this limitation on claims for unpaid interest does not apply to amounts of interest deferred on an optional basis, and holders will have a full claim for, and right to receive, such amounts.

Events of Default	The Junior Subordinated Indenture will provide the following Events of Default with respect to the Junior Subordinated Debentures:

• the failure to pay interest (including Compounded Interest) in full, whether due to an Optional Deferral, during a Trigger Period or otherwise, after the conclusion of a period of ten consecutive years following the commencement of any deferral period or on the Final Maturity Date;

• default in the payment of the principal of, and premium, if any, on, the Junior Subordinated Debentures when due; or

• certain events of bankruptcy, insolvency, or receivership with respect to MetLife, Inc., whether voluntary or not.

The Junior Subordinated Indenture does not include as an Event of Default failure to comply with covenants, including the Alternative Payment Mechanism.

Use of Proceeds	We estimate that the net proceeds from the sale of the Junior Subordinated Debentures will be approximately $494,470,000, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us. We expect to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes.

Anticipated Ratings	Moody’s Investors Service, Inc. (“Moody’s”): Baa1.

Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”): BBB.

Fitch Ratings, Inc. (“Fitch”): A-

An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the Junior Subordinated Debentures should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Material United States Federal Income
Tax Considerations	There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Junior Subordinated Debentures. Based on, among other things, certain assumptions and certain representations made by MetLife, Inc., Debevoise & Plimpton LLP, MetLife, Inc.’s special tax counsel, will render its opinion generally to the effect that, although the matter is not free from doubt, under then applicable law the Junior Subordinated Debentures will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS or a court will agree with such opinion. MetLife, Inc. agrees, and by acquiring a beneficial interest in the Junior Subordinated Debentures each beneficial owner of the Junior Subordinated Debentures agrees, to treat the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Form	The Junior Subordinated Debentures will be represented by one or more Global Securities registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Junior Subordinated Debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as Direct and Indirect Participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream Luxembourg or Euroclear if they are participants in those systems.

Risk Factors	Before investing in the Junior Subordinated Debentures you should consider the risk factors included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Junior Subordinated Trustee	The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association).

Listing	The Junior Subordinated Debentures will not be listed on any securities exchange. Currently there is no trading market for the Junior Subordinated Debentures.

Governing Law	The State of New York.

RISK FACTORS

Investment in the Junior Subordinated Debentures offered hereby will involve certain risks. You should read the Risk Factors set forth in the 2008 MetLife Form 10-K, which is incorporated by reference herein. Investors should note, however, that MetLife’s business, financial condition, results of operations and prospects may have changed since the date of the 2008 MetLife Form 10-K. Accordingly, you should review the information included in the Risk Factors set forth in the 2008 MetLife Form 10-K as such information has been modified and supplemented in documents subsequently filed by MetLife, Inc. with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the Risk Factors in the First Quarter MetLife Form 10-Q.

In consultation with your own financial and legal advisors, you should carefully consider the information included in this prospectus supplement and the accompanying prospectus together with the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Junior Subordinated Debentures offered hereby is suitable for you. The Junior Subordinated Debentures offered hereby will not be an appropriate investment for you if you are not knowledgeable about significant features of the Junior Subordinated Debentures offered hereby or financial matters in general. You should not purchase any of the offered Junior Subordinated Debentures unless you understand, and know that you can bear, these investment risks.

Risks Relating to the Junior Subordinated Debentures

MetLife, Inc. may cause a deferral of interest payments on the Junior Subordinated Debentures for up to ten years.

Subject to certain limitations described under “Description of the Junior Subordinated Debentures — Optional Deferral,” which include that (i) no Event of Default has occurred and is continuing and (ii) no Trigger Event has occurred and the related Trigger Period is not continuing, MetLife, Inc. may cause one or more interest payments on the Junior Subordinated Debentures to be deferred at any time and from time to time for up to ten years. During the first five years of an Optional Deferral, MetLife, Inc. may pay deferred interest out of any source of funds. If interest remains unpaid after five consecutive years of Optional Deferral the Alternative Payment Mechanism described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism” will apply, with the consequence, among others, that MetLife, Inc. must (except on or after the Final Maturity Date or an Acceleration Date) sell its common stock (unless such deferred interest has been paid (or is being paid) from the sale of Qualifying Warrants), except where a Market Disruption Event has occurred and for so long as it continues, as described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism” and may pay such optionally deferred interest only out of the net proceeds from the issuance of common stock or Qualifying Warrants. An Event of Default will occur if non-payment of interest, due to an Optional Deferral, during a Trigger Period or otherwise, continues for ten consecutive years or extends beyond the Maturity Date, without all accrued and unpaid interest (including Compounded Interest) having been paid in full. Upon termination of any Optional Deferral Period and the payment of all amounts then due, MetLife, Inc. may commence a new Optional Deferral Period, subject to certain requirements. There is no limit to the number of such new Optional Deferral Periods that MetLife, Inc. may begin. See “Description of the Junior Subordinated Debentures — Optional Deferral.” Holders of the Junior Subordinated Debentures will be subject to the risk that they will not receive payments under the Junior Subordinated Debentures because MetLife, Inc. will not be able to make its payment under the Junior Subordinated Debentures following an Optional Deferral, or that such payments, if made, will not adequately compensate such holders for not having been paid on the scheduled Interest Payment Dates.

If MetLife, Inc. fails to achieve specified capital adequacy or net income and stockholders’ equity levels or if an Optional Deferral lasts for more than five years, MetLife, Inc. will be permitted to pay interest on the Junior Subordinated Debentures only with proceeds from the issuance of Qualifying APM Securities.

If MetLife, Inc. fails to achieve specified capital adequacy or net income and stockholders’ equity levels, a Trigger Event will occur. Following the occurrence of a Trigger Event or an Optional Deferral of more than five years, MetLife, Inc. will only be able to make interest payments in respect of the Junior Subordinated Debentures in accordance with the Alternative Payment Mechanism, as described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.”

MetLife, Inc. may not be able to sell its common stock or Qualifying Warrants when and in the amount necessary to pay interest on the Junior Subordinated Debentures.

MetLife, Inc.’s ability to raise proceeds by issuing its common stock or Qualifying Warrants after five years of Optional Deferral or following the occurrence of a Trigger Event will depend on, among other things, market conditions at the time, the acceptability to prospective investors of the terms of the securities issued, MetLife, Inc.’s financial performance and a variety of other factors beyond its control, including its ability to obtain any required consents or approvals, such as any corporate, stockholder, governmental or regulatory authorization that may be required. Accordingly, there could be circumstances in which MetLife, Inc. would wish to or be required to pay interest on the Junior Subordinated Debentures and sufficient cash is available for that purpose, but MetLife, Inc. cannot do so because it has not been able to obtain proceeds from sales of its common stock or Qualifying Warrants sufficient for that purpose. MetLife, Inc. will not be obligated to satisfy its obligation to pay all unpaid interest on the Junior Subordinated Debentures by selling common stock in excess of its Shares Available for Issuance (as defined in this prospectus supplement) when the Alternative Payment Mechanism applies or if a Market Disruption Event has occurred and for so long as it continues, as described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.” Additionally, if the number of shares of MetLife, Inc. common stock necessary to raise sufficient proceeds to pay all unpaid interest would exceed its Shares Available for Issuance and consent of MetLife, Inc. stockholders to increase the amount of its authorized shares has not been obtained (MetLife, Inc. having used commercially reasonable efforts to obtain such consent) then no breach of MetLife’s obligations under the Alternative Payment Mechanism will occur by reason of its failure to sell its common stock or to raise sufficient proceeds to satisfy its obligation to pay unpaid interest.

Holders of the Junior Subordinated Debentures will have limited rights to accelerate payments of the amounts due on the Junior Subordinated Debentures.

Holders of the Junior Subordinated Debentures may accelerate payment of the Junior Subordinated Debentures only upon the occurrence and continuation of the following events:

•	the failure to pay interest (including Compounded Interest) in full, whether due to an Optional Deferral, during a Trigger Period or otherwise, after the conclusion of a period of ten consecutive years following the commencement of any deferral period or on the Maturity Date;

•	default in the payment of the principal of, or premium, if any, on, the Junior Subordinated Debentures when due; or

•	certain events of bankruptcy, insolvency or receivership with respect to MetLife, Inc., whether voluntary or not.

MetLife, Inc.’s failure to comply with, or breach of, its other covenants in the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures (an “Other Covenant Default”), including the covenants to sell common stock through the Alternative Payment Mechanism to meet certain interest payment obligations, and to use its commercially reasonable efforts to seek consent of its stockholders to increase the number of authorized shares of its common stock if, at any date, MetLife, Inc.’s Shares Available for Issuance fall below the amount specified under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism,” will not result in the acceleration of payment of the Junior Subordinated Debentures.

The aftermarket price of the Junior Subordinated Debentures may be discounted significantly if an Optional Deferral occurs or MetLife, Inc. is unable to pay interest on the Junior Subordinated Debentures.

If MetLife, Inc. defers interest payments on the Junior Subordinated Debentures due to an Optional Deferral or a Trigger Event, holders of the Junior Subordinated Debentures may be unable to sell the Junior Subordinated

Debentures at a price that reflects the value of deferred amounts. To the extent a trading market develops for the Junior Subordinated Debentures, that market may not continue during such a deferral period or following a Trigger Event, or during periods in which investors perceive that there is a likelihood of a deferral or a Trigger Event, and holders may be unable to sell Junior Subordinated Debentures at those times, either at a price that reflects the value of required payments under the Junior Subordinated Debentures or at all.

An active aftermarket for the Junior Subordinated Debentures may not develop.

The Junior Subordinated Debentures will constitute a new issue of securities with no established trading market. MetLife, Inc. cannot assure holders that an active aftermarket for the Junior Subordinated Debentures will develop or be sustained or that holders of the Junior Subordinated Debentures will be able to sell their Junior Subordinated Debentures at favorable prices or at all. No assurance can be given as to the liquidity of, or trading markets for, the Junior Subordinated Debentures. The Junior Subordinated Debentures will not be listed on any securities exchange or quoted in an automated dealer quotation system.

As a holding company, MetLife, Inc. depends on the ability of its subsidiaries to transfer funds to it to pay dividends and meet its obligations.

MetLife, Inc. is a holding company for its insurance and other subsidiaries and does not have any significant operations of its own. Dividends from its subsidiaries and permitted payments to it under its tax sharing arrangements with its subsidiaries are its principal sources of cash to meet its obligations and to pay preferred and common dividends. In the event that MetLife, Inc. is not able to receive sufficient dividends from its subsidiaries, it would make it more likely that the option to defer interest payments on the Junior Subordinated Debentures would be exercised and/or that a Trigger Event would occur.

The payment of dividends and other distributions to MetLife, Inc. by its insurance subsidiaries is regulated by insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed “special” and require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of ordinary dividends or other payments by its insurance subsidiaries to MetLife, Inc. if they determine that the payment could be adverse to policyholders or contractholders of such insurance subsidiaries.

Any payment of interest, dividends, distributions, loans or advances by its foreign subsidiaries to MetLife, Inc. could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which such foreign subsidiaries operate.

MetLife, Inc. may cause the redemption of the Junior Subordinated Debentures prior to the Maturity Date and holders may not be able to reinvest in a comparable security.

MetLife, Inc. will have the option to redeem the Junior Subordinated Debentures for cash, in whole or in part, at any time on or after August 1, 2034 at the redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures to be redeemed, plus accrued and unpaid interest, together with any Compounded Interest, thereon, to the extent permitted by law, to, but excluding, such Redemption Date (the “Par Redemption Amount”); provided that if the Junior Subordinated Debentures are not redeemed in whole, at least $50 million aggregate principal amount of the Junior Subordinated Debentures (excluding any Junior Subordinated Debentures held by MetLife, Inc. or its affiliates) must remain outstanding after giving effect to such redemption.

Additionally, in cases not involving a Tax Event or Rating Agency Event, MetLife, Inc. will have the option to redeem the Junior Subordinated Debentures for cash, in whole or in part, at any time prior to August 1, 2034 at a redemption price equal to the greater of (i) the Par Redemption Amount and (ii) the Make-Whole Redemption Amount as described herein; provided that if the Junior Subordinated Debentures are not redeemed in whole, at least $50 million aggregate principal amount of the Junior Subordinated Debentures (excluding any Junior Subordinated Debentures held by MetLife, Inc. or any of its affiliates) must remain outstanding after giving effect to such redemption.

Finally, if a Tax Event or Rating Agency Event has occurred, MetLife, Inc. has the option to redeem the Junior Subordinated Debentures for cash, in whole, but not in part, at any time prior to August 1, 2034 at a redemption price equal to the greater of (i) the Par Redemption Amount of the Junior Subordinated Debentures to be redeemed and (ii) the Special Event Make-Whole Redemption Amount as described herein. See “Description of the Junior Subordinated Debentures — Optional Redemption.”

In the event MetLife, Inc. chooses to cause redemption of the Junior Subordinated Debentures, holders may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Junior Subordinated Debentures.

The Junior Subordinated Debentures will be effectively subordinated to almost all of MetLife, Inc.’s other indebtedness.

MetLife, Inc.’s obligations under the Junior Subordinated Debentures will be subordinated and junior in right of payment to all of its Senior Indebtedness (including trust preferred securities of statutory trusts and its related subordinated debentures and guarantees issued under the Junior Subordinated Indenture), except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Junior Subordinated Debentures and certain other indebtedness, including indebtedness incurred in the ordinary course of business. This means that MetLife, Inc. will not be able to make any payments on the Junior Subordinated Debentures if it defaults on a payment of Senior Indebtedness and does not cure the default within the applicable grace period, if the holders of the Senior Indebtedness have the right to accelerate the maturity of the Senior Indebtedness and request that MetLife, Inc. cease payments on the Junior Subordinated Debentures or if the terms of its Senior Indebtedness otherwise restrict MetLife, Inc. from making payments to junior creditors.

As of March 31, 2009, MetLife, Inc. had approximately $13.1 billion of debt outstanding at the parent company level and its subsidiaries had outstanding $453.1 billion of total liabilities (including liabilities to policyholders and contractholders, including $11.8 billion of debt (excluding in each case, intercompany liabilities)), $464.9 billion of which would be senior in priority to the Junior Subordinated Debentures.

Due to the subordination provisions described under “Description of the Junior Subordinated Debentures — Subordination,” in the event of MetLife, Inc.’s insolvency, funds which MetLife, Inc. would otherwise use to pay the holders of the Junior Subordinated Debentures would be used to pay the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. As a result of those payments, MetLife, Inc.’s general creditors may recover less, ratably, than the holders of its Senior Indebtedness and these general creditors may recover more, ratably, than the holders of the Junior Subordinated Debentures. In addition, the holders of MetLife, Inc.’s Senior Indebtedness may, under certain circumstances, restrict or prohibit MetLife, Inc. from making payments on the Junior Subordinated Debentures.

There will be no terms in the Junior Subordinated Indenture or the Junior Subordinated Debentures that limit MetLife, Inc.’s ability to incur additional indebtedness, and MetLife, Inc. expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Upon the occurrence of a bankruptcy, insolvency or receivership with respect to MetLife, Inc., claims for payment may be limited.

In certain events of MetLife, Inc.’s bankruptcy, insolvency or receivership prior to the maturity or redemption of the Junior Subordinated Debentures, whether voluntary or not, a holder of Junior Subordinated Debentures will have no claim for interest that is unpaid as a result of certain consequences of a Trigger Event (including Compounded Interest thereon, to the extent permitted by law) and has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder’s Junior Subordinated Debentures. See “Description of the Junior Subordinated Debentures — Limitation on Claims in the Event of MetLife, Inc.’s Bankruptcy, Insolvency or Receivership.” For the avoidance of doubt, this limitation on claims for unpaid interest will not apply to amounts of interest deferred on an optional basis, and holders will have a full claim for, and right to receive, such amounts.

In the event that the Junior Subordinated Debentures are not repaid or otherwise redeemed on the Scheduled Redemption Date, the Junior Subordinated Debentures will accrue interest at a floating rate, which may decline below the fixed rate specified herein from time to time.

If, at the conclusion of the fixed rate period, the Junior Subordinated Debentures are not repaid or otherwise redeemed on the Scheduled Redemption Date, the Junior Subordinated Debentures will begin to accrue interest at a floating rate. The floating rate may be volatile over time and could be substantially less than the fixed rate, which could reduce the value of the Junior Subordinated Debentures in any available aftermarket, apart from the reduction in current interest income.

MetLife, Inc.’s Replacement Capital Obligation is subject to the issuance of Qualifying Capital Securities.

MetLife, Inc.’s obligation to repay the Junior Subordinated Debentures on the Scheduled Redemption Date is limited. MetLife, Inc. will be required to repay the Junior Subordinated Debentures on the Scheduled Redemption Date only to the extent that it has raised sufficient net proceeds during the related QCS Proceeds Collection Period from the issuance of Qualifying Capital Securities permitted to be issued pursuant to the Replacement Capital Covenant as described under “Description of the Junior Subordinated Debentures — Repayment of Principal; Replacement Capital Obligation” and “Description of the Replacement Capital Covenant” (the “Replacement Capital Obligation”). If MetLife, Inc. has not raised sufficient proceeds from the issuance of Qualifying Capital Securities to permit repayment of the Junior Subordinated Debentures on the Scheduled Redemption Date, the unpaid amount will remain outstanding until (i) MetLife, Inc. has redeemed the Junior Subordinated Debentures in full in accordance with this requirement, (ii) the Junior Subordinated Debentures are otherwise paid in full on the Final Maturity Date, or (iii) upon the occurrence of an Event of Default resulting in the acceleration of the Junior Subordinated Debentures. MetLife, Inc.’s ability to raise proceeds in connection with the Replacement Capital Obligation to repay the Junior Subordinated Debentures will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of the Qualifying Capital Securities. Although MetLife, Inc. has agreed to use Commercially Reasonable Efforts to raise sufficient net proceeds during the applicable QCS Proceeds Collection Period from the issuance of Qualifying Capital Securities to repay the Junior Subordinated Debentures on the Scheduled Redemption Date (or, if MetLife, Inc. has not raised sufficient net proceeds during such QCS Proceeds Collection Period, on the next Interest Payment Date, and on each Interest Payment Date thereafter, until the Junior Subordinated Debentures are paid in full), its failure to do so would not be an Event of Default giving rise to a right of acceleration or similar remedy until August 1, 2069, and MetLife, Inc. will be excused from raising such proceeds if certain Market Disruption Events occur.

Moreover, MetLife, Inc. is entering into a Replacement Capital Covenant for the benefit of holders of a designated series of its indebtedness that ranks senior to the Junior Subordinated Debentures (which will initially be MetLife, Inc.’s 5.70% Senior Notes due 2035), pursuant to which it will covenant that MetLife, Inc. will not repay, redeem or purchase, and will cause its subsidiaries not to repay, redeem or purchase, as applicable, the Junior Subordinated Debentures on or before August 1, 2059, unless during the applicable Measurement Period MetLife, Inc. or its subsidiaries have received sufficient proceeds from the sale of certain Replacement Capital Securities described herein. Although under the Replacement Capital Covenant, the principal amount of Junior Subordinated Debentures that MetLife, Inc. may repay may be based on the net proceeds from certain issuances of Replacement Capital Securities other than the Qualifying Capital Securities, under the Junior Subordinated Indenture, MetLife, Inc. has no obligation to issue any securities that may satisfy its obligation under the Replacement Capital Obligation other than Qualifying Capital Securities, nor does it have any obligation to use the proceeds of the issuance of any securities other than Qualifying Capital Securities, to repay the Junior Subordinated Debentures on the Scheduled Redemption Date or at any time thereafter pursuant to the Replacement Capital Obligation.

The Replacement Capital Covenant is not intended for the benefit of holders of the Junior Subordinated Debentures and may not be enforced by them, except that MetLife, Inc. will agree in the Junior Subordinated Indenture that it will not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of Qualifying Capital Securities that MetLife, Inc. may include for purposes of determining when repayment, redemption or purchase of the Junior Subordinated Debentures is permitted, except with the consent of the holders of a majority in aggregate principal amount of the Junior Subordinated Debentures.

General market conditions and unpredictable factors could adversely affect market prices for the Junior Subordinated Debentures.

There can be no assurance about the market prices for the Junior Subordinated Debentures. Several factors, many of which are beyond MetLife, Inc.’s control, will influence the market value of the Junior Subordinated Debentures. Factors that might influence the market value of the Junior Subordinated Debentures include, but are not limited to:

•	whether interest payments have been made and are likely to be made on the Junior Subordinated Debentures from time to time;

•	MetLife, Inc.’s creditworthiness, financial condition, performance and prospects;

•	regulatory investment classifications of the Junior Subordinated Debentures for purposes of certain types of investors and whether those classifications have changed;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect MetLife, Inc. or the financial markets generally.

If the holders of the Junior Subordinated Debentures waive MetLife, Inc.’s covenants to mandatorily defer interest under certain circumstances or to pay certain deferred interest only with proceeds from the sale of its Qualifying APM Securities, MetLife, Inc.’s credit ratings may be negatively affected.

The Junior Subordinated Indenture contains covenants that require MetLife, Inc. to defer interest payments on the Junior Subordinated Debentures if a Trigger Event has occurred. The Junior Subordinated Indenture also contains covenants that require MetLife, Inc. to pay interest deferred as a result of a Trigger Event only through the Alternative Payment Mechanism with proceeds from the sale of its Qualifying APM Securities.

These covenants may be amended, and compliance with these covenants may be waived, with the consent of the holders of a majority in aggregate principal amount of the Junior Subordinated Debentures, and no holder of MetLife, Inc.’s Senior Indebtedness will have the right to enforce these covenants. Although, in the short term, holders of the Junior Subordinated Debentures may have an economic incentive to waive these covenants in order to receive current or Deferred Interest, if such covenants are waived and MetLife, Inc. pays interest during a period where it would otherwise be required to defer interest following a Trigger Event or to pay any such Deferred Interest, with funds received from any other source, its credit ratings could be negatively affected, which in turn may harm the market price for the Junior Subordinated Debentures and have an adverse effect on MetLife, Inc.’s business and financial condition.

There can be no assurance that the IRS or a court will agree with the characterization of the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes.

There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Junior Subordinated Debentures. Thus, no assurance can be given that the IRS or a court will agree with the characterization of the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes. If, contrary to the opinion of our special tax counsel, the Junior Subordinated Debentures were treated as equity for U.S. federal income tax purposes, payments of interest on the Junior Subordinated Debentures to Non-United States Holders would generally be subject to U.S. federal withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty. See “Material United States Federal Income Tax Considerations.”

If interest payments on the Junior Subordinated Debentures are deferred, holders of the Junior Subordinated Debentures will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If interest payments on the Junior Subordinated Debentures are deferred, the Junior Subordinated Debentures would be treated for U.S. federal income tax purposes as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States Holder would be required to include such stated interest in income for such purposes as it accrues, regardless of such United States Holder’s regular method of accounting, using a constant yield method of accrual described in section 1272 of the U.S. Internal Revenue Code of 1986, as amended, before such United States Holder receives any payment attributable to such income, and would not separately report the actual cash payments of interest on the Junior Subordinated Debentures as taxable income. See “Material United States Federal Income Tax Considerations — United States Holders — Interest Income and Original Issue Discount.”

The Ratings on the Junior Subordinated Debentures Could Be Lowered.

MetLife, Inc. expects that Moody’s will assign a rating to the Junior Subordinated Debentures of Baa1, that Standard & Poor’s will assign a rating to the Junior Subordinated Debentures of BBB and that Fitch will assign a rating to the Junior Subordinated Debentures of A-. In addition, other rating agencies may assign credit ratings to the Junior Subordinated Debentures with or without any solicitation from MetLife, Inc. and without any provision of information from MetLife, Inc. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to MetLife, Inc., its subsidiaries or any of its securities could adversely affect the price and liquidity of the Junior Subordinated Debentures.

Moreover, the rating methodologies for securities with features similar to the Junior Subordinated Debentures are still developing and the rating agencies may change their methodologies in the future. This may include, for example, the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Junior Subordinated Debentures, sometimes called “notching.” If the rating agencies were to change their practices for rating such securities in the future and the ratings of the Junior Subordinated Debentures were to be subsequently lowered, this may have a negative impact on the trading price of the Junior Subordinated Debentures. For example, Moody’s recently proposed changes to the ratings methodology of bank subordinated capital securities with features similar to the Junior Subordinated Debentures. It is unclear whether such proposed changes would apply to securities of MetLife, Inc. as a bank holding company or whether they may be extended to securities of insurance companies. If such ratings methodology change were to apply to the Junior Subordinated Debentures, the ratings of the Junior Subordinated Debentures could be negatively impacted.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following selected financial data has been derived from MetLife, Inc.’s audited consolidated financial statements which have been updated due to the implementation of Statement of Financial Accounting Standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51 (“SFAS 160”) as described in Item 8.01 of the Current Report on Form 8-K, as filed with the SEC on June 12, 2009 (the “SFAS 160 Form 8-K”), as well as from the Consolidated Financial Statements and Financial Statement Schedules included within Item 8 of Part II of the 2008 MetLife Form 10-K, as updated by Exhibit 99.3 to the SFAS 160 Form 8-K, incorporated by reference into this prospectus supplement. The statement of income data for the years ended December 31, 2008, 2007 and 2006 and the balance sheet data at December 31, 2008 and 2007 have been derived from MetLife, Inc.’s audited financial statements included as Exhibit 99.3 to the SFAS 160 Form 8-K. The statement of income data for the years ended December 31, 2005 and 2004 and the balance sheet data at December 31, 2006, 2005 and 2004 have been derived from MetLife, Inc.’s audited financial statements not included herein. The selected financial data set forth below should be read in conjunction with and is qualified by reference to those financial statements and the related notes. The selected financial data set forth below should also be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the 2008 MetLife Form 10-K, portions of which have been updated by Exhibit 99.2 to the SFAS 160 Form 8-K. The selected consolidated financial data at and for the three months ended March 31, 2009 and 2008 have been derived from the unaudited interim condensed consolidated financial statements included in the First Quarter MetLife Form 10-Q incorporated by reference into this document. This selected financial data should be read in conjunction with and is qualified by reference to those financial statements and the related notes.

	Three Months Ended March 31,		Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(In millions)

Statement of Income Data (1)
Revenues (2),(3):
Premiums	$6,122	$6,291	$25,914	$22,970	$22,052	$20,979	$18,842
Universal life and investment-type product policy fees	1,183	1,397	5,381	5,238	4,711	3,775	2,819
Net investment income	3,263	4,297	16,297	18,063	16,247	14,064	11,627
Other revenues	554	369	1,586	1,465	1,301	1,221	1,152
Net investment gains (losses)	(906)	(730)	1,812	(578)	(1,382)	(112)	114

Total revenues	10,216	11,624	50,990	47,158	42,929	39,927	34,554

Expenses (2),(3):
Policyholder benefits and claims	6,582	6,583	27,437	23,783	22,869	22,236	19,907
Interest credited to policyholder account balances	1,168	1,233	4,788	5,461	4,899	3,650	2,766
Policyholder dividends	424	429	1,751	1,723	1,698	1,678	1,664
Other expenses (8)	3,002	2,547	11,947	10,405	9,514	8,269	6,843

Total expenses	11,176	10,792	45,923	41,372	38,980	35,833	31,180

Income from continuing operations before provision for income tax (8)	(960)	832	5,067	5,786	3,949	4,094	3,374
Provision for income tax (2),(8)	(376)	207	1,582	1,677	1,029	1,158	930

Income (loss) from continuing operations, net of income tax (8)	(584)	625	3,485	4,109	2,920	2,936	2,444
Income (loss) from discontinued operations, net of income tax (2),(8)	36	35	(207)	356	3,520	1,875	498

Income before cumulative effect of a change in accounting, net of income tax (8)	(548)	660	3,278	4,465	6,440	4,811	2,942
Cumulative effect of a change in accounting, net of income tax (3)	—	—	—	—	—	—	(86)

Net income (8)	(548)	660	3,278	4,465	6,440	4,811	2,856
Less: Net income attributable to noncontrolling interests (8)	(4)	12	69	148	147	97	98

Net income attributable to MetLife, Inc. (8)	(544)	648	3,209	4,317	6,293	4,714	2,758
Less: Preferred stock dividends	30	33	125	137	134	63	—

Net income available to MetLife, Inc.’s common shareholders	$(574)	$615	$3,084	$4,180	$6,159	$4,651	$2,758

	March 31,	December 31,
	2009	2008	2007	2006	2005	2004
	(In millions)

Balance Sheet Data (1)
Assets:
General account assets	$377,042	$380,839	$399,007	$383,758	$354,857	$271,137
Separate account assets	114,366	120,839	160,142	144,349	127,855	86,755

Total assets (2)	$491,408	$501,678	$559,149	$528,107	$482,712	$357,892

Liabilities:
Life and health policyholder liabilities (4)	$286,103	$286,019	$262,652	$253,284	$244,683	$182,443
Property and casualty policyholder liabilities (4)	3,056	3,126	3,324	3,453	3,490	3,180
Short-term debt	5,878	2,659	667	1,449	1,414	1,445
Long-term debt	11,042	9,667	9,100	8,822	9,088	7,006
Collateral financing arrangements	5,242	5,192	4,882	—	—	—
Junior subordinated debt securities	2,691	3,758	4,075	3,381	2,134	—
Payables for collateral under securities loaned and other transactions	24,341	31,059	44,136	45,846	34,515	28,678
Other (8)	15,260	15,374	33,186	32,277	29,141	24,416
Separate account liabilities	114,366	120,839	160,142	144,349	127,855	86,755

Total liabilities (2),(8)	467,979	477,693	522,164	492,861	452,320	333,923

Stockholders’ Equity:
MetLife, Inc.’s stockholders’ equity:
Preferred stock, at par value	1	1	1	1	1	—
Common stock, at par value	8	8	8	8	8	8
Additional paid-in capital	16,860	15,811	17,098	17,454	17,274	15,037
Retained earnings (5)	21,829	22,403	19,884	16,574	10,865	6,608
Treasury stock, at cost	(230)	(236)	(2,890)	(1,357)	(959)	(1,785)
Accumulated other comprehensive income (loss) (6)	(15,358)	(14,253)	1,078	1,118	1,912	2,956

Total MetLife, Inc.’s stockholders’ equity	23,110	23,734	35,179	33,798	29,101	22,824
Noncontrolling interests (8)	319	251	1,806	1,448	1,291	1,145

Total equity (8)	23,429	23,985	36,985	35,246	30,392	23,969

Total liabilities and stockholders’ equity	$491,408	$501,678	$559,149	$528,107	$482,712	$357,892

	Three Months Ended March 31,		Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(In millions, except per share data)

Other Data (1)
Net income available to MetLife, Inc.’s common shareholders	$(574)	$615	$3,084	$4,180	$6,159	$4,651	$2,758
Return on MetLife, Inc.’s common equity (7)	7.3%	12.1%	11.2%	12.9%	20.9%	18.6%	12.5%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss)	5.5%	12.2%	9.1%	13.3%	22.1%	20.7%	14.4%
EPS Data (1)
Income from Continuing Operations Available to MetLife, Inc.’s Common Shareholders Per Common Share
Basic	$(0.75)	$0.82	$4.60	$5.33	$3.65	$3.85	$3.26
Diluted	$(0.75)	$0.81	$4.54	$5.20	$3.60	$3.82	$3.24
Income (Loss) from Discontinued Operations Per Common Share
Basic	$0.04	$0.03	$(0.41)	$0.29	$4.44	$2.36	$0.52
Diluted	$0.04	$0.03	$(0.40)	$0.28	$4.39	$2.34	$0.52
Cumulative Effect of a Change in Accounting Per Common Share (3)
Basic	$—	$—	$—	$—	$—	$—	$(0.11)
Diluted	$—	$—	$—	$—	$—	$—	$(0.11)
Net Income Available to MetLife, Inc.’s Common Shareholders Per Common Share
Basic	$(0.71)	$0.85	$4.19	$5.62	$8.09	$6.21	$3.67
Diluted	$(0.71)	$0.84	$4.14	$5.48	$7.99	$6.16	$3.65
Dividends Declared Per Common Share	$—	$—	$0.74	$0.74	$0.59	$0.52	$0.46

(1)	On July 1, 2005, MetLife, Inc. completed the acquisition of The Travelers Insurance Company, excluding certain assets, most significantly, Primerica, from Citigroup Inc. (“Citigroup”), and substantially all of Citigroup’s international insurance businesses. The 2005 selected financial data includes total revenues and total expenses of $966 million and $577 million, respectively, from the date of the acquisition.

(2)	Discontinued Operations:

Real Estate

Income related to real estate sold or classified as held-for-sale is presented as discontinued operations. The following information presents the components of income from discontinued real estate operations:

	Three Months
	Ended March 31,	Years Ended December 31,
	2008	2008	2007	2006	2005	2004
	(In millions)

Investment income	$1	$6	$21	$243	$405	$658
Investment expense	(2)	(3)	(9)	(151)	(246)	(392)
Net investment gains (losses)	—	8	13	4,795	2,125	146

Total revenues	(1)	11	25	4,887	2,284	412
Interest expense	—	—	—	—	—	13
Provision for income tax	(1)	4	11	1,725	812	140

Income from discontinued operations, net of income tax	$—	$7	$14	$3,162	$1,472	$259

Operations

In the fourth quarter of 2008, MetLife, Inc. entered into an agreement to sell its wholly-owned subsidiary, Cova Corporation (“Cova”), the parent of Texas Life Insurance Company, to a third party to be completed in early 2009. In September 2008, MetLife, Inc. completed a tax-free split-off of its majority-owned subsidiary, Reinsurance Group of America, Incorporated (“RGA”). In September 2007, September 2005 and January 2005, MetLife, Inc. sold its MetLife Insurance Limited (“MetLife Australia”) annuities and pension businesses, P.T. Sejahtera (“MetLife Indonesia”) and SSRM Holdings, Inc. (“SSRM”), respectively. The assets, liabilities and operations of Cova, RGA, MetLife Australia, MetLife Indonesia and SSRM have been reclassified into discontinued operations for all years presented. The following tables present these discontinued operations:

	Three Months Ended March 31,		Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(In millions)

Revenues	$25	$1,402	$4,086	$5,932	$5,467	$4,776	$4,492
Expenses	19	1,371	3,915	5,640	5,179	4,609	4,286

Income before provision for income tax	6	31	171	292	288	167	206
Provision for income tax	2	11	57	101	99	60	74

Income from discontinued operations, net of income tax	4	20	114	191	189	107	132
Income from discontinued operations, net of income tax attributable to noncontrolling interests	—	15	94	141	137	109	107
Gain (loss) on sale of subsidiaries, net of income tax	32	—	(422)	10	32	187	—

Income (loss) from discontinued operations, net of income tax available to MetLife, Inc.’s common shareholders	$36	$35	$(214)	$342	$358	$403	$239

	December 31,
	2008	2007	2006	2005	2004
	(In millions)

General account assets	$946	$22,866	$21,918	$20,150	$16,852
Separate account assets	—	17	16	14	14

Total assets	$946	$22,883	$21,934	$20,164	$16,866

Life and health policyholder liabilities (4)	721	15,780	15,557	15,109	12,210
Debt	—	528	307	401	425
Collateral financing arrangements	—	850	850	—	—
Junior subordinated debt securities	—	399	399	399	—
Shares subject to mandatory redemption	—	159	159	159	158
Other	27	1,411	1,329	995	1,083

Total liabilities	$748	$19,127	$18,601	$17,063	$13,876

(3)	The cumulative effect of a change in accounting, net of income tax, of $86 million for the year ended December 31, 2004, resulted from the adoption of Statement of Position (“SOP”) 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Account.

(4)	Policyholder liabilities include future policy benefits, other policyholder funds and bank deposits. The life and health policyholder liabilities also include policyholder account balances, policyholder dividends payable and the policyholder dividend obligation.

(5)	The cumulative effect of changes in accounting principles, net of income tax, of $329 million, which decreased retained earnings at January 1, 2007, resulted from $292 million related to the adoption of SOP 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts, and $37 million related to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109. The cumulative effect of changes in accounting principles, net of income tax, of $27 million, which increased retained earnings at January 1, 2008, resulted from the adoption of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”).

(6)	The cumulative effect of a change in accounting, net of income tax, of $744 million resulted from the adoption of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which decreased accumulated other comprehensive income (loss) at December 31, 2006. The cumulative effect of a change in accounting principle, net of income tax, of $10 million resulted from the adoption of SFAS 159, which decreased accumulated other comprehensive income (loss) at January 1, 2008.

(7)	Return on common equity is defined as net income available to common shareholders divided by average common stockholders’ equity.

(8)	As a result of the implementation of SFAS 160, which required retrospective application of presentation requirements, total equity at December 31, 2008, 2007, 2006, 2005 and 2004 increased by $251 million, $1,806 million, $1,448 million, $1,291 million and $1,145 million, respectively, representing noncontrolling interests, and other liabilities and total liabilities at December 31, 2008, 2007, 2006, 2005 and 2004 decreased by $251 million, $1,806 million, $1,448 million, $1,291 million and $1,145 million, respectively, as a result of the elimination of noncontrolling interests. Also as a result of the adoption of SFAS 160, income from continuing operations for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 increased by $69 million, $148 million, $147 million, $97 million and $98 million, respectively, and net income attributable to noncontrolling interests for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 increased by $69 million, $148 million, $147 million, $97 million and $98 million, respectively. Also as a result of the implementation of SFAS 160, income from continuing operations for the three months ended March 31, 2008 increased by $12 million and net income attributable to noncontrolling interests for three months ended March 31, 2008 increased by $12 million.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth MetLife’s historical ratio of earnings to fixed charges for the:

	Three Months Ended March 31,		Years Ended December 31,
	2009 (2)	2008	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges (1)	—	1.54	1.92	1.74	1.60	1.87	2.00

(1)	For purposes of this computation, earnings are defined as income before provision for income tax and discontinued operations and excluding undistributed income and losses from equity method investments, minority interest and fixed charges, excluding capitalized interest. Fixed charges are the sum of interest and debt issue costs, interest credited to policyholder account balances, and an estimated interest component of rent expense.

(2)	Earnings before income taxes and fixed charges for the three months ended March 31, 2009 were inadequate to cover fixed charges by $112 million.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Junior Subordinated Debentures will be approximately $494,470,000, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us. We expect to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization at March 31, 2009, on an actual basis and as adjusted to give effect to this offering of Junior Subordinated Debentures:

	March 31, 2009
	Actual	As Adjusted
	(In millions)

Short-term debt	$5,878	$5,878
Long-term debt	11,042	11,042
Collateral financing arrangements	5,242	5,242
Junior subordinated debt securities (1)	2,691	3,191

Total debt (2)	24,853	25,353

Stockholders’ Equity
MetLife, Inc.’s stockholders’ equity:
Preferred stock, at par value	1	1
Common stock, at par value	8	8
Additional paid-in capital stock	16,860	16,860
Retained earnings	21,829	21,829
Treasury stock, at cost	(230)	(230)
Accumulated other comprehensive loss	(15,358)	(15,358)

Total MetLife, Inc.’s stockholders’ equity	23,110	23,110
Noncontrolling interests	319	319

Total capitalization (2)	$48,282	$48,782

(1)	Adjusted for $499.905 million of gross proceeds from the offering of $500 million aggregate principal amount of 10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069. The related amount of $5 million to be paid as underwriting discount and $0.435 million of other expenses including legal, accounting and printing fees will be capitalized and amortized to August 2039.

(2)	The capitalization table above does not reflect the offering of 6.75% Senior Notes due 2016, which occurred during May 2009. The net effect of this transaction was an increase in each of long-term debt and total capitalization of $1,247 million, which is not reflected in the capitalization table above.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following summary describes the material terms and provisions of the Junior Subordinated Debentures. This description is qualified in its entirety by reference to the terms and provisions of the Junior Subordinated Indenture. The Junior Subordinated Indenture has been qualified as an indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the Junior Subordinated Indenture are those provided in the Junior Subordinated Indenture and those made part of the Junior Subordinated Indenture by the Trust Indenture Act.

The following description of certain terms of the Junior Subordinated Debentures and certain provisions of the Junior Subordinated Indenture in this prospectus supplement supplements the description under “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent with that description, replaces the description in the accompanying prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the Junior Subordinated Indenture in its entirety because it, and not this description, will define your rights as a beneficial holder of the Junior Subordinated Debentures. We will file the Eighth Supplemental Indenture (as defined below) and the form of Junior Subordinated Debentures as exhibits to a Current Report on Form 8-K, which will be incorporated by reference in this prospectus supplement and the accompanying prospectus. You may also request copies of these documents from us at our address set forth under “Where You Can Find More Information” in this prospectus supplement. In this section, any references to “we,” “us” or “our” shall refer to MetLife, Inc. and not any of its subsidiaries.

General

The Junior Subordinated Debentures will be a series of subordinated debt securities described in the accompanying prospectus. MetLife, Inc. will initially issue $500,000,000 aggregate principal amount of the Junior Subordinated Debentures. MetLife, Inc. may from time to time, without the consent of the holders of the Junior Subordinated Debentures, create further securities having the same terms and conditions as the previously issued Junior Subordinated Debentures in all respects (or in all respects except for the issue date, the date of the first payment of interest thereon, the initial interest accrual date and/or the issue price), so that such further issue shall be consolidated and form a single series with the outstanding Junior Subordinated Debentures, provided that such further securities are fungible with the outstanding Junior Subordinated Debentures for U.S. federal income tax purposes.

MetLife, Inc. will issue the Junior Subordinated Debentures under the Subordinated Indenture dated as of June 21, 2005 (the “Junior Subordinated Base Indenture”) between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (as successor to J.P. Morgan Trust Company, National Association) (the “Junior Subordinated Trustee”), as supplemented by the Eighth Supplemental Indenture to be entered into between MetLife, Inc. and the Junior Subordinated Trustee at or before the issuance of the Junior Subordinated Debentures (as so supplemented, the “Junior Subordinated Indenture”).

The Junior Subordinated Debentures will be issued in denominations of $2,000 principal amount and integral multiples of $1,000.

The Junior Subordinated Debentures will not be subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined under “— Optional Deferral”), if any, on August 1, 2069 (the “Final Maturity Date” and together with any earlier date on which the Junior Subordinated Debentures become due and payable, whether pursuant to a notice of redemption, acceleration or otherwise, the “Maturity Date”). However, MetLife, Inc. has agreed to repay the principal amount of the Junior Subordinated Debentures, together with accrued and unpaid interest, including Compounded Interest, if any, on August 1, 2039, or if that day is not a Business Day, on the next Business Day (the “Scheduled Redemption Date”), in the circumstances described below under “— Repayment of Principal; Replacement Capital Obligation.” The Junior Subordinated Trustee will act as paying agent for the Junior Subordinated Debentures.

Interest

Subject to the provisions relating to Optional Deferral and Trigger Events, as described below, interest on the Junior Subordinated Debentures will accrue:

•	from and including the date of initial issuance to but excluding August 1, 2039, or earlier redemption (the “Fixed Rate Period”) at an annual rate equal to 10.750%, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2010; and

•	solely in the event that the Junior Subordinated Debentures are not repaid or otherwise redeemed on or prior to August 1, 2039, from and including August 1, 2039, to but excluding August 1, 2069, or earlier Maturity Date (the “Floating Rate Period”), at an annual rate equal to Three-Month LIBOR plus a margin equal to 7.548%, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year.

The dates on which interest on the Junior Subordinated Debentures is payable are referred to in this prospectus supplement as “Interest Payment Dates;” provided, that the final Interest Payment Date in respect of the Junior Subordinated Debentures will be the Maturity Date. The period beginning on and including the issue date of the Junior Subordinated Debentures and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the immediately succeeding Interest Payment Date is referred to as an “Interest Period.”

Interest payments will include accrued interest from and including the later of the issue date and the last date in respect of which interest has been paid or duly provided for to, but excluding, the immediately succeeding Interest Payment Date or the Maturity Date, as the case may be. The amount of interest payable for any full Interest Period during the Fixed Rate Period will be computed on the basis of a 360-day year comprised of twelve 30-day months and during the Floating Rate Period on the basis of a 360-day year and the actual number of days elapsed. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of 30-day months and, for periods of less than a 30-day month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, payment of the interest payable on such date will be made (i) with respect to Interest Payment Dates during the Fixed Rate Period, on the next succeeding day that is a Business Day without any interest or other payment in respect of any such delay, and (ii) with respect to Interest Payment Dates during the Floating Rate Period, on the next succeeding day that is a Business Day, unless such date falls in the next calendar month, in which case the preceding Business Day, except that if any of the Interest Payment Dates during the Floating Rate Period falls on a date fixed for redemption or repayment, and such day is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day without any interest or other payment in respect of any such delay in connection with such redemption or repayment. Subject to applicable law, interest not paid on any payment date will accrue and compound on each Interest Payment Date, at a rate per year equal to the then applicable rate of interest on the Junior Subordinated Debentures until paid.

For the purposes of calculating interest due on the Junior Subordinated Debentures after August 1, 2039 and on or prior to the Maturity Date:

•	“Three-Month LIBOR” means, with respect to any Interest Period during the Floating Rate Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date (the “Relevant Period”) that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Interest Period. If such rate does not appear on Reuters Page LIBOR01, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Relevant Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with MetLife, Inc.), at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that Interest Period. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Interest

Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with MetLife, Inc.), at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for the Relevant Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-Month LIBOR for that Interest Period will be the same as Three-Month LIBOR as determined for the previous Interest Period or, in the case of the Interest Period beginning on August 1, 2039, 3.202%. The establishment of Three-Month LIBOR for each three-month Interest Period beginning on or after August 1, 2039, by the Calculation Agent shall (in the absence of manifest error) be final and binding.

•	“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., or any other firm appointed by MetLife, Inc., acting as calculation agent.

•	“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

•	“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Interest Period.

•	“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

Record Dates

For so long as the Junior Subordinated Debentures are represented by one or more Global Security certificates, interest in respect of each Junior Subordinated Debenture will be payable on each Interest Payment Date to the person in whose name the Junior Subordinated Debenture is registered at the close of business on the Business Day next preceding the Interest Payment Date, which shall be the “Record Date” for such Interest Payment Date; provided that interest payable on a Maturity Date will be paid to the person to whom principal is payable. In the event the Junior Subordinated Debentures at any time are not represented solely by one or more Global Security (as defined herein) certificates, MetLife, Inc. will have the right to select different Record Dates, which will be at least one Business Day before an Interest Payment Date. See “Book-Entry System.” Any interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders of Junior Subordinated Debentures on such Record Date, and may be paid to the person in whose name the Junior Subordinated Debentures are registered at the close of business on a special record date to be fixed by the Junior Subordinated Trustee for the payment of such defaulted interest after MetLife, Inc. has deposited with the Junior Subordinated Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, notice whereof shall be given to the registered holders of Junior Subordinated Debentures not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner.

Optional Deferral

So long as (i) no Event of Default has occurred and is continuing and (ii) no Trigger Event has occurred and the related Trigger Period is not continuing, MetLife, Inc. may elect to defer one or more interest payments on the Junior Subordinated Debentures at any time and from time to time for up to ten years (which may include a combination of semi-annual and quarterly Interest Payment Dates), each of which is referred to in this prospectus supplement as an “Optional Deferral Period,” without giving rise to an Event of Default and acceleration under the Junior Subordinated Indenture; provided that no such Optional Deferral Period may end on a date other than an Interest Payment Date or extend beyond the Maturity Date. During the first five years of an Optional Deferral Period, MetLife, Inc. may pay deferred interest out of any source of funds. Interest deferred during an Optional Deferral Period will continue to accrue and compound on each Interest Payment Date, to the extent permitted by applicable law, at the then applicable interest rate on the Junior Subordinated Debentures. If interest remains unpaid after five years of an Optional Deferral Period, the Alternative Payment Mechanism described below under

“— Alternative Payment Mechanism” will apply, with the consequence, among others, that MetLife, Inc. must (except on the Final Maturity Date or upon the acceleration of the Junior Subordinated Debentures following an Event of Default (the “Acceleration Date”)) sell shares of its common stock (unless such interest has been (or is being) paid from the proceeds of Qualifying Warrants) to satisfy its obligation to pay interest on the Junior Subordinated Debentures. If such efforts are successful, MetLife, Inc. must pay optionally deferred interest out of the net proceeds from the sale of its common stock on the next succeeding Interest Payment Date following such five-year period. Following the fifth anniversary of any Optional Deferral Period MetLife, Inc. cannot pay such optionally deferred interest from sources other than the net proceeds from the sale of Qualifying APM Securities, except that on or after the Final Maturity Date or an Acceleration Date, MetLife, Inc. may pay any accrued and unpaid interest without regard to the source of funds. Any accrued and unpaid interest will in all events be due and payable on the Maturity Date, except for Foregone Interest (as defined herein) if certain events of bankruptcy, insolvency or receivership, whether voluntary or not, occur prior to the maturity or redemption of the Junior Subordinated Debentures. See “— Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership of MetLife, Inc.” MetLife, Inc.’s use of sources other than the net proceeds from the sale of Qualifying APM Securities to fund interest payments after the fifth year of an Optional Deferral Period would (except as otherwise provided above) be a breach of its obligations under the Junior Subordinated Debentures but would not be an Event of Default or result in acceleration under the Junior Subordinated Indenture. Additionally, during any Optional Deferral Period the restrictions on payment by MetLife, Inc. and its subsidiaries of dividends and other distributions on capital stock described below under “— Certain Restrictions During Optional Deferral Periods or Following a Trigger Event” will apply. An Event of Default will occur if non-payment of interest, due to an Optional Deferral, the continuation of a Trigger Period or otherwise, continues for ten consecutive years or extends beyond the Final Maturity Date, without all accrued and unpaid interest (including Compounded Interest) having been paid in full. Deferred interest will continue to accrue during deferral periods at the then-applicable interest rate on the Junior Subordinated Debentures, compounded on each Interest Payment Date, subject to applicable law.

If a Trigger Event occurs after commencement of an Optional Deferral Period, the Optional Deferral Period will be deemed suspended for so long as the related Trigger Period is continuing. Once the Trigger Period is no longer continuing, MetLife, Inc.’s right to optionally defer payment of interest will resume, subject to the limitations and consequences described herein. For example, if MetLife, Inc. has elected to defer interest payments on Interest Payment Dates for three years, and then a Trigger Event occurs and a Trigger Period caused thereby continues for an additional three years, the next Interest Payment Date after the Trigger Period is no longer continuing will be treated as an Interest Payment Date that is three years into an Optional Deferral Period.

MetLife, Inc. must provide a notice to the holders of the Junior Subordinated Debentures of its election to defer interest not more than 25 and not less than ten days prior to the relevant Interest Payment Date. However, MetLife, Inc.’s failure to pay interest on the Junior Subordinated Debentures on any Interest Payment Date will itself constitute the commencement of, and the election to commence, a deferral period unless MetLife, Inc. pays such interest within five Business Days after such Interest Payment Date, regardless of whether MetLife, Inc. provides a notice of deferral. A notice of Optional Deferral, once given, will be irrevocable and the deferral of payments on the related Interest Payment Date will be considered an Optional Deferral, unless a Trigger Event has occurred and the related Trigger Period is continuing as of the 30th day prior to such Interest Payment Date, in which case the provisions under the heading “— Consequences of a Trigger Event” will be applicable for all purposes. When an Optional Deferral Period ends and MetLife, Inc. has paid all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon, to the extent permitted by applicable law compounded on each Interest Payment Date, which is referred to in this prospectus supplement as “Compounded Interest,” MetLife, Inc. may begin a new Optional Deferral Period, subject to the terms described above. There is no limit on the number of Optional Deferral Periods that MetLife, Inc. may begin. Any deferral of interest on the Junior Subordinated Debentures by MetLife, Inc.’s election under this provision is referred to as an “Optional Deferral.” MetLife, Inc. has no present intent to exercise its right to optionally defer payments of interest on the Junior Subordinated Debentures.

Trigger Event

If a Trigger Event has occurred and the related Trigger Period is continuing as of the 30th day prior to an Interest Payment Date, and regardless of any notice of Optional Deferral that has been previously delivered,

MetLife, Inc. may pay interest on the Junior Subordinated Debentures (other than any interest that had accrued during an Optional Deferral Period of less than five years, which may continue to be deferred to the extent provided herein or be paid out of any source of funds) only to the extent that such interest is paid through the Alternative Payment Mechanism, as described below under “— Alternative Payment Mechanism” except that on or after the Final Maturity Date or an Acceleration Date, MetLife, Inc. may pay any accrued and unpaid interest without regard to the source of funds.

A “Trigger Event” will have occurred if one of the following conditions exists as of the date which is 30 days prior to any Interest Payment Date:

(i) the Covered Insurance Subsidiaries’ Risk-Based Capital Ratio is less than 175% of the “company action level” for such subsidiaries, in the case of each Covered Insurance Subsidiary based on the most recent annual financial statements for the year ended prior to such Interest Payment Date for which such subsidiary has filed its annual statement with the applicable state insurance commissioners (annual statements for a year are generally required to be filed on or before March 1st of the following year); or

(ii) (x) the Trailing Four Quarters Consolidated Net Income Amount, for the period ending on the last day of the quarter that is two quarters prior to the most recently completed quarter is zero or a negative amount, and (y) the Adjusted Stockholders’ Equity Amount, as of the last day of the most recently completed quarter and as of the end of the quarter that is two quarters before the most recently completed quarter, has declined by 10% or more as compared to the Adjusted Stockholders’ Equity Amount at the end of the quarter that is ten quarters prior to the most recently completed quarter (the “Benchmark Quarter”).

“Trigger Period” means a period commencing upon the occurrence of a Trigger Event and continuing until neither of the conditions in clauses (i) and (ii) above exists for an Interest Payment Date.

In addition, in the case of a Trigger Event described in clause (ii) above, such Trigger Period will continue until neither of the conditions in clauses (i) and (ii) above exists for an Interest Payment Date and its Adjusted Stockholders’ Equity Amount has increased, or has declined by less than 10%, in either case as compared to the Adjusted Stockholders’ Equity Amount at the end of the Benchmark Quarter for each Interest Payment Date as to which a Trigger Event had occurred under clause (ii) above.

For example, if the condition existed in clause (ii) above for three consecutive Interest Payment Dates, MetLife, Inc. would be able to make interest payments on the Junior Subordinated Debentures on the fourth Interest Payment Date only if, as of such Interest Payment Date: (1) the conditions in each of clauses (i) and (ii) above did not exist for that fourth Interest Payment Date and (2) its Adjusted Stockholders’ Equity Amount as of the last completed quarter for that Interest Payment Date had increased from, or was less than 10% below, its level at the end of the Benchmark Quarter for each of the prior three Interest Payment Dates for which a Trigger Event had occurred under clause (ii) above. In effect, MetLife, Inc.’s Adjusted Stockholders’ Equity Amount as of the most recently completed quarter for that Interest Payment Date would have to be greater than, or less than 10% below, its level as of the end of not only the tenth quarter, but also each of the eleventh, twelfth and thirteenth quarters, preceding the most recently completed quarter.

As used in this section:

“Adjusted Stockholders’ Equity Amount” means, as of any quarter end and subject to certain adjustments, MetLife, Inc.’s stockholders’ equity as reflected on its consolidated GAAP balance sheet as of such quarter end, minus accumulated other comprehensive income as reflected on such consolidated balance sheet.

“Covered Insurance Subsidiaries” means MetLife, Inc.’s largest U.S. Life Insurance Subsidiaries (in terms of general admitted assets) that collectively account for 80% or more of the general account admitted assets of all of its U.S. Life Insurance Subsidiaries.

“GAAP” means, at any date or for any period, accounting principles generally accepted in the United States as in effect on such date or for such period.

“U.S. Life Insurance Subsidiary” means any of MetLife, Inc.’s subsidiaries that is organized under the laws of any state in the United States and is licensed as a life insurance company in any state in the United States but does not include any subsidiary of a life insurance subsidiary.

“Risk-Based Capital Ratio” means the ratio that insurance companies are required to calculate and report to their regulators as of the end of each year in accordance with prescribed procedures. The ratio measures the relationship of the insurance companies’ “total adjusted capital” calculated in accordance with those prescribed procedures, relative to a standard that is determined based on the magnitude of various risks present in the insurers’ operations. For all Covered Insurance Subsidiaries, calculated on a combined basis, this ratio equals the sum of total adjusted capital amounts for Covered Insurance Subsidiaries divided by the sum of company action level amounts for those same subsidiaries. The NAIC’s model risk-based capital, or “RBC,” law sets forth the RBC levels, ranging from the “company action level” to the “mandatory control level,” at which certain corrective actions are required and at which a state insurance regulator is authorized and expected to take regulatory action.

The highest RBC level is known as the “company action level.” If an insurance company’s total adjusted capital is higher than the company action level, no corrective action is required to be taken. At progressively lower levels of total adjusted capital, an insurance company faces increasingly rigorous levels of corrective action, including the submission of a comprehensive financial plan to the insurance regulator in its state of domicile, a mandatory examination or analysis of the insurer’s business and operations by the regulator and the issuance of appropriate corrective orders to address the insurance company’s financial problems, and, at the lowest levels, either voluntary or mandatory action by the regulator to place the insurer under regulatory control. The company action level is twice the level (known as the “authorized control level”) below which the regulator is authorized (but not yet required) to place the insurance company under regulatory control.

“Trailing Four Quarters Consolidated Net Income Amount” means, for any fiscal quarter, the sum of MetLife, Inc.’s consolidated GAAP net income for the four fiscal quarters ending as of the last day of such fiscal quarter.

For purposes of these tests as determined as of March 31, 2009:

•	for the quarter ended on September 30, 2008, MetLife, Inc.’s Trailing Four Quarters Consolidated Net Income Amount was $3.3 billion;

•	the Adjusted Stockholders’ Equity Amount as of March 31, 2009, and as of September 30, 2008, as compared to such amount as of September 30, 2006 had increased by 29% and 19% respectively; and

•	the Risk-Based Capital Ratio for MetLife, Inc.’s Covered Insurance Subsidiaries, calculated on a combined basis, as of December 31, 2008 was above the level specified in clause (i) above.

With the exception of statutory accounting terms such as “general account admitted assets” and terms that have specific insurance regulatory meanings such as “risk-based capital,” all financial terms used in this caption “— Trigger Event” will be determined in accordance with GAAP as applied to and reflected in the related financial statements of MetLife, Inc. as of the relevant dates, except as provided in the next sentence. If because of a change in GAAP that results in a cumulative effect of a change in accounting principle or a restatement, either:

•	consolidated net income of MetLife, Inc. is higher or lower than it would have been absent such change, then, for purposes of making the calculations described in clause (ii) of the second paragraph of this section, “— Trigger Event,” commencing with the fiscal quarter for which such changes in GAAP become effective, such consolidated net income will be calculated on a pro forma basis as if such change had not occurred; or

•	the Adjusted Stockholders’ Equity Amount as of a quarter end is higher or lower than it would have been absent such change, then, for purposes of the calculations described in clause (ii) of the second paragraph of this section, “— Trigger Event,” the Adjusted Stockholders’ Equity Amount will be calculated on a pro forma basis as if such change had not occurred, subject to certain limitations described in the Junior Subordinated Indenture.

If after the end of the Benchmark Quarter for an Interest Payment Date and before the end of the next quarter MetLife, Inc. issues a Material Amount of Equity Securities to fund an acquisition of a business or assets, with the consequence that the Adjusted Stockholders’ Equity Amount as of the end of subsequent quarters is higher than otherwise would have been the case, then for purposes of making the calculation described in clause (ii)(y) in the definition of the term “Trigger Event” above, commencing with the quarter end after such issuance of a Material Amount of Equity Securities, the Adjusted Stockholders’ Equity Amount will be calculated on a pro forma basis without giving effect to the issuance of such a Material Amount of Equity Securities until the later of (x) the first quarter end that is more than ten quarters after the end of the Benchmark Quarter and (y) if a Trigger Event occurs before the quarter end determined pursuant to clause (x), the first quarter end as of which a Trigger Period is no longer continuing.

A “Material Amount of Equity Securities” means equity securities that result in an increase in the Adjusted Stockholders’ Equity Amount equal to or exceeding the greater of (i) 1.5% of MetLife, Inc.’s stockholders’ equity as of the end of the relevant Benchmark Quarter and (ii) $100 million, in each case calculated without giving effect to this paragraph.

If at any relevant time or any relevant period we are not a reporting company under the Exchange Act then for any such relevant dates and period we will prepare and post on our website the financial statement that we would have been required to file with the SEC had we continued to be a reporting company under the Exchange Act, in each case, on or before the dates that we would have been required to file such financial statements had we continued to be a “large accelerated filer” within the meaning of Rule 12b-2 under the Exchange Act.

Consequences of a Trigger Event

On any Interest Payment Date during the period commencing upon the occurrence of a Trigger Event and continuing until the related Trigger Period is no longer continuing (regardless of whether notice of an Optional Deferral has been delivered), MetLife, Inc. may satisfy its obligation to pay interest on the Junior Subordinated Debentures only to the extent of net proceeds from the sale of Qualifying APM Securities received by it during the 180 days prior to such Interest Payment Date, and MetLife, Inc. may not pay interest on any such Interest Payment Date (other than any interest that had accrued during an Optional Deferral Period of less than five years, which may continue to be deferred to the extent provided herein or be paid out of any source of funds) except to the extent of such net proceeds from the sale of Qualifying APM Securities, provided that on the Final Maturity Date and on the Acceleration Date, MetLife, Inc. may pay any accrued and unpaid interest without regard to the source of funds.

With respect to any Interest Payment Date, if a Trigger Event has occurred and the related Trigger Period is continuing as of the 30th day prior to such Interest Payment Date (regardless of whether a notice of Optional Deferral has been delivered), MetLife, Inc. will be required to satisfy its obligation to pay interest on the Junior Subordinated Debentures on such Interest Payment Date using the Alternative Payment Mechanism. MetLife, Inc.’s obligation to sell its common stock to satisfy its obligation to pay interest is subject to Market Disruption Events, does not apply to interest that has accrued during an Optional Deferral Period of less than five years, and does not apply on or after the Final Maturity Date or an Acceleration Date. See “— Alternative Payment Mechanism.” MetLife, Inc.’s use of other sources to fund interest payments during a Trigger Period would be a breach of its obligations under the Junior Subordinated Debentures but would not be an Event of Default or result in acceleration under the Junior Subordinated Indenture. Any interest that is accrued and unpaid during a Trigger Period will be deferred and will continue to accrue and compound on each Interest Payment Date, to the extent permitted by applicable law. An Event of Default will occur if non-payment of interest, due to a Trigger Event or otherwise, continues for ten consecutive years or extends beyond the Maturity Date, without all accrued and unpaid interest (including Compounded Interest) having been paid in full.

In the event that a Trigger Period is no longer continuing and at the termination of the Trigger Period there is no unpaid interest from an Optional Deferral Period that had continued for more than five consecutive years, MetLife, Inc. may pay subsequent interest in cash from any source of funds. However, any unpaid interest that accrued during the continuance of a Trigger Period, or an Optional Deferral Period that extended for more than five consecutive years, may only be satisfied using the Alternative Payment Mechanism, except that on or after the Final Maturity Date or an Acceleration Date, MetLife, Inc. may pay any accrued and unpaid interest without regard to the source of funds. Any accrued and unpaid interest will in all events be due and payable upon the Maturity Date, except for Foregone Interest if certain events of bankruptcy, insolvency or receivership with respect to MetLife, Inc., whether voluntary or not, occur prior to the maturity or redemption of the Junior Subordinated Debentures. See “— Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership of MetLife, Inc.”

Not earlier than the 30th day nor later than the 15th day prior to each Interest Payment Date during a Trigger Period, MetLife, Inc. will give notice of the continuance of such Trigger Period to the Junior Subordinated Trustee and the holders of the Junior Subordinated Debentures. Such notice will, depending on which condition is relied upon in determining that a Trigger Event has occurred, set forth either (x) the Covered Insurance Subsidiaries’ Risk-Based Capital Ratio, or (y) the Trailing Four Quarters Consolidated Net Income Amounts and the Adjusted Stockholders’ Equity Amounts, as applicable, and the extent to which these amounts must increase in order for payments of interest from sources other than the Alternative Payment Mechanism to resume.

Certain Restrictions During Optional Deferral Periods or Following a Trigger Event

On any date on which accrued interest through the most recent Interest Payment Date has not been paid in full, whether because of an Optional Deferral or a Trigger Event and on any other date that occurs after MetLife, Inc. gives notice of its election to defer interest and continuing through the first day of the related deferral period, MetLife, Inc., subject to certain exceptions described below, will not, and will not permit any of its subsidiaries to:

•	declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of MetLife, Inc.’s capital stock, other than:

•	any purchase, redemption or other acquisition of shares of MetLife, Inc.’s capital stock in connection with (a) any employment contract, employee or benefit plan or other similar arrangement, (b) a dividend reinvestment or stockholder purchase plan, or (c) the issuance of MetLife, Inc.’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Optional Deferral or Trigger Event, as the case may be;

•	any exchange, redemption or conversion of any class or series of MetLife, Inc.’s capital stock, or the capital stock of one of its subsidiaries, for any other class or series of MetLife, Inc.’s capital stock, or of any class or series of its indebtedness for any class or series of MetLife, Inc.’s capital stock;

•	any purchase of, or payment of cash in lieu of, fractional interests in shares of MetLife, Inc.’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks junior to such stock; or

•	make any payment of principal, premium, if any, or interest on, or repay, purchase or redeem, any debt securities issued by MetLife, Inc. or make any guarantee payments under any guarantees given by MetLife, Inc., in each case that rank equally with the Junior Subordinated Debentures upon MetLife, Inc.’s liquidation (“Parity Securities”) or that rank junior to the Junior Subordinated Debentures upon MetLife, Inc.’s liquidation, other than any payment (including guarantee payments), permitted by the immediately following sentence.

The restrictions described above shall not apply to:

•	any payment of current interest in respect of Parity Securities that is made ratably and in proportion to the respective amounts of (1) accrued and unpaid interest on Parity Securities then outstanding, on the one hand, and (2) accrued and unpaid interest on the Junior Subordinated Debentures, on the other hand;

•	any payment of principal on, or purchase or redemption price in respect of, Parity Securities (including guarantee payments with respect to principal) then outstanding made ratably and in proportion to the respective amounts of (1) the principal amount of Parity Securities then outstanding, on the one hand, and (2) the principal amount of Junior Subordinated Debentures then outstanding, on the other hand;

•	any payment of deferred interest on Parity Securities that, if not made, would cause MetLife, Inc. to breach the terms of the instrument governing such Parity Securities;

•	any payment of principal in respect of Parity Securities that, if not made, would cause MetLife, Inc. to breach the terms of the instrument governing such Parity Securities; or

•	any purchase or acquisition of MetLife, Inc.’s capital stock by any of MetLife, Inc.’s separate accounts.

Additionally, if a Trigger Event occurs, MetLife, Inc. will not, and will not permit any of its subsidiaries, to purchase any shares of MetLife, Inc.’s common stock until at least one year after all deferred interest on the Junior Subordinated Debentures has been paid, other than the following: (a) purchases, redemptions or other acquisitions of common stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; and (b) purchases of common stock pursuant to a contractually binding requirement to buy shares of common stock entered into prior to the beginning of the related deferral period, including under a contractually binding share repurchase plan.

Alternative Payment Mechanism

The method of funding the payment of accrued and unpaid interest described in this section is referred to in this prospectus supplement as the “Alternative Payment Mechanism.”

Subject to certain conditions and exceptions described below, if:

•	MetLife, Inc. has optionally deferred interest payments otherwise due on the Junior Subordinated Debentures for a period of more than five consecutive years, or

•	a Trigger Event has occurred and the related Trigger Period is continuing as of the 30th day prior to an Interest Payment Date (regardless of whether a notice of an Optional Deferral has been delivered), then MetLife, Inc. may satisfy its obligation to pay interest on the Junior Subordinated Debentures (i) in the case of an event described in the first bullet point above, on any subsequent Interest Payment Date and (ii) in the case of an event described in the second bullet point above, on such Interest Payment Date (in the case of clause (ii), other than any interest that has accrued during an Optional Deferral Period of less than five years, which may continue to be deferred to the extent provided herein or be paid out of any source of funds), only to the extent of net proceeds from the sale of Qualifying APM Securities received by MetLife, Inc. during the 180 days prior to such Interest Payment Date.

If a Trigger Period is no longer continuing and at the termination of the Trigger Period there is no unpaid interest from an Optional Deferral Period that had continued for more than five consecutive years, subsequent interest payments may be paid in cash from any source. However, any unpaid interest that accrued during the continuance of a Trigger Period, or an Optional Deferral Period that extended for more than five consecutive years, may only be satisfied using the Alternative Payment Mechanism except that on the Final Maturity Date and on the Acceleration Date, MetLife, Inc. may pay any accrued and unpaid interest without regard to the source of funds. Any accrued and unpaid interest will in all events be due and payable on the Maturity Date, except for Foregone Interest if certain events of bankruptcy, insolvency or receivership with respect to MetLife, Inc., whether voluntary or not, occur prior to the maturity or redemption of the Junior Subordinated Debentures. See “— Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership of MetLife, Inc.”

Additionally, subject to certain conditions and exceptions described below, if:

•	MetLife, Inc. has optionally deferred interest payments otherwise due on the Junior Subordinated Debentures for a period of more than five consecutive years, or

•	a Trigger Event has occurred,

commencing immediately, MetLife, Inc. must sell shares of its common stock, the sale of which will provide sufficient cash proceeds to pay any amount due to the holders of the Junior Subordinated Debentures in satisfaction of all accrued and unpaid interest, together with any Compounded Interest, to the extent permitted by law (unless such interest has been paid (or is being paid) from the sale of Qualifying Warrants). MetLife, Inc.’s obligation to sell its common stock to satisfy its obligation to pay interest is subject to Market Disruption Events, does not apply to interest that has accrued during an Optional Deferral Period of less than five years, and does not apply on or after the Final Maturity Date or an Acceleration Date.

The obligations described above will continue until all unpaid interest has been paid in full or, if such obligations have arisen only because a Trigger Event has occurred and the related Trigger Period is continuing, until such Trigger Period is no longer continuing and all interest that accrued during such Trigger Period has been paid in full.

The sale of Qualifying Warrants to pay deferred interest, subject to the restrictions and requirements set forth herein, is an option that may be exercised at MetLife, Inc.’s sole discretion, subject to such restrictions and requirements, and MetLife, Inc. will under no circumstances be obligated to sell Qualifying Warrants or to apply the proceeds of any such sale to pay deferred interest on the Junior Subordinated Debentures. No class of investors of MetLife, Inc.’s securities, or any other party, may require MetLife, Inc. to issue Qualifying Warrants.

The net proceeds (i) received by MetLife, Inc. from the sale of Qualifying APM Securities during the 180 days prior to any Interest Payment Date on which MetLife, Inc. is required to use the Alternative Payment Mechanism, and (ii) designated by MetLife, Inc. at or before the time of such sale as available to pay interest on the Junior Subordinated Debentures will, at the time such proceeds are delivered to the Junior Subordinated Trustee to satisfy the relevant interest payment, be deemed to satisfy its obligations to pay interest on the Junior Subordinated Debentures pursuant to the Alternative Payment Mechanism.

MetLife, Inc. is not required to sell shares of its common stock to the extent the number of shares of common stock to be sold would exceed MetLife, Inc.’s Shares Available for Issuance.

As used in this section:

“Qualifying APM Securities” means:

•	shares of MetLife, Inc.’s common stock; and

•	net share settled warrants to purchase MetLife, Inc.’s common stock that MetLife, Inc. can sell at its sole discretion and that have an exercise price greater than the Current Market Price of MetLife, Inc.’s common stock as of their date of issuance, that MetLife, Inc. is not entitled to redeem for cash and the holders of which are not entitled to require MetLife, Inc. to repurchase for cash in any circumstance, which are referred to as “Qualifying Warrants.”

The “Current Market Price” of MetLife, Inc.’s common stock on any date will be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if MetLife, Inc.’s common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which MetLife, Inc.’s common stock is traded or quoted. If MetLife, Inc.’s common stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the Current Market Price will be the last quoted bid price for MetLife, Inc.’s common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If MetLife, Inc.’s common stock is not so quoted, the Current Market Price will be the average of the mid-point of the last bid and ask prices for MetLife, Inc.’s common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by MetLife, Inc. for this purpose.

A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on any national securities exchange or over-the-counter market, on which MetLife, Inc.’s common stock is then listed or traded (as of the date of this prospectus supplement, the New York Stock Exchange), is suspended or the settlement of such trading generally is materially disrupted or minimum prices are established on any such exchange or such market by the SEC, by such exchange or by any other regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts trading in, and the issuance and sale of, MetLife, Inc.’s common stock;

•	MetLife, Inc. was required to obtain the consent or approval of its stockholders, a regulatory body or governmental authority to issue or sell its common stock pursuant to the Alternative Payment Mechanism or to issue or sell Qualifying Capital Securities pursuant to the Replacement Capital Obligation and, after using its commercially reasonable efforts to obtain such consent or approval, MetLife, Inc. fails to obtain such consent or approval;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts trading in, or the issuance of, MetLife, Inc.’s common stock pursuant to the Alternative Payment Mechanism or the issuance and sale of Qualifying Capital Securities pursuant to the Replacement Capital Obligation;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts trading in, or the issuance and sale of, MetLife, Inc’s common stock pursuant to the Alternative Payment Mechanism or the issuance and sale of Qualifying Capital Securities pursuant to the Replacement Capital Obligation;

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States is such, as to make it, in MetLife, Inc.’s judgment, impracticable to proceed with the issuance and sale of its common stock pursuant to the Alternative Payment Mechanism or the issuance and sale of Qualifying Capital Securities pursuant to the Replacement Capital Obligation;

•	an event occurs and is continuing as a result of which the offering document for MetLife, Inc.’s common stock pursuant to the Alternative Payment Mechanism or the offer and sale of Qualifying Capital Securities pursuant to the Replacement Capital Obligation would, in MetLife, Inc.’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in MetLife, Inc.’s reasonable judgment, would have a material adverse effect on its business and is not otherwise required by law, or (2) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and MetLife, Inc. has a bona fide reason for keeping the same confidential or its disclosure would impede MetLife, Inc.’s ability to consummate such transaction; provided that no single suspension period contemplated by this bullet point may exceed 90 consecutive days and multiple suspension periods contemplated by this bullet point may not exceed an aggregate of 180 days in any 360-day period; or

•	MetLife, Inc. reasonably believes that the offering document for the offer and the sale of its common stock pursuant to the Alternative Payment Mechanism or the offer and sale of Qualifying Capital Securities pursuant to the Replacement Capital Obligation would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in the bullet point directly above) and MetLife, Inc. is unable to comply with such rule or regulation or such compliance is impracticable; provided that no single suspension period contemplated by this bullet point may exceed 90 consecutive days and multiple suspension periods contemplated by this bullet point may not exceed an aggregate of 180 days in any 360-day period.

Any interest payment made pursuant to the Alternative Payment Mechanism will first be allocated to payment of the interest due on that Interest Payment Date for the current Interest Period. Any payment of interest in excess of the amount of interest due on that Interest Payment Date for the current Interest Period will be applied first against any then existing accrued and unpaid interest with respect to prior Interest Periods for which interest must be paid pursuant to the Alternative Payment Mechanism, in chronological order beginning with the earliest Interest Period for which interest has not been paid in full and for which such interest must be paid pursuant to the Alternative Payment Mechanism, including Compounded Interest. Notwithstanding the foregoing, a partial payment will be applied first to interest that accrued during a Trigger Period and second as described in the immediately preceding sentence.

In the event that MetLife, Inc. defers an interest payment on the Junior Subordinated Debentures and on other securities that rank equally with the Junior Subordinated Debentures and contain similar requirements to pay interest pursuant to the Alternative Payment Mechanism, MetLife, Inc. will apply any net proceeds so raised on a pro rata basis towards its obligations to pay interest on the Junior Subordinated Debentures and such equally ranking securities in proportion to the total amounts that are due on the Junior Subordinated Debentures and such securities, or on such other basis as any regulatory authority may instruct (taking into account the availability of proceeds of preferred shares or other securities to settle deferred interest under any such other securities).

Under the Junior Subordinated Indenture, MetLife, Inc. will be required to use commercially reasonable efforts to obtain stockholder consent to increase the number of authorized shares of its common stock if, at any date, MetLife, Inc.’s Shares Available for Issuance fall below the greater of:

•	310 million shares (as adjusted for any stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction); and

•	three times the number of shares that MetLife, Inc. would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average trading price of shares of MetLife, Inc.’s common stock over the ten-trading day period preceding such date) any then outstanding deferred interest on the Junior Subordinated Debentures (including Compounded Interest thereon), plus 12 additional months of interest (including Compounded Interest) on the Junior Subordinated Debentures, up to a total of ten years of interest (including Compounded Interest). For purposes of determining the amounts, if any, accruing during a Floating Rate Period, the interest will be computed by reference to spot Three-Month LIBOR on the calculation date plus a margin equal to 7.548%.

If we issue additional Junior Subordinated Debentures, the number of shares referred to in the first bullet above will be increased proportionately.

An Other Covenant Default (as defined under “— Events of Default”) will occur if MetLife, Inc. does not use its commercially reasonable efforts to obtain consent of MetLife, Inc.’s stockholders to increase the number of authorized shares of its common stock if, at any date, MetLife, Inc.’s Shares Available for Issuance fall below the amount specified above. Although an Other Covenant Default will not constitute an Event of Default or result in acceleration, it will constitute a default under the Junior Subordinated Indenture and could give rise to a claim against MetLife, Inc. relating to the specific breach; however, the remedy of holders of the Junior Subordinated Debentures may be limited to direct monetary damages (if any). See “— Events of Default.”

MetLife, Inc.’s “Shares Available for Issuance” will be calculated in two steps. First, MetLife, Inc. will deduct from the number of authorized and unissued shares of its common stock, the maximum number of shares of its common stock that can be issued under existing options, warrants, convertible securities, equity-linked contracts and other agreements which require MetLife, Inc. to issue a maximum determinable number of shares of its common stock. After MetLife, Inc. deducts that number of shares of its common stock from the number of authorized and unissued shares of its common stock, MetLife, Inc. will allocate on a pro rata basis, or such other basis as MetLife, Inc. determines is appropriate, the remaining authorized and unissued shares to the Alternative Payment Mechanism for the Junior Subordinated Debentures (such number of shares of common stock allocated to the Alternative Payment Mechanism, the “Shares Available for Issuance”) and to any other commitment under which the maximum number of shares of its common stock that MetLife, Inc. could be required to issue is not determinable. The definition of Shares Available for Issuance has the effect of giving absolute priority for issuance to commitments under which MetLife, Inc. is able to determine the maximum number of shares of its common stock that could be issued in connection therewith, irrespective of the dates on which such commitments were entered into.

MetLife, Inc. will be permitted to modify the definition of Shares Available for Issuance and the related provisions of the Junior Subordinated Indenture without the consent of holders of the Junior Subordinated Debentures provided that (i) MetLife, Inc. has determined, in good faith, that such modification is not materially adverse to such holders, (ii) the rating agencies then rating the Junior Subordinated Debentures confirm the then current ratings of the Junior Subordinated Debentures and (iii) the number of Shares Available for Issuance after giving effect to such modification will not fall below the then applicable threshold set forth in the third preceding paragraph.

If MetLife, Inc. elects to satisfy its obligation to pay deferred interest pursuant to the Alternative Payment Mechanism by issuing Qualifying Warrants, MetLife, Inc. will only do so if the total number of shares of its common stock underlying such Qualifying Warrants applied to pay interest on the Junior Subordinated Debentures pursuant to the Alternative Payment Mechanism, together with the total number of shares of its common stock underlying all prior issuances of Qualifying Warrants so applied, does not exceed an amount equal to 15% of the total number of MetLife, Inc.’s issued and outstanding shares of common stock as of the date of any proposed issuance.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership of MetLife, Inc.

The Junior Subordinated Indenture provides that a holder of Junior Subordinated Debentures, by such holder’s acceptance of the Junior Subordinated Debentures, agrees that in certain events of bankruptcy, insolvency or receivership of MetLife, Inc. prior to the maturity or redemption of any Junior Subordinated Debentures, whether voluntary or not, such holder of Junior Subordinated Debentures will have no claim for, and thus no right to receive, interest that is unpaid as a result of certain consequences of a Trigger Event (including any Compounded Interest thereon, to the extent permitted by law) and has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds 25% of the then outstanding principal amount of such holder’s Junior Subordinated Debentures. The unpaid interest for which the holder has no claim pursuant to the limitations described in this paragraph is referred to in this prospectus supplement as “Foregone Interest.” For the avoidance of doubt, this limitation on claims for unpaid interest does not apply to amounts of interest deferred on an optional basis, and holders will have a full claim for, and right to receive, such amounts.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

The provisions of the Junior Subordinated Indenture relating to our possible consolidation, merger, conveyance, sale of assets and other transfers will apply to the Junior Subordinated Debentures. You should refer to the description of these provisions under “Description of Debt Securities — Restrictive Covenants” and “Description of Debt Securities — Consolidation, Merger, Sale of Assets and Other Transactions” in the accompanying prospectus.

Subordination

The payment of principal of and interest on the Junior Subordinated Debentures, to the extent provided in the Junior Subordinated Indenture, will be subordinated to the prior payment in full of all of MetLife, Inc.’s present and future Senior Indebtedness.

Subject to the qualifications described below, the term “Senior Indebtedness” includes principal of, and interest and premium, if any, on, and any other amounts payable in respect of, the following:

•	all of MetLife, Inc.’s indebtedness, whether outstanding on the issue date of the Junior Subordinated Debentures or thereafter created, incurred or assumed, which is for money borrowed (including, without limitation, trust preferred securities of statutory trusts and MetLife, Inc.’s related subordinated debentures and guarantees issued under the Junior Subordinated Base Indenture, but excluding each of: (i) MetLife, Inc.’s obligations under the Financing Agreement relating to the 9.250% Fixed-to-Floating-Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust X (the “9.250% X-SURPS”) and, upon an exchange of the 9.250% X-SURPS, the related 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc., (ii) MetLife, Inc.’s obligations under the Financing Agreement relating to the 7.875% Fixed-to-Floating-Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV (the “7.875% X-SURPS”) and, upon an exchange of the 7.875% X-SURPS, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc. and (iii) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, which shall rank equally with, and shall not be senior in right of payment to, the Junior Subordinated Debentures) or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	all of MetLife, Inc.’s obligations under leases required or permitted to be capitalized under GAAP;

•	any indebtedness of others of the kinds described in the first bullet point above for the payment of which MetLife, Inc. is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.

The Senior Indebtedness will continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, “Senior Indebtedness” will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (i.e., trade accounts payable), which will rank equally in right of payment and upon liquidation with the Junior Subordinated Debentures, (2) indebtedness which by its terms ranks equally with or subordinated to the Junior Subordinated Debentures in right of payment or upon liquidation, (3) indebtedness owed by MetLife, Inc. to its subsidiaries, which also will rank equally in right of payment and upon liquidation to the Junior Subordinated Debentures, and (4) any liability for federal, state, local or other taxes owed or owing by MetLife, Inc. or by its subsidiaries. Each of (i) MetLife, Inc.’s obligations under the Financing Agreement relating to the 9.250% X-SURPS and, upon an exchange of the 9.250% X-SURPS, the related 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc., (ii) MetLife, Inc.’s obligations under the Financing Agreement relating to the 7.875% X-SURPS and, upon an exchange of the 7.875% X-SURPS, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc. and (iii) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066 shall rank equally with, and shall not be senior in right of payment to, the Junior Subordinated Debentures.

No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the Junior Subordinated Debentures including in respect of any repayment, redemption, retirement, purchase or other acquisition of the Junior Subordinated Debentures, if:

•	MetLife, Inc. defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity and written notice of such event of default, requesting that payments on the Junior Subordinated Debentures cease, is given to MetLife, Inc. by any holder of Senior Indebtedness, unless and until such event of default has been cured or waived or ceases to exist.

All present and future Senior Indebtedness, which will include interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be paid in full before any payment, whether in cash, securities or other property, will be made by MetLife, Inc. on account of the Junior Subordinated Debentures in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to MetLife, Inc., its creditors or its property;

•	any proceeding for MetLife, Inc.’s liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any general assignment by MetLife, Inc. for the benefit of creditors; or

•	any other marshaling of MetLife, Inc.’s assets.

In any such event, payments that would otherwise be made on the Junior Subordinated Debentures will generally be paid to the holders of Senior Indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the Senior Indebtedness is paid in full. If the payments on the Junior Subordinated Debentures are in the form of MetLife, Inc.’s securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding Senior Indebtedness and to any securities issued with respect to such Senior Indebtedness under a plan of reorganization or readjustment, they will be made first to the holders of Senior Indebtedness and then, if any amounts remain, to the holders of the Junior Subordinated

Debentures. No present or future holder of any Senior Indebtedness will be prejudiced in the right to enforce the subordination of the Junior Subordinated Debentures by any act or failure to act on MetLife, Inc.’s part.

In the event that, notwithstanding any of the foregoing prohibitions, the Junior Subordinated Trustee or the holders of the Junior Subordinated Debentures receive or hold any payment on account of or in respect of the Junior Subordinated Debentures at a time when a responsible officer of the Junior Subordinated Trustee or such holder has actual knowledge that such payment should not have been made to it, the Junior Subordinated Trustee or such holder, as the case may be, will hold such payment in trust for the benefit of, and, upon written request, will pay it over to, the holders of the Senior Indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest or any other amounts then payable with respect to any Senior Indebtedness.

Senior Indebtedness will only be deemed to have been paid in full if the holders of such Senior Indebtedness have received cash, securities or other property which is equal to the amount of the outstanding Senior Indebtedness.

After payment in full of all present and future Senior Indebtedness, holders of the Junior Subordinated Debentures will be subrogated to the rights of any holders of Senior Indebtedness to receive any further payments that are applicable to the Senior Indebtedness until all the Junior Subordinated Debentures are paid in full. In matters between holders of Junior Subordinated Debentures and any other type of MetLife, Inc.’s creditors, any payments that would otherwise be paid to holders of Senior Indebtedness and that are made to holders of the Junior Subordinated Debentures because of this subrogation will be deemed a payment by MetLife, Inc. on account of Senior Indebtedness and not on account of the Junior Subordinated Debentures.

The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that MetLife, Inc. may incur. MetLife, Inc. expects to incur from time to time additional Senior Indebtedness.

In addition to the contractual subordination provisions described above, the rights of the holders of the Junior Subordinated Debentures will be structurally subordinated to all existing and future obligations of MetLife, Inc.’s subsidiaries, as MetLife, Inc. is a holding company. As a result, MetLife, Inc. relies primarily on dividends or other payments from its direct and indirect operating subsidiaries, which generally are regulated insurance companies, to pay principal and interest on its outstanding debt obligations, and to make dividend distributions on MetLife, Inc.’s capital stock. Regulatory rules will, and certain covenants contained in various debt agreements may, restrict MetLife, Inc.’s ability to withdraw capital from its subsidiaries by dividends, loans or other payments.

Due to the subordination provisions described above, in the event of MetLife, Inc.’s insolvency, funds which MetLife, Inc. would otherwise use to pay the holders of the Junior Subordinated Debentures would be used to pay the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full. As a result of these payments, MetLife, Inc.’s general creditors may recover less, ratably, than the holders of its Senior Indebtedness and these general creditors may recover more, ratably, than the holders of the Junior Subordinated Debentures.

As of March 31, 2009, MetLife, Inc. had approximately $13.1 billion of debt outstanding at the parent company level and the subsidiaries had outstanding, $453.1 billion of total liabilities (including liabilities to policyholders and contractholders including $11.8 billion of debt (excluding in each case, intercompany liabilities)), $464.9 billion of which will be senior in priority to the Junior Subordinated Debentures.

Optional Redemption

Subject to the provisions described under “Description of the Replacement Capital Covenant,” MetLife, Inc. may, at its option, redeem the outstanding Junior Subordinated Debentures:

•	in whole or in part, at any time on or after August 1, 2034, at a cash redemption price equal to the Par Redemption Amount; provided that if the Junior Subordinated Debentures are not redeemed in whole, at least $50 million aggregate principal amount of the Junior Subordinated Debentures (excluding any Junior Subordinated Debentures held by MetLife, Inc. or any of its affiliates) must remain outstanding after giving effect to such redemption;

•	in whole or in part, at any time prior to August 1, 2034, in cases not involving a Tax Event or Rating Agency Event, at a cash redemption price equal to the greater of (i) the Par Redemption Amount and (ii) the Make-Whole Redemption Amount; provided that if the Junior Subordinated Debentures are not redeemed in whole, at least $50 million aggregate principal amount of the Junior Subordinated Debentures (excluding any Junior Subordinated Debentures held by MetLife, Inc. or any of its affiliates) must remain outstanding after giving effect to such redemption; and

•	in whole, but not in part, at any time prior to August 1, 2034, after the occurrence of a Tax Event or Rating Agency Event, at a cash redemption price equal to the greater of (i) the Par Redemption Amount and (ii) the Special Event Make-Whole Redemption Amount.

As used in this section:

“Par Redemption Amount” means a cash redemption price of 100% of the principal amount of the Junior Subordinated Debentures to be redeemed, plus accrued and unpaid interest, together with any Compounded Interest, thereon, to the extent permitted by law, to, but excluding, such Redemption Date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal and interest that would have been payable on the Junior Subordinated Debentures to be redeemed to and including August 1, 2034 (not including any portion of those payments of interest accrued as of such Redemption Date), discounted from their respective scheduled payment dates to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 70 basis points; plus accrued and unpaid interest, together with any Compounded Interest, thereon, to the extent permitted by law, to, but excluding, such Redemption Date.

“Special Event Make-Whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal and interest that would have been payable on the Junior Subordinated Debentures to be redeemed to and including August 1, 2034 (not including any portion of those payments of interest accrued as of such Redemption Date), discounted from their respective scheduled payment dates to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 80 basis points; plus accrued and unpaid interest, together with any Compounded Interest, thereon, to the extent permitted by law, to, but excluding, such Redemption Date.

For purposes of the preceding definitions:

•	“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

•	“Premium Calculation Agent” means an investment banking institution of national standing appointed by MetLife, Inc.

•	“Comparable Treasury Issue” means the U.S. Treasury security selected by the Premium Calculation Agent as having a maturity comparable to the term remaining from such Redemption Date to August 1, 2034 (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

•	“Comparable Treasury Price” means, with respect to such Redemption Date (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

•	“Reference Treasury Dealer” means (1) J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and their successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) MetLife, Inc. will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with MetLife, Inc.

•	“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Premium Calculation Agent of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Tax Event” means the receipt by MetLife, Inc. of an opinion of counsel, rendered by a law firm with experience in such matters, to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision interpreting or applying such laws or regulations, or (c) a threatened challenge asserted in connection with an audit of MetLife, Inc. or any of its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against MetLife, Inc. or its subsidiaries or becomes publicly known on or after June 30, 2009, there is more than an insubstantial increase in the risk that interest accruing or payable by MetLife, Inc. on the Junior Subordinated Debentures is not or, at any time subsequent to MetLife, Inc.’s receipt of such opinion, will not be, wholly deductible by MetLife, Inc. for U.S. federal income tax purposes.

“Rating Agency Event” means a change by any NRSRO that rates the Junior Subordinated Debentures, in the equity rating criteria for securities such as the Junior Subordinated Debentures as is in effect on the date of this prospectus supplement, which change results in lower equity credit being given to the Junior Subordinated Debentures than the equity credit that would have been given to the Junior Subordinated Debentures in the absence of such change.

MetLife, Inc. will mail, or cause the Junior Subordinated Trustee to mail, notice of every redemption of Junior Subordinated Debentures by first class mail, postage prepaid, addressed to the holders of record of the Junior Subordinated Debentures to be redeemed at their respective last addresses appearing on the register. Such mailing will be not less than ten days and not more than 25 days before the date fixed for redemption (the “Redemption Date,” and such date of notice, the “Notice Date”). Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of Junior Subordinated Debentures designated for redemption will not affect the redemption of any other Junior Subordinated Debentures. Each notice will state (i) the Redemption Date; (ii) the redemption price (or if not then ascertainable, the manner of calculation thereof); (iii) that the Junior Subordinated Debentures are being redeemed pursuant to the Junior Subordinated Indenture or the terms of the Junior Subordinated Debentures together with the facts permitting such redemption; (iv) if less than all outstanding Junior Subordinated Debentures are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Junior Subordinated Debentures to be redeemed; (v) the place or places where the Junior Subordinated Debentures are to be redeemed; and (vi) that interest on the Junior Subordinated Debentures to be redeemed will cease to accrue on the Redemption Date.

Any Junior Subordinated Debentures to be redeemed pursuant to the aforementioned notice will, on the applicable Redemption Date, become due and payable at the redemption price. From and after such date such Junior Subordinated Debentures will cease to bear interest. Upon surrender of any such Junior Subordinated Debentures for redemption in accordance with said notice, such Junior Subordinated Debentures will be paid by MetLife, Inc. at the redemption price, subject to certain conditions. If any Junior Subordinated Debentures called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the security certificates representing Junior Subordinated Debentures. Security certificates representing any Junior Subordinated Debentures redeemed only in part will be surrendered in accordance with the provisions of the Junior Subordinated Indenture. In exchange for the unredeemed portion of Junior Subordinated Debentures, new security certificates representing Junior Subordinated Debentures in an aggregate principal amount equal to the unredeemed portion will be executed and delivered.

Repayment of Principal; Replacement Capital Obligation

The Junior Subordinated Debentures mature on August 1, 2069, which is the “Final Maturity Date” for the Junior Subordinated Debentures. However, MetLife, Inc. has agreed to repay the principal amount of the Junior Subordinated Debentures, together with accrued and unpaid interest, on the Scheduled Redemption Date, subject to the limitations described below.

The Scheduled Redemption Date is August 1, 2039.

MetLife, Inc.’s obligation to repay the Junior Subordinated Debentures on the Scheduled Redemption Date is limited. MetLife, Inc. is required to repay the Junior Subordinated Debentures on the Scheduled Redemption Date only to the extent that it has raised sufficient net proceeds during the 180-day period ending on the Notice Date for the Scheduled Redemption Date from the issuance of certain Qualifying Capital Securities permitted to be issued pursuant to the Replacement Capital Covenant described under “Description of the Replacement Capital Covenant.” MetLife, Inc. will covenant to use Commercially Reasonable Efforts, subject to a Market Disruption Event and subject to its right to otherwise redeem the Junior Subordinated Debentures as described under “— Optional Redemption,” to raise sufficient net proceeds during such 180-day period from the issuance of Qualifying Capital Securities to permit repayment of the Junior Subordinated Debentures in full on the Scheduled Redemption Date, which is referred to herein as the “Replacement Capital Obligation.” If MetLife, Inc. has not raised sufficient net proceeds during such 180-day period to permit repayment of all principal and accrued and unpaid interest, including any Compounded Interest, to the extent permitted by law, on the Junior Subordinated Debentures on the Scheduled Redemption Date, MetLife, Inc. will continue to use Commercially Reasonable Efforts, subject to the limitations described in the immediately preceding sentence, to raise sufficient net proceeds during the 90-day period ending on the Notice Date for each subsequent Interest Payment Date from the issuance of Qualifying Capital Securities to permit repayment of the Junior Subordinated Debentures on the next Interest Payment Date, and on each Interest Payment Date thereafter, until the Junior Subordinated Debentures are paid in full. We refer to each such 180-day and 90-day period as a “QCS Proceeds Collection Period.” Until the Junior Subordinated Debentures are so paid in full, they will remain outstanding from quarter to quarter and bear interest at a floating rate specified herein, payable quarterly in arrears until repaid in accordance with their terms.

Notwithstanding the foregoing, if MetLife, Inc. redeems the Junior Subordinated Debentures when any deferred interest remains unpaid and at a time when the Alternative Payment Mechanism is otherwise applicable, the unpaid deferred interest (including Compounded Interest, to the extent permitted by law) may only be paid pursuant to the Alternative Payment Mechanism (other than any interest that has accrued during an Optional Deferral Period of less than five years, which may be paid out of any source of funds), except that on the Final Maturity Date and on the Acceleration Date, MetLife, Inc. may pay any accrued and unpaid interest without regard to the source of funds.

The Replacement Capital Obligation will continue to apply until (i) MetLife, Inc. has redeemed the Junior Subordinated Debentures in full in accordance with the Replacement Capital Obligation, (ii) the Junior Subordinated Debentures are otherwise paid in full on the Final Maturity Date or (iii) upon the occurrence of an Event of Default resulting in acceleration of the Junior Subordinated Debentures. MetLife, Inc.’s failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance and sale of Qualifying Capital Securities, subject to a Market Disruption Event and subject to MetLife, Inc.’s right to otherwise redeem the Junior Subordinated Debentures as described under “— Optional Redemption,” would be a breach of covenant under the Junior Subordinated Indenture, for which the Junior Subordinated Trustee and holders of the Junior Subordinated Debentures, subject to certain conditions, may bring suit for enforcement. However, in no event will such failure be an Event of Default or result in acceleration thereunder.

If any date fixed for redemption or repayment is not a Business Day, then payment of the redemption price or repayment of the principal amount of the Junior Subordinated Debentures will be made on the next day that is a Business Day, without any interest or other payment as a result of such delay.

MetLife, Inc. generally may amend or supplement the Replacement Capital Covenant without the consent of the holders of the Junior Subordinated Debentures. With respect to the Qualifying Capital Securities, on the other hand, MetLife, Inc. has agreed in the Junior Subordinated Indenture that it will not amend the Replacement Capital

Covenant to impose additional restrictions on the type or amount of Qualifying Capital Securities that it may include for purposes of determining when repayment, redemption or purchase of the Junior Subordinated Debentures is permitted, except with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures.

Any principal amount of the Junior Subordinated Debentures, together with accrued and unpaid interest, will be due and payable on the Final Maturity Date, regardless of the amount of Qualifying Capital Securities MetLife, Inc. has issued and sold by that time.

Although under the Replacement Capital Covenant the principal amount of Junior Subordinated Debentures that MetLife, Inc. may repay, redeem or purchase at any time may be based on the net cash proceeds from certain issuances of its common stock, rights to acquire its common stock, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity and Mandatorily Convertible Preferred Stock in addition to Qualifying Capital Securities, MetLife, Inc. has no obligation under the Junior Subordinated Indenture to use Commercially Reasonable Efforts to issue any securities other than Qualifying Capital Securities or to use the proceeds of the issuance of any other securities to repay the Junior Subordinated Debentures on the Scheduled Redemption Date or at any time thereafter.

“Commercially Reasonable Efforts” means commercially reasonable efforts to complete the offer and sale of Qualifying Capital Securities to third parties that are not subsidiaries of MetLife, Inc. in public offerings or private placements. For the avoidance of doubt, MetLife, Inc. will not be considered to have used Commercially Reasonable Efforts if MetLife, Inc. determines to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

MetLife, Inc. will not be required to redeem the Junior Subordinated Debentures on the Scheduled Redemption Date or any Interest Payment Date following the Scheduled Redemption Date (and prior to the Final Maturity Date), as the case may be (each, a “Required Repayment Date”), to the extent MetLife, Inc. provides written certification to the Junior Subordinated Trustee (which the Junior Subordinated Trustee will promptly forward upon receipt to each holder of record of Junior Subordinated Debentures) on the Notice Date for such Required Repayment Date certifying that either:

•	a Market Disruption Event was existing and continued during the entire applicable QCS Proceeds Collection Period;

•	a Market Disruption Event was existing and continued during a part of the applicable QCS Proceeds Collection Period and MetLife, Inc. was unable (after using Commercially Reasonable Efforts) to raise sufficient net proceeds during such QCS Proceeds Collection Period to permit repayment of the Junior Subordinated Debentures in full on the applicable Required Repayment Date; or

•	no Market Disruption Event was existing during the applicable QCS Proceeds Collection Period, but MetLife, Inc. was unable (after using Commercially Reasonable Efforts) to raise sufficient net proceeds during such QCS Proceeds Collection Period to permit repayment of the Junior Subordinated Debentures in full on the applicable Required Repayment Date.

Net proceeds from the sale of Qualifying Capital Securities that MetLife, Inc. is permitted to apply to repayment of Junior Subordinated Debentures on and after the Scheduled Redemption Date will be applied, first, to pay interest that MetLife, Inc. is not paying from other sources (other than interest required to be paid pursuant to the Alternative Payment Mechanism) and, second, to repay the principal of Junior Subordinated Debentures; provided that if MetLife, Inc. raises less than $5 million of net proceeds from the sale of Qualifying Capital Securities during the applicable QCS Proceeds Collection Period, MetLife, Inc. will not be required to repay any Junior Subordinated Debentures on the Scheduled Redemption Date or the applicable quarterly Interest Payment Date, as applicable, but it will use those net proceeds to repay the Junior Subordinated Debentures on the next quarterly Interest Payment Date as of which MetLife, Inc. has raised at least $5 million of net proceeds; provided, further, that if MetLife, Inc. is obligated to sell Qualifying Capital Securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Junior Subordinated Debentures, then on any date and for any period the amount of net proceeds received by MetLife, Inc. from those sales and available for such payments shall be applied to the Junior Subordinated Debentures and those other securities having the same

Required Repayment Date or Scheduled Redemption Date as the Junior Subordinated Debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later Required Repayment Date or Scheduled Redemption Date until the principal of and all accrued and unpaid interest on the Junior Subordinated Debentures has been paid in full.

Events of Default

An Event of Default means:

•	the failure to pay interest (including Compounded Interest) in full, whether due to an Optional Deferral, during a Trigger Period or otherwise, after the conclusion of a period of ten consecutive years following the commencement of any deferral period or on the Final Maturity Date;

•	default in the payment of the principal of, or premium, if any, on, the Junior Subordinated Debentures when due; or

•	certain events of bankruptcy, insolvency or receivership with respect to MetLife, Inc., whether voluntary or not.

Events of Default do not include failure to comply with or breach of MetLife, Inc.’s other covenants in the Junior Subordinated Indenture with respect to the Junior Subordinated Debentures (an “Other Covenant Default”), including the covenant to sell MetLife, Inc.’s common stock through the Alternative Payment Mechanism as described herein. Accordingly, an Other Covenant Default will not result in the acceleration of payment of the Junior Subordinated Debentures. Although an Other Covenant Default will not constitute an Event of Default, it will otherwise constitute a default under the Junior Subordinated Indenture and could give rise to a claim against MetLife, Inc. relating to the specific breach; however, the remedy of holders of the Junior Subordinated Debentures may be limited to direct monetary damages (if any). An Other Covenant Default will only give rise to possible remedies if it continues for 90 days after delivery of specified notice.

Holders of the Junior Subordinated Debentures may not themselves institute a proceeding against MetLife, Inc. on account of an Other Covenant Default unless, among other things, the Junior Subordinated Trustee fails to institute such a proceeding, subject to the terms of the Junior Subordinated Indenture. However, the holders of a majority in principal amount of the Junior Subordinated Debentures may direct the Junior Subordinated Trustee to bring such a proceeding if an Other Covenant Default continues for a period of 90 days after delivery of specified notice to MetLife, Inc. from the Junior Subordinated Trustee or to MetLife, Inc. and the Junior Subordinated Trustee from the holders of a majority in principal amount of the Junior Subordinated Debentures, subject to the terms of the Junior Subordinated Indenture. Except with respect to covenants relating to MetLife, Inc.’s obligation to file periodic or other reports and an annual statement with respect to defaults under the Junior Subordinated Indenture, the Junior Subordinated Indenture will not require the Junior Subordinated Trustee to take any action in case of an Other Covenant Default (other than to give notice of such Other Covenant Default to the holders of the Junior Subordinated Debentures under certain circumstances, as described below) unless so directed by the holders of the Junior Subordinated Debentures. In the case of an Other Covenant Default resulting from MetLife, Inc.’s failure or breach in regard to its obligation under the Junior Subordinated Indenture to file periodic or other reports or the annual statement with respect to defaults, such Other Covenant Default, after its continuance for 90 days after delivery of such specified notice, will be treated under the Junior Subordinated Indenture as if it were an Event of Default and the Junior Subordinated Trustee will have all of the rights, duties and obligations, and the holders of the Junior Subordinated Debentures will have all of the rights, in respect of such Other Covenant Default as if such Other Covenant Default were such an Event of Default, except that there will be no right to accelerate the payment of the Junior Subordinated Debentures.

The Junior Subordinated Indenture provides, as to both Events of Default and Other Covenant Defaults, that holders of the Junior Subordinated Debentures only have the right to institute a direct action against MetLife, Inc. upon compliance with certain conditions specified in the Junior Subordinated Indenture. These conditions include, among other things, prior notice by the requisite percentage of holders of the Junior Subordinated Debentures, offer of indemnification to the Junior Subordinated Trustee, and failure of the Junior Subordinated Trustee to act for 60 days.

Within 90 days after a default, the Junior Subordinated Trustee must give to the holders of the Junior Subordinated Debentures notice of all uncured and unwaived defaults by MetLife, Inc. known to it. However, except in the case of default in payment, the Junior Subordinated Trustee may withhold such notice if it determines that such withholding is in the interest of such holders.

If an Event of Default occurs in respect of any outstanding Junior Subordinated Debentures, the Junior Subordinated Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debentures may declare the principal amount, premium, if any, and all unpaid and accrued interest (other than Foregone Interest in case of certain events of bankruptcy, insolvency or receivership, whether voluntary or not) to be due and payable immediately by written notice thereof to MetLife, Inc., and to the Junior Subordinated Trustee if given by the holders of the Junior Subordinated Debentures, subject to the terms of the Junior Subordinated Indenture; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration will be automatic. However, the payment of principal, premium, if any, and interest on the Junior Subordinated Debentures will remain subordinated to the extent provided in the Junior Subordinated Indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the Junior Subordinated Debentures may, subject to specified conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, or premium, if any, or interest on the Junior Subordinated Debentures have been cured or waived as provided in the Junior Subordinated Indenture.

Discharge, Defeasance and Covenant Defeasance

The discharge, defeasance and covenant defeasance provisions of the Junior Subordinated Indenture will apply to the Junior Subordinated Debentures. You should refer to the description of these provisions under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus; provided, that any defeasance of the Junior Subordinated Debentures will be subject to the Replacement Capital Covenant described under “Description of the Replacement Capital Covenant” in this prospectus supplement.

Modification of Junior Subordinated Indenture

The modification provisions of the Junior Subordinated Indenture will apply to the Junior Subordinated Debentures. You should refer to the description of these provisions under “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus.

In addition, we will be permitted to modify, without consent of holders of the Junior Subordinated Debentures, the definition of “Shares Available for Issuance” and the related provisions of the Junior Subordinated Indenture; provided that (i) we have determined, in good faith, that such modification is not materially adverse to such holders, (ii) the Rating Agencies then rating the Junior Subordinated Debentures confirm the then current ratings of the Junior Subordinated Debentures and (iii) the number of Shares Available for Issuance after giving effect to such modification will not fall below the then applicable threshold.

Governing Law

The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

About the Junior Subordinated Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association) is the Junior Subordinated Trustee and will be the principal paying agent, calculation agent and registrar for the Junior Subordinated Debentures. MetLife, Inc. has entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates.

The Junior Subordinated Trustee may resign or be removed with respect to one or more series of debt securities under the Junior Subordinated Indenture, and a successor Junior Subordinated Trustee may be appointed to act with respect to such series.

DESCRIPTION OF THE REPLACEMENT CAPITAL COVENANT

The following summary describes the material terms and conditions of the Replacement Capital Covenant. This description is qualified in its entirety by reference to the terms and provisions of the Replacement Capital Covenant. A copy of the Replacement Capital Covenant may be obtained upon request to MetLife, Inc. at its address set forth under “Where You Can Find More Information,” and a copy will also be filed with the SEC as an exhibit to a Current Report on Form 8-K.

MetLife, Inc. will covenant in the Replacement Capital Covenant for the benefit of Covered Debtholders that MetLife, Inc. will not repay, redeem or purchase, and will cause its subsidiaries not to repay, redeem or purchase, as applicable, the Junior Subordinated Debentures prior to August 1, 2059, except to the extent that the principal amount repaid or the applicable redemption, repayment or purchase price does not exceed the Applicable Percentage of the aggregate amount of net cash proceeds received by MetLife, Inc. and its subsidiaries since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period) from the sale of MetLife, Inc.’s common stock, rights to acquire common stock, Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity and Qualifying Capital Securities (collectively, “Replacement Capital Securities”).

MetLife, Inc.’s covenants in the Replacement Capital Covenant run only to the benefit of Covered Debtholders. The Replacement Capital Covenant is not intended for the benefit of holders of the Junior Subordinated Debentures and may not be enforced by them, and the Replacement Capital Covenant is not a term of the Junior Subordinated Indenture or the Junior Subordinated Debentures, except that MetLife, Inc. will agree in the Junior Subordinated Indenture that MetLife, Inc. will not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of Qualifying Capital Securities that MetLife, Inc. may include for purposes of determining when repayment, redemption or purchase of the Junior Subordinated Debentures is permitted, except with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures. The initial series of Covered Debt is MetLife, Inc.’s 5.70% Senior Notes due 2035 (the “Initial Covered Debt”). The Replacement Capital Covenant includes provisions requiring MetLife, Inc. to redesignate a new series of indebtedness if the Covered Debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100 million in outstanding principal amount, subject to additional procedures. MetLife, Inc. expects that, at all times prior to August 1, 2059, MetLife, Inc. will be subject to the Replacement Capital Covenant and, accordingly, will be restricted in its ability to repay, redeem or purchase the Junior Subordinated Debentures.

MetLife, Inc.’s ability to raise proceeds from the Replacement Capital Securities during the applicable Measurement Period with respect to any proposed repayment, redemption or purchase of the Junior Subordinated Debentures will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those Replacement Capital Securities.

MetLife, Inc. may amend or supplement the Replacement Capital Covenant from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of indebtedness benefiting from the Replacement Capital Covenant, which is defined in the Replacement Capital Covenant as “Covered Debt.” MetLife, Inc. may, acting alone and without the consent of such holders, amend or supplement the Replacement Capital Covenant if (i) the effect of such amendment or supplement is solely to impose additional restrictions on the types of securities qualifying as Replacement Capital Securities, and one of MetLife, Inc.’s officers has delivered to such holders in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate to that effect, (ii) such amendment or supplement is not adverse to such holders and one of MetLife, Inc.’s officers has delivered to such holders in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to such holders, or (iii) such amendment or supplement eliminates common stock, rights to acquire common stock, Debt Exchangeable for Common Equity and/or Mandatorily Convertible Preferred Stock as Replacement Capital Securities if, after the date of the Replacement Capital Covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, rights to acquire common stock, Debt Exchangeable for Common Stock and/or Mandatorily

Convertible Preferred Stock as a Replacement Capital Security would result in a reduction in MetLife, Inc.’s earnings per share, as calculated in accordance with generally accepted accounting principles in the United States.

The Replacement Capital Covenant will terminate upon the earliest to occur of (i) August 1, 2059, or, if earlier, the date on which the Junior Subordinated Debentures are otherwise repaid, redeemed or purchased in full in compliance with the Replacement Capital Covenant, (ii) the date, if any, on which the holders of a majority in principal amount of the then-effective specified series of Covered Debt consent or agree to the termination of the Replacement Capital Covenant and MetLife, Inc.’s obligations thereunder, (iii) the date on which MetLife, Inc. ceases to have any series of outstanding eligible senior debt or eligible subordinated debt (in each case, without giving effect to the rating requirement in clause (b) of the definition of each such term), (iv) the date on which an Event of Default under the Junior Subordinated Indenture resulting in an acceleration of the Junior Subordinated Debentures occurs and (v) a Change of Control Event.

For the avoidance of doubt, any reference in this section “Description of the Replacement Capital Covenant” to any repayment of MetLife, Inc.’s securities will be deemed to include a reference to defeasance of its obligations under such securities.

“Applicable Percentage” means:

•	in the case of any common stock or Qualifying Warrants, (a) 133.33% with respect to any repayment, redemption or purchase prior to August 1, 2039, (b) 200% with respect to any repayment, redemption or purchase on or after August 1, 2039 and prior to August 1, 2049 and (c) 400% with respect to any repayment, redemption or purchase on or after August 1, 2049;

•	in the case of any Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, (a) 100% with respect to any repayment, redemption or purchase prior to August 1, 2039, (b) 150% with respect to any repayment, redemption or purchase on or after August 1, 2039 and prior to August 1, 2049 and (c) 300% with respect to any repayment, redemption or purchase on or after August 1, 2049;

•	in the case of any Qualifying Capital Securities described in clause (a) of the definition of that term, (i) 100% with respect to any repayment, redemption or purchase prior to August 1, 2039, (ii) 150% with respect to any repayment, redemption or purchase on or after August 1, 2039 and prior to August 1, 2049 and (iii) 300% with respect to any repayment, redemption or purchase on or after August 1, 2049;

•	in the case of any Qualifying Capital Securities described in clauses (b)(ii) through (b)(ix) of the definition of that term, (i) 100% with respect to any repayment, redemption or purchase on or after August 1, 2039 and prior to August 1, 2049 and (ii) 200% with respect to any repayment, redemption or purchase on or after August 1, 2049; and

•	in the case of any Qualifying Capital Securities described in clauses (c)(ii) through (c)(vii) of the definition of that term, 100%.

“Below Investment Grade Rating Event” means MetLife, Inc.’s senior unsecured credit rating from each of the Rating Agencies is below Investment Grade on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the senior unsecured credit rating of MetLife, Inc. is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform MetLife, Inc. in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(a) the consummation of any direct or indirect sale, transfer, conveyance or other disposition (other than by way of amalgamation, merger, consolidation or scheme of arrangement), in one or a series of related transactions, of all or substantially all of the properties or assets of MetLife, Inc. and those of its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or another wholly-owned subsidiary of MetLife, Inc.;

(b) the consummation of any transaction (including, without limitation, any amalgamation, merger, consolidation or scheme of arrangement) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than MetLife, Inc. or another wholly-owned subsidiary of MetLife, Inc., becomes the beneficial owner, directly or indirectly, of more than or equal to 50% of the Voting Shares of MetLife, Inc., measured by voting power rather than number of shares; or

(c) the first day on which a majority of the members of MetLife, Inc.’s board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction effected to create a holding company for MetLife, Inc. will not be deemed to involve a change of control if (1) pursuant to such transaction MetLife, Inc. becomes a wholly-owned subsidiary of such holding company and (2) the holders of the Voting Shares of such holding company immediately following such transaction are the same as the holders of the Voting Shares of MetLife, Inc. immediately prior to such transaction.

“Change of Control Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “such securities”) that:

•	gives the holder a beneficial interest in (x) a fractional interest in a stock purchase contract for MetLife, Inc. common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments and (y) subordinated debt securities of MetLife, Inc. or any of its subsidiaries that are non-callable prior to the settlement date of the stock purchase contracts;

•	provides that the holders directly or indirectly grant MetLife, Inc. a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase shares of MetLife, Inc. common stock pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last Distribution Date that is at least one month prior to the settlement date of the stock purchase contract; and

•	provides for the proceeds raised in the remarketing to be used to purchase shares of MetLife common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by MetLife, Inc. exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the Debt Exchangeable for Common Equity.

“Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “such securities”) that:

•	gives the holder a beneficial interest in (a) subordinated debt securities of MetLife, Inc. or one of its subsidiaries (in this definition, the “issuer”) that include a provision permitting the issuer to defer Distributions in whole or in part on such securities for one or more Distribution Periods of up to at least seven years without any remedies other than Permitted Remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (b) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Qualifying Non-Cumulative Perpetual Preferred Stock;

•	provides that the holders directly or indirectly grant to MetLife, Inc. a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Qualifying Non-Cumulative Perpetual Preferred Stock pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which the subordinated debt of the issuer is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (a) one or more financial tests set forth in the terms of the instrument governing the terms of such Debt Exchangeable for Preferred Equity or (b) the dissolution of the issuer of such Debt Exchangeable for Preferred Equity;

•	provides for the proceeds raised in the remarketing to be used to purchase Qualifying Non-Cumulative Perpetual Preferred Stock under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by MetLife, Inc. exercising its rights as a secured creditor with respect to the subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;

•	includes a Qualifying Replacement Capital Covenant that will apply to such securities and to any Qualifying Non-Cumulative Perpetual Preferred Stock issued pursuant to the stock purchase contracts; provided that such Qualifying Replacement Capital Covenant may not include Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity as a replacement security; and

•	after the issuance of such Qualifying Non-Cumulative Perpetual Preferred Stock, provides the holder with a beneficial interest in such Qualifying Non-Cumulative Perpetual Preferred Stock.

“Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that such cumulative preferred stock convert into common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such cumulative preferred stock, subject to customary anti-dilution adjustments.

“Measurement Date” means: (a) with respect to any repayment, redemption or purchase of Junior Subordinated Debentures on or prior to the Scheduled Redemption Date, the date that is 180 days, and (b) with respect to any repayment, redemption or purchase of Junior Subordinated Debentures after the Scheduled Redemption Date, the date that is 90 days, in each case prior to delivery of notice of such repayment or redemption or prior to the date of such purchase.

“Measurement Period” means the period from a Measurement Date to the related notice date or repurchase date. Measurement periods cannot run concurrently.

“Qualifying Capital Securities” means securities (other than common stock, rights to acquire common stock, Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity and Debt Exchangeable for Preferred Equity) that, in the determination of MetLife, Inc.’s board of directors reasonably construing the definitions and other terms of the Replacement Capital Covenant, meet one of the following criteria:

(a) in connection with any repayment, redemption or purchase of Junior Subordinated Debentures on or prior to August 1, 2039:

(i) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon MetLife, Inc.’s liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years and (c) either (x) are subject to a Qualifying Replacement Capital Covenant and have either a No Payment Provision or are Non-Cumulative or

(y) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure and have either an Optional Deferral Provision or a No Payment Provision;

(ii) preferred stock issued by MetLife, Inc. or its subsidiaries that (a) is Non-Cumulative, (b) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (c) has no maturity or a maturity of at least 60 years and (d) either (x) is subject to a Qualifying Replacement Capital Covenant or (y) has a Mandatory Trigger Provision and is subject to Intent-Based Replacement Disclosure; or

(iii) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a Qualifying Replacement Capital Covenant, (d) have an Optional Deferral Provision and (e) have a Mandatory Trigger Provision;

(b) in connection with any repayment, redemption or purchase of Junior Subordinated Debentures at any time after August 1, 2039 but on or prior to August 1, 2049:

(i) all securities that would be Qualifying Capital Securities on or prior to August 1, 2039;

(ii) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon MetLife, Inc.’s liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a Qualifying Replacement Capital Covenant and (d) have an Optional Deferral Provision;

(iii) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon MetLife, Inc.’s liquidation, dissolution or winding up, (b) are Non-Cumulative or have a No Payment Provision and (c) (x) have no maturity or a maturity of at least 60 years and (y) are subject to Intent-Based Replacement Disclosure;

(iv) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon MetLife, Inc.’s liquidation, dissolution or winding up, (b) are Non-Cumulative or have a No Payment Provision, (c) have no maturity or a maturity of at least 40 years and (d) are subject to a Qualifying Replacement Capital Covenant;

(v) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon MetLife, Inc.’s liquidation, dissolution or winding up, (b) have an Optional Deferral Provision, (c) have no maturity or a maturity of at least 40 years, (d) are subject to Intent-Based Replacement Disclosure and (e) have a Mandatory Trigger Provision;

(vi) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon MetLife, Inc.’s liquidation, dissolution or winding up, (b) have an Optional Deferral Provision, (c) have no maturity or a maturity of at least 25 years, (d) have a Qualifying Replacement Capital Covenant and (e) have a Mandatory Trigger Provision;

(vii) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon MetLife, Inc.’s liquidation, dissolution or winding up, (b) have an Optional Deferral Provision, (c) have a Mandatory Trigger Provision and (d) have no maturity or a maturity of at least 60 years;

(viii) cumulative preferred stock issued by MetLife, Inc. or its subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) (x) has no maturity or a maturity of at least 60 years and (y) is subject to a Qualifying Replacement Capital Covenant; or

(ix) other securities issued by MetLife, Inc. or its subsidiaries that (a) rank upon MetLife, Inc.’s liquidation, dissolution or winding-up either (x) pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) or (y) pari passu with the claims of MetLife, Inc.’s trade creditors and junior to all of MetLife, Inc.’s long-term indebtedness for money borrowed (other than MetLife, Inc.’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on its liquidation, dissolution or winding-up), (b) have an Optional Deferral Provision or a No Payment Provision, (c) have a Mandatory Trigger Provision and (d) either (x) have no maturity or a maturity of at least 40 years and Intent-Based Replacement Disclosure or (y) have no maturity or a maturity of at least 25 years and are subject to a Qualifying Replacement Capital Covenant;

(c) in connection with any repayment, redemption or purchase of Junior Subordinated Debentures at any time after August 1, 2049:

(i) all securities that would be Qualifying Capital Securities after August 1, 2039 but on or prior to August 1, 2049;

(ii) preferred stock issued by MetLife, Inc. that (a) (x) has no maturity or a maturity of at least 50 years and (y) is subject to Intent-Based Replacement Disclosure and (b) is Non-Cumulative;

(iii) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon MetLife, Inc.’s liquidation, dissolution or winding up, (b) either (x) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (y) have no maturity or a maturity at least 30 years and are subject to a Qualifying Replacement Capital Covenant and (c) are Non-Cumulative;

(iv) securities issued by MetLife, Inc. or its subsidiaries that (a) rank pari passu with or junior to the Junior Subordinated Debentures (or would rank pari passu with or junior to the Junior Subordinated Debentures upon the issuance thereof) upon MetLife, Inc.’s liquidation, dissolution or winding up, (b) have an Optional Deferral Provision, (c) have a Mandatory Trigger Provision and (d) (x) have no maturity or a maturity of at least 30 years and (y) are subject to Intent-Based Replacement Disclosure;

(v) securities issued by MetLife, Inc. or its subsidiaries that rank senior to the Junior Subordinated Debentures upon MetLife, Inc.’s liquidation, dissolution or winding up, and (a) have no maturity or a maturity of at least 60 years and either (x) have an Optional Deferral Provision and are subject to a Qualifying Replacement Capital Covenant or (y) (i) have either a No Payment Provision or are Non-Cumulative and (ii) are subject to Intent-Based Replacement Disclosure;

(vi) securities issued by MetLife, Inc. or its subsidiaries that rank senior to the Junior Subordinated Debentures upon MetLife, Inc.’s liquidation, dissolution or winding up, and (a) have no maturity or a maturity of at least 40 years and either (x) (i) have either a No Payment Provision or are Non-Cumulative and (ii) are subject to a Qualifying Replacement Capital Covenant or (y) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure; or

(vii) cumulative preferred stock issued by MetLife, Inc. or its subsidiaries that either (a) (x) has no maturity or a maturity of at least 60 years and (y) is subject to Intent-Based Replacement Disclosure or (b) has a maturity of at least 40 years and is subject to a Qualifying Replacement Capital Covenant.

Notwithstanding (and as a qualification to) the foregoing, in the case of each Qualifying Capital Security that includes a Significant Distribution Rate Step-Up, each reference in this definition to “Intent-Based Replacement Disclosure” shall instead be deemed to read “a Qualifying Replacement Capital Covenant.”

For purposes of the definitions provided above, the following terms shall have the following meanings:

“Alternative Payment Mechanism” means, with respect to any securities or combination of securities (together in this definition, “such securities”), provisions in the related transaction documents requiring MetLife, Inc. to issue (or use APM Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such securities and apply the proceeds to pay unpaid Distributions on such securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which MetLife, Inc. pays current Distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

•	define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by MetLife, Inc. or any of its subsidiaries as consideration for such securities) that MetLife, Inc. has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities, up to the preferred cap in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Perpetual Preferred Stock and Mandatorily Convertible Preferred Stock;

•	permit MetLife, Inc. to pay current Distributions on any Distribution Date out of any source of funds but (x) require MetLife, Inc. to pay deferred Distributions only out of eligible proceeds and (y) prohibit MetLife, Inc. from paying deferred Distributions out of any source of funds other than eligible proceeds, unless (if MetLife, Inc. elects to so provide in the terms of such securities) an Applicable Governmental Authority directs otherwise or an event of default has occurred that results in the acceleration of such securities;

•	include a Repurchase Restriction that applies if deferral of Distributions continues for more than one year;

•	notwithstanding the foregoing bullet point, if an Applicable Governmental Authority disapproves the issuer’s sale of APM Qualifying Securities, may (if MetLife, Inc. elects to so provide in the terms of such securities) permit MetLife, Inc. to pay deferred Distributions from any source without a breach of MetLife, Inc.’s obligations under the transaction documents;

•	if an Applicable Governmental Authority does not disapprove MetLife, Inc.’s issuance and sale of APM Qualifying Securities but disapproves the use of the proceeds thereof to pay deferred Distributions, may (if MetLife, Inc. elects to so provide in the terms of such securities) permit MetLife, Inc. to use such proceeds for other purposes and to continue to defer Distributions without a breach of its obligations under the transaction documents; and

•	limit MetLife, Inc.’s obligation to issue (or use APM Commercially Reasonable Efforts to issue) APM Qualifying Securities up to:

•	in the case of APM Qualifying Securities that are common stock or Qualifying Warrants, an amount from the issuance thereof pursuant to the Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to the Alternative Payment Mechanism) with respect to deferred Distributions attributable to the first five years of any deferral period equal (a) to 2% of the product of the average of the current stock market prices of the common stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of common stock as of the date of MetLife, Inc.’s most recent publicly available consolidated financial statements or (b) to a number of shares of common stock and shares purchasable upon exercise of Qualifying Warrants, in the aggregate, not in excess of 2% of the outstanding number of shares of common stock (the “common cap”), provided (and it being understood) that the common cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the ninth anniversary of the commencement of such deferral period;

•	in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Perpetual Preferred Stock or Mandatorily Convertible Preferred Stock, an amount from the issuance thereof pursuant to the related Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the initial principal or stated amount of the securities that are the subject of the related Alternative Payment Mechanism (the “preferred cap”);

•	in the case of Qualifying Capital Securities other than Qualifying Non-Cumulative Perpetual Preferred Stock, include a Bankruptcy Claim Limitation Provision;

•	may include a provision that limits MetLife, Inc.’s ability to sell its common stock, Qualifying Warrants or Mandatorily Convertible Preferred Stock above an aggregate cap specified in the transaction documents (a “share cap”), subject to MetLife, Inc.’s agreement to use commercially reasonable efforts to increase the share cap amount (i) only to the extent that it can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in common stock or (ii) if MetLife, Inc. cannot increase the share cap amount as contemplated in clause (i) above, by requesting MetLife, Inc.’s board of directors to adopt a resolution for a stockholder vote at the next occurring annual stockholders’ meeting to increase the number of authorized common stock for purposes of satisfying the issuer’s obligations to pay deferred Distributions; and

•	permit MetLife, Inc., at its option, to provide that if it is involved in an amalgamation, merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “Business Combination”) where immediately after the consummation of the Business Combination more than 50% of the surviving or resulting entity’s voting shares are owned by the stockholders of the other party to the Business Combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the Business Combination;

provided (and it being understood) that:

•	MetLife, Inc. shall not be obligated to issue (or use APM Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

•	if, due to a Market Disruption Event or otherwise, MetLife, Inc. is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, MetLife, Inc. will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the common cap, the share cap and the preferred cap, as applicable; and

•	if MetLife, Inc. has outstanding more than one class or series of securities under which MetLife, Inc. is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by MetLife, Inc. from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap, the share cap and the preferred cap, as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as an Applicable Governmental Authority may approve.

“APM Commercially Reasonable Efforts” means commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities to third parties that are not subsidiaries of MetLife, Inc. in public offerings or private placements. For the avoidance of doubt, MetLife, Inc. will not be considered to have used APM Commercially Reasonable Efforts if MetLife, Inc. determines to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

“APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism or a Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for the Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision, as applicable):

•	common stock;

•	Qualifying Warrants;

•	Qualifying Non-Cumulative Perpetual Preferred Stock; or

•	Mandatorily Convertible Preferred Stock;

provided (and it being understood) that:

•	if the APM Qualifying Securities for any Alternative Payment Mechanism or Mandatory Trigger Provision include both common stock and Qualifying Warrants,

•	such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, MetLife, Inc. to issue Qualifying Warrants; and

•	MetLife, Inc. may, without the consent of the holders of the Qualifying Capital Securities, amend the definition of APM Qualifying Securities to eliminate common stock or Qualifying Warrants (but not both) from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in MetLife, Inc.’s earnings per share as calculated for financial reporting purposes; and

•	if the APM Qualifying Securities for any Alternative Payment Mechanism or Mandatory Trigger Provision include Mandatorily Convertible Preferred Stock,

•	such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, MetLife, Inc. to issue Mandatorily Convertible Preferred Stock; and

•	MetLife, Inc. may, without the consent of the holders of the Qualifying Capital Securities, amend the definition of APM Qualifying Securities to eliminate Mandatorily Convertible Preferred Stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective so that there is more than an insubstantial risk that the failure to do so would result in a reduction in MetLife, Inc.’s earnings per share as calculated for financial reporting purposes.

“Applicable Governmental Authority” means any regulatory body, administrative agency, or governmental body having jurisdiction over MetLife, Inc. or any subsidiary thereof, including, without limitation, any insurance regulatory authority and the Federal Reserve Board.

“Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer or MetLife, Inc., limit the claim of the holders of such securities to Distributions that accumulate during (a) any deferral period, in the case of securities that have an Alternative Payment Mechanism or (b) any period in which MetLife, Inc. fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a Mandatory Trigger Provision, to:

•	in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Non-Cumulative Perpetual Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such Qualifying Capital Securities then outstanding; and

•	in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) the earliest two years of accumulated and unpaid Distributions (including compounded amounts thereon) and (y) an amount equal to the excess, if any, of the preferred cap over the aggregate amount of net proceeds from the sale of Qualifying Non-Cumulative Perpetual Preferred Stock and Mandatorily Convertible Preferred Stock that are still outstanding that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision; provided that the holders of such Qualifying Capital Securities are deemed to agree that, to the extent the claim for deferred Distributions exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Non-Cumulative Perpetual Preferred Stock.

“Continuing Director” means, as of any date of determination, any member of MetLife, Inc.’s board of directors who:

•	was a member of such board of directors on the first date that any of the Junior Subordinated Debentures were issued; or

•	was nominated for election or elected to MetLife, Inc.’s board of directors with the approval of a majority of the Continuing Directors who were members of MetLife, Inc.’s board at the time of such nomination or election.

“Distribution Date” means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any securities or combination of securities, each period from and including the later of the issue date and a Distribution Date for such securities to but excluding the next succeeding Distribution Date for such securities.

“Distributions” means, as to a security or combination of securities, dividends, interest payments or other income Distributions to the holders thereof that are not MetLife, Inc.’s subsidiaries.

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities (together in this definition, “securities”), that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer and any subsidiary, to the extent the securities provide the issuer with rating agency equity credit, will repay, redeem, purchase or defease such securities only with the proceeds of Replacement Capital Securities that have terms and provisions at the time of repayment, redemption, purchase or defeasance that are as or more equity-like than the securities then being repaid, redeemed, purchased or defeased, raised within 180 days prior to the applicable repayment, redemption, purchase or defeasance date.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by Standard & Poor’s (or its equivalent under any successor rating categories of Standard & Poor’s) (or, in each case, if such rating agency ceases to publish a senior unsecured credit rating for MetLife, Inc. for reasons outside of MetLife, Inc.’s control, the equivalent investment grade credit rating from any Rating Agency selected by MetLife, Inc. as a replacement Rating Agency).

“Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:

•	if the issuer of such securities fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, for so long as such failure continues:

(x) permit such issuer to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities and

(y) in the case of any such securities other than Qualifying Non-Cumulative Perpetual Preferred Stock, require such issuer to issue and sell APM Qualifying Securities (or use APM Commercially Reasonable Efforts to issue and sell)

within two years of such failure, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including all deferred and accumulated amounts), provided that (i) such Mandatory Trigger Provision shall limit the issuance and sale of common stock and/or Qualifying Warrants the net proceeds of which must be applied to pay such Distributions pursuant to such provision to the common cap unless such Mandatory Trigger Provision requires such issuance and sale within one year of such failure and (ii) the amount of Qualifying Non-Cumulative Perpetual Preferred Stock

and still-outstanding Mandatorily Convertible Preferred Stock issued pursuant to the Mandatory Trigger Provision the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the preferred cap;

•	prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the issuer junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet point above to pay such deferred distributions in full (subject to the same exceptions as are set forth in the first three bullet points of the definition of Repurchase Restriction);

•	if the provisions described in the first bullet point above do not require such issuance and sale within one year of such failure, include a Repurchase Restriction that applies if deferral of Distributions continues for more than one year; and

•	include a Bankruptcy Claim Limitation Provision;

provided (and it being understood) that:

•	the issuer will not be obligated to issue (or use APM Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

•	if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the common cap and preferred cap, as applicable; and

•	if MetLife, Inc. and its subsidiaries have outstanding more than one class or series of securities under which MetLife, Inc. is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap and the preferred cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such Qualifying Capital Securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on any national securities exchange or over-the-counter market on which MetLife, Inc.’s common stock and/or its preferred stock is then listed or traded is suspended or the settlement of such trading generally is materially disrupted or minimum prices are established on any such exchange or such market by the SEC, by such exchange or by any other regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts trading in, and the issuance and sale of, MetLife, Inc.’s common stock and/or its preferred stock;

•	MetLife, Inc. was required to obtain the consent or approval of its stockholders, a regulatory body or governmental authority to issue or sell APM Qualifying Securities and, after using its commercially reasonable efforts to obtain such consent or approval, MetLife, Inc. fails to obtain such consent or approval;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts trading in, or the issuance of, APM Qualifying Securities;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts trading in, or the issuance and sale of, the APM Qualifying Securities;

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, that trading in, or the issuance and sale of, APM Qualifying Securities shall have been materially disrupted;

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of APM Qualifying Securities would, in MetLife, Inc.’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in MetLife, Inc.’s reasonable judgment, would have a material adverse effect on its business and is not otherwise required by law or (2) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and MetLife, Inc. has a bona fide reason for keeping the same confidential or its disclosure would impede MetLife, Inc.’s ability to consummate such transaction, provided that no single suspension period contemplated by this bullet point may exceed 90 consecutive days and multiple suspension periods contemplated by this bullet point may not exceed an aggregate of 180 days in any 360-day period; or

•	MetLife, Inc. reasonably believes that the offering document for the offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in the bullet point directly above) and MetLife, Inc. is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this bullet point may exceed 90 consecutive days and multiple suspension periods contemplated by this bullet point may not exceed an aggregate of 180 days in any 360-day period.

The definition of “Market Disruption Event” as used in any securities or combination of securities that constitute qualifying securities may include less than all of the paragraphs outlined above, as determined by MetLife, Inc. at the time of issuance of such securities, and in the case of the first, second, third and fourth bullet points above, as applicable to a circumstance where MetLife, Inc. would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where MetLife, Inc.’s preferred stock trades or where a listing for its trading is being sought.

“No Payment Provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:

•	an Alternative Payment Mechanism; and

•	an Optional Deferral Provision modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if MetLife, Inc. elects to so provide in the terms of such securities) shall in response to a directive or order from any Applicable Governmental Authority defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies and the obligations (and limitations on obligations) described in the definition of “Alternative Payment Mechanism” applying.

“Non-Cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“Optional Deferral Provisions” means, as to any securities, provisions in the terms thereof or of the related transaction agreements to the effect of either bullet point below:

•	(a) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (b) an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a common cap, preferred cap, Bankruptcy Claim Limitation Provision or Repurchase Restriction); or

•	the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods up to ten years, without any remedy other than Permitted Remedies.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies:

•	rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

•	complete or partial prohibitions preventing the issuer from paying Distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.

“Qualifying Non-Cumulative Perpetual Preferred Stock” means MetLife, Inc.’s non-cumulative preferred shares that rank pari passu with or junior to all of MetLife, Inc.’s other preferred shares, are perpetual and (a) are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or (b) are subject to both (i) mandatory suspension of dividends in the event MetLife, Inc. breaches certain financial metrics specified within the offering documents, and (ii) Intent-Based Replacement Disclosure. Additionally, in both (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of Distributions other than Permitted Remedies.

“Qualifying Replacement Capital Covenant” means a replacement capital covenant that is substantially similar to this Replacement Capital Covenant or a replacement capital covenant, as identified by MetLife, Inc.’s board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (i) entered into by an issuer that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer and its subsidiaries from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date, provided that the term of such replacement capital covenant shall be determined at the time of issuance of the related Replacement Capital Securities taking into account the other characteristics of such securities. Notwithstanding the foregoing, the replacement capital covenant must continue at least until the earlier of (i) 20 years after initial issuance of the Qualifying Capital Securities relating to such Qualifying Replacement Capital Covenant and (ii) August 1, 2069.

“Rating Agency” means:

•	each of Moody’s and Standard & Poor’s; and

•	if any of Moody’s or Standard & Poor’s ceases to publish a senior unsecured credit rating for MetLife, Inc. for reasons outside of MetLife, Inc.’s control, an NRSRO selected by MetLife, Inc. as a replacement agency for Moody’s or Standard & Poor’s, or both of them, as the case may be.

“Repurchase Restriction” means, with respect to any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that require MetLife, Inc. and its subsidiaries not to redeem or purchase any securities of MetLife, Inc. ranking junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred Distributions have been paid other than the following (none of which shall be restricted or prohibited by a Repurchase Restriction):

•	purchases of such securities by subsidiaries of MetLife, Inc. in connection with the distribution thereof or market-making or other secondary-market activities;

•	purchases, redemptions or other acquisitions of MetLife, Inc.’s common stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; and

•	purchases of shares of common stock pursuant to a contractually binding requirement to buy such shares entered into prior to the beginning of the related deferral period, including under a contractually binding share repurchase plan.

“Significant Distribution Rate Step-Up” means, as to a Qualifying Capital Security, an increase in the Distribution Rate at a date after initial issuance of such security of more than 25 basis points (or, if the method of calculating Distributions on such Qualifying Capital Security is changing at the time of such increase (for example, from a fixed rate to a floating rate based upon a margin above an index or from a floating rate based upon a margin above one index to a floating rate based upon a margin above a different index), an increase in the margin above the applicable credit spread in calculating such increased rate as compared to the credit spread used in calculating the initial Distribution Rate of more than 25 basis points).

“Voting Shares” as applied to shares of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

BOOK-ENTRY SYSTEM

The Junior Subordinated Debentures will be represented by one or more fully registered global security certificates, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Initial settlement for the Junior Subordinated Debentures will be made in same day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Junior Subordinated Debentures. Unless and until it is exchanged in whole or in part for Junior Subordinated Debentures in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.

Beneficial interests in the Junior Subordinated Debentures will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct Participants and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Security for all purposes under the Junior Subordinated Indenture. Except as provided below, the actual owners of the Junior Subordinated Debentures represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the Junior Subordinated Debentures represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Junior Subordinated Debentures in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the Junior Subordinated Debentures. Under existing industry practices, in the event that any action is requested of holders of the Junior Subordinated Debentures or that an owner of a beneficial interest that a holder is entitled to give or take under the Junior Subordinated Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Junior Subordinated Debentures. The Junior Subordinated Debentures will be in fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the Junior Subordinated Debentures and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the Junior Subordinated Debentures under DTC’s system must be made by or through Direct Participants, which will receive a credit for the Junior Subordinated Debentures on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Junior Subordinated Debentures, except in the limited circumstances that may be provided in the Junior Subordinated Indenture.

To facilitate subsequent transfers, all Junior Subordinated Debentures deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Junior Subordinated Debentures with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Junior Subordinated Debentures. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Junior Subordinated Debentures. Under its usual procedures, DTC mails an Omnibus Proxy to MetLife, Inc. as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Junior Subordinated Debentures will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or MetLife, Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is MetLife, Inc.’s responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

DTC may discontinue providing its services as securities depositary with respect to the Junior Subordinated Debentures at any time by giving MetLife, Inc. or the applicable agent reasonable notice. Under such circumstances, in the event that a successor securities depositary is not obtained, security certificates are required to be printed and delivered. MetLife, Inc. may decide (subject to DTC’s procedures) to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, security certificates will be printed and delivered.

Clearstream advises that it is incorporated as a limited liability company under the laws of Luxembourg. Clearstream was formed in January 2000 by the merger of Cedel International and Deutsche Börse Clearing and recently fully acquired by the Deutsche Börse Group. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream Participants are limited to securities brokers and dealers and banks, and may include the Underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an Indirect Participant in DTC. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to the Junior Subordinated Debentures held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises that it is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the Junior Subordinated Debentures held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by DTC for Euroclear.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the Junior Subordinated Debentures to or receiving interests in the Junior Subordinated Debentures from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Junior Subordinated Debentures received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such Junior Subordinated Debentures settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Junior Subordinated Debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Junior Subordinated Debentures among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Debentures. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion only applies to the Junior Subordinated Debentures that are held as capital assets, within the meaning of the Code, by a Holder (as defined below) who purchases the Junior Subordinated Debentures in the initial offering at their issue price (generally, the first price at which a substantial amount of the Junior Subordinated Debentures are sold hereunder, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, persons holding the Junior Subordinated Debentures as part of a straddle, hedge, conversion or other integrated transaction, United States Holders (as defined below) whose functional currency is not the U.S. dollar, certain former citizens or residents of the United States and Holders who mark securities to market for U.S. federal tax purposes). This discussion does not address any state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

For purposes of this discussion, a “United States Holder” is a beneficial owner of a Junior Subordinated Debenture that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if either (1) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (2) the trust was in existence on August 20, 1996, was treated as a United States person prior to such date, and has made a valid election to continue to be treated as a United States person.

For purposes of this discussion, a “Non-United States Holder” is a beneficial owner of a Junior Subordinated Debenture that is neither a “United States Holder” nor an entity treated as a partnership for U.S. federal income tax purposes, and “Holders” refers to United States Holders and Non-United States Holders.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Junior Subordinated Debentures, the U.S. federal income tax treatment of the partnership and its partners will generally depend on the status and activities of the partnership and its partners. A prospective purchaser of the Junior Subordinated Debentures that is treated as a partnership for U.S. federal income tax purposes should consult its own tax adviser regarding the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Debentures.

Persons considering the purchase of the Junior Subordinated Debentures should consult their own tax advisers with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Junior Subordinated Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Junior Subordinated Debentures. Based upon an analysis of the relevant facts and circumstances, including certain assumptions and certain representations made by MetLife, Inc., Debevoise & Plimpton LLP, MetLife, Inc.’s special tax counsel, will render its opinion generally to the effect that, although the matter is not free from doubt, under then applicable law the Junior Subordinated Debentures will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS or a court will agree with such opinion. No ruling is being sought from the IRS on any of the issues discussed herein.

MetLife, Inc. agrees, and by acquiring an interest in a Junior Subordinated Debenture each beneficial owner of a Junior Subordinated Debenture agrees, to treat the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment, except where specified.

United States Holders

Interest Income and Original Issue Discount

It is expected, and assumed for purposes of this discussion, that subject to the discussion below, the Junior Subordinated Debentures will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the Junior Subordinated Debentures might be deferred could result in the Junior Subordinated Debentures being treated as issued with OID, unless the likelihood of such deferral is remote. MetLife, Inc. believes that the likelihood of interest deferral, whether due to an Optional Deferral or a Trigger Event, is remote and therefore that the possibility of such deferral will not result in the Junior Subordinated Debentures being treated as issued with OID. Accordingly, interest paid on the Junior Subordinated Debentures should be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with such United States Holder’s method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with MetLife, Inc.’s position.

If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the Junior Subordinated Debentures would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a United States Holder would be required to include such stated interest in income as it accrues, regardless of its regular method of accounting, using the constant yield method of accrual described in section 1272 of the Code, before such United States Holder receives any payment attributable to such income, and would not separately report the actual cash payments of interest on the Junior Subordinated Debentures as taxable income.

Sale, Exchange, Redemption or Other Disposition of Junior Subordinated Debentures

Upon the sale, exchange, redemption or other disposition of a Junior Subordinated Debenture, a United States Holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in such United States Holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States Holder’s adjusted tax basis in the Junior Subordinated Debenture. Assuming that interest payments on the Junior Subordinated Debentures are not deferred and that the Junior Subordinated Debentures are not treated as issued with OID, a United States Holder’s adjusted tax basis in a Junior Subordinated Debenture generally will be its initial purchase price. If the Junior Subordinated Debentures are treated as issued with OID, a United States Holder’s adjusted tax basis in a Junior Subordinated Debenture generally will be its initial purchase price, increased by OID previously includible in such United States Holder’s gross income to the date of disposition and decreased by payments received on the Junior Subordinated Debenture since and including the date that the Junior Subordinated Debenture was treated as issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Junior Subordinated Debenture had been held for more than one year. A United States Holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States Holder to deduct capital losses is limited.

Non-United States Holders

Subject to the discussion below concerning backup withholding, the following is a discussion of U.S. federal income and withholding tax considerations generally applicable to Non-United States Holders:

(a) although the matter is not free from doubt, payments of principal, premium and interest (including OID) with respect to a Junior Subordinated Debenture held by or for a Non-United States Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest (including OID), (i) such Non-United States Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of MetLife, Inc.’s stock entitled to vote, (ii) such Non-United States Holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to MetLife, Inc. through stock ownership, and (iii) the statement requirement set forth in section 871(h) or section 881(c) of the Code (described below) has been fulfilled with respect to such Non-United States Holder; and

(b) a Non-United States Holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption or other disposition of a Junior Subordinated Debenture (other than amounts treated as interest), unless (i) such Non-United States Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such sale, exchange, redemption or other disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such Non-United States Holder of a trade or business in the U.S. (in each case, subject to the provisions of an income tax treaty).

In general, sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from U.S. federal withholding tax described in paragraph (a) above, the Non-United States Holder must provide a statement to the withholding agent to the effect that the Non-United States Holder is not a United States person. Such requirement generally will be fulfilled if the Non-United States Holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name and address. In the case of Junior Subordinated Debentures held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foreign intermediary or partnership, as the case may be, generally must provide IRS Form W-8IMY to the withholding agent with the required attachments, including an appropriate certification by each beneficial owner. The President has recently proposed changes to these statement requirements.

If, contrary to the opinion of MetLife, Inc.’s special tax counsel, the Junior Subordinated Debentures were treated as equity for U.S. federal income tax purposes, payments of interest on the Junior Subordinated Debentures would generally be subject to U.S. federal withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

If a Non-United States Holder is engaged in a trade or business in the United States, and if amounts (including OID) treated as interest for U.S. federal income tax purposes on a Junior Subordinated Debenture or gain realized on the sale, exchange, redemption or other disposition of a Junior Subordinated Debenture are effectively connected with the conduct of such trade or business, such Non-United States Holder, although generally exempt from U.S. federal withholding tax described in paragraph (a) above, will generally be subject to regular U.S. federal income tax on such effectively connected income or gain in the same manner as if it were a United States Holder (subject to the provisions of an applicable income tax treaty). In lieu of the IRS forms described above, such Non-United States Holder will be required to provide IRS Form W-8ECI to the withholding agent in order to claim an exemption from U.S. federal withholding tax. In addition, if such Non-United States Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest (including OID), premium and principal payments made to, and to the proceeds of sales, exchanges, redemptions or other dispositions by, certain non-corporate United States Holders. A United States Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a Non-United States Holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a Junior Subordinated Debenture if the statement referred to in clause (a)(iii) of the first paragraph under the heading “Non-United States Holder” has been received. Withholding agents must nevertheless report to the IRS and to each Non-United States Holder the amount of interest (including OID) paid with respect to the Junior Subordinated Debentures held by such Non-United States Holder and the rate of withholding (if any) applicable to such Non-United States Holder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the Holder’s U.S. federal income tax liability, provided the required information is furnished on a timely basis to the IRS.

ERISA CONSIDERATIONS

Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on (i) employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA (“ERISA Plans”), (ii) plans and retirement arrangements subject to Section 4975 of the Code, including individual retirement accounts and annuities, and Keogh plans (together with ERISA Plans, “Plans” and each a “Plan”) and (iii) any entity, including certain collective investment funds or insurance company general or separate accounts whose underlying assets include the assets of any such Plans (“Plan Assets”). Each fiduciary of a Plan should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Junior Subordinated Debentures. Accordingly, among other factors, the fiduciary should consider whether such an investment is permitted under the documents and instruments governing the Plan and whether the investment would satisfy the prudence and diversification requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons (“parties in interest” under ERISA and “disqualified persons” under the Code, collectively, “Parties in Interest”) with specified relationships to a Plan, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans, though not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may be subject to non-U.S., federal, state or local laws that are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (collectively, “Similar Laws”).

Subject to the considerations described herein, the Junior Subordinated Debentures are eligible for purchase with Plan Assets of any Plan.

Any fiduciary or other Plan investor considering whether to purchase the Junior Subordinated Debentures with Plan Assets should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. Because the acquisition and holding of a Junior Subordinated Debenture may be deemed to be an indirect extension of credit between an investor and MetLife, Inc., and MetLife, Inc. may be a Party in Interest to a number of Plans, the acquisition and holding of a Junior Subordinated Debenture could constitute a prohibited transaction. Accordingly, any fiduciary or other Plan investor considering whether to purchase or hold the Junior Subordinated Debentures should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor (“DOL”) Prohibited Transaction Class Exemption (“PTCE”) 96-23 (relating to transactions determined by “in-house asset managers”), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent “qualified professional asset managers”). In addition to the foregoing, the Pension Protection Act of 2006 included a new statutory exemption, codified in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which together with any related regulations promulgated by the DOL (all of the foregoing herein referred to as the “Service Provider Exemption”) may provide exemptive relief. Any Plan fiduciary relying on the Service Provider Exemption in connection with the purchase of Junior Subordinated Debentures will have to make a determination that (x) the Plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction and (y) neither MetLife, Inc. nor any of its affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice with respect to the assets of the Plan which such fiduciary is using to purchase Junior Subordinated Debentures, both of which are necessary preconditions to utilizing the Service Provider Exemption. A purchaser of the Junior Subordinated Debentures should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

In any event, each purchaser or holder of the Junior Subordinated Debentures or any interest therein will be deemed to have represented by its purchase and holding thereof that either (i) it is not, and is not acting on behalf of or investing the assets of, a Plan or a governmental, church or foreign plan that is subject to any Similar Laws, or (ii) its acquisition, holding and disposition of the Junior Subordinated Debentures or any beneficial interest therein will not constitute or result in (A) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or foreign plan, any Similar Laws) by reason of the exemptive relief available under one or more applicable statutory or administrative exemptions, or (B) any other violation of ERISA or Similar Laws. Moreover, because the acquisition and holding of a Junior Subordinated Debenture may be deemed to be an indirect extension of credit between an investor and MetLife, Inc., the Junior Subordinated Debentures may not be purchased or held by any Plan, or any person acting on behalf of or investing Plan Assets of any Plan, if MetLife, Inc. or any of its affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan.

The DOL has promulgated a regulation, 29 C.F.R. § 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the U.S. Investment Company Act of 1940, as amended, the Plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation by “benefit plan investors,” within the meaning of Section 3(42) of ERISA, is not “significant.” As defined in the Plan Asset Regulation, the term “operating company” includes any entity that is primarily engaged, either directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.

The Plan Asset Regulation defines an “equity interest” as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. There is very little pertinent authority on the issue of what constitutes an equity security for purposes of the Plan Asset Regulation. Accordingly, whether the Junior Subordinated Debentures would be treated as debt or equity for purposes of the Plan Asset Regulation is unclear. However, even if the Junior Subordinated Debentures were treated as equity interests, because MetLife, Inc. should qualify as an “operating company” for purposes of the Plan Asset Regulation, the underlying assets of MetLife, Inc. should not be treated as Plan Assets of any Plan investor by reason of such Plan’s investment in the Junior Subordinated Debentures.

Any fiduciary or other Plan investor considering whether to purchase any Junior Subordinated Debentures on behalf of or with Plan Assets of any Plan should consult with its counsel regarding the potential consequences under ERISA and the Code of an investment in the Junior Subordinated Debentures considering their specific circumstances.

Any insurance company proposing to invest assets of its general account in the Junior Subordinated Debentures should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the DOL for transactions involving insurance company general accounts in PTCE 95-60 and Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties that may be imposed upon Parties in Interest in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Junior Subordinated Debentures on behalf of, or with Plan Assets of, any Plan consult with their counsel regarding the potential consequences of such purchase and the availability of exemptive relief under an applicable statutory or administrative exemption, and determine on their own whether all of the conditions for exemptive relief have been satisfied. The fiduciary of an employee benefit plan that is not subject to ERISA or Section 4975 of the Code proposing to invest in the Junior Subordinated Debentures must make its own determination that such investment is permitted under applicable Similar Laws.

The sale of any Junior Subordinated Debentures to a Plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, dated June 30, 2009 (the “Underwriting Agreement”), and the pricing agreement, dated June 30, 2009 (the “Pricing Agreement”), MetLife, Inc. has agreed to sell to each of the Underwriters named below, severally, and each of the Underwriters has severally agreed to purchase, the principal amount of the Junior Subordinated Debentures set forth opposite its name below. J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated will act as joint book-running managers for the offering and are the representatives of the Underwriters.

Principal
Amount of
Junior
Subordinated
Underwriters	Debentures

J.P. Morgan Securities Inc.	$175,000,000
Morgan Stanley & Co. Incorporated	175,000,000
Deutsche Bank Securities Inc.	25,000,000
BNP Paribas Securities Corp.	12,500,000
Credit Suisse Securities (USA) LLC	12,500,000
Daiwa Securities America Inc.	12,500,000
Goldman, Sachs & Co.	12,500,000
HSBC Securities (USA) Inc	12,500,000
ING Financial Markets LLC	12,500,000
Raymond James & Associates, Inc.	12,500,000
RBS Securities Inc.	12,500,000
Blaylock Robert Van, LLC	3,125,000
Cabrera Capital Markets, LLC	3,125,000
CastleOak Securities, L.P.	3,125,000
Guzman & Company	3,125,000
Muriel Siebert & Co. Inc.	3,125,000
Samuel A. Ramirez & Company, Inc.	3,125,000
Toussaint Capital Partners, LLC	3,125,000
The Williams Capital Group, L.P.	3,125,000

Total	$500,000,000

The Underwriting Agreement provides that the obligations of the several Underwriters to purchase the Junior Subordinated Debentures offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are committed to take and pay for all of the Junior Subordinated Debentures being offered, if any are taken. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

The Underwriters initially propose to offer the Junior Subordinated Debentures to the public at the initial public offering price set forth on the cover page of this prospectus supplement. Any Junior Subordinated Debentures sold by the Underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.60% per Junior Subordinated Debenture from the initial public offering price. Any such securities dealers may resell any Junior Subordinated Debentures purchased from the Underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.25% per Junior Subordinated Debenture from the initial public offering price. After the initial offering of the Junior Subordinated Debentures to the public, the offering price and the other selling terms may be varied from time to time.

The Junior Subordinated Debentures are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The Underwriters have advised us that they intend to make a market for the Junior Subordinated Debentures, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the Junior Subordinated Debentures.

In addition to the underwriting discount, MetLife, Inc. estimates that its expenses for this offering will be approximately $0.685 million. The Underwriters have agreed to reimburse MetLife, Inc. for certain expenses related to this offering.

MetLife, Inc. has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with the offering of the Junior Subordinated Debentures, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the Junior Subordinated Debentures. Specifically, the representatives may overallot in connection with the offering of the Junior Subordinated Debentures, creating a syndicate short position. In addition, the representatives may bid for, and purchase, Junior Subordinated Debentures in the open market to cover syndicate short positions or to stabilize the price of the Junior Subordinated Debentures. Finally, the representatives may reclaim selling concessions allowed for distributing the Junior Subordinated Debentures in the offering of the Junior Subordinated Debentures, if the representatives repurchase previously distributed Junior Subordinated Debentures in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Junior Subordinated Debentures above independent market levels. The representatives are not required to engage in any of these activities, may end any of them at any time, and must bring them to an end after a limited period.

It is expected that delivery of the Junior Subordinated Debentures will be made through the facilities of DTC on or about July 8, 2009, which is the 5th Business Day following the initial sale of the Junior Subordinated Debentures. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Junior Subordinated Debentures prior to the third business day before the delivery of the Junior Subordinated Debentures will be required, by virtue of the fact that the Junior Subordinated Debentures initially will settle on a delayed basis, to agree to a delayed settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of the Junior Subordinated Debentures who wish to make such trades should consult their own advisors.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of some of the lenders under MetLife, Inc.’s credit agreements are acting as Underwriters for this offering.

OFFERING RESTRICTIONS

The Junior Subordinated Debentures are offered for sale in those jurisdictions in the United States, Asia, Europe and elsewhere where it is lawful to make such offers. No action has been taken, or will be taken, which would permit a public offering of the Junior Subordinated Debentures in any jurisdiction outside the United States.

Each of the Underwriters has severally represented and agreed that it has not offered, sold or delivered and it will not offer, sell or deliver or indirectly, any of the Junior Subordinated Debentures, in or from any jurisdiction except under circumstances that are reasonably designed to result in compliance with the applicable laws and regulations thereof.

United States of America

The Junior Subordinated Debentures or any interest therein may not be acquired or held by any person who is an employee benefit plan or other plan or arrangement subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws, or who is acting on behalf of or investing the assets of any such plan or arrangement, unless the acquisition, holding and disposition of the Junior Subordinated Debentures or interest therein by such person will not constitute or result in (A) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any Similar Laws by reason of the exemptive relief available under one or more applicable statutory or administrative exemptions, or (B) any other violation of ERISA or Similar Laws.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents that it has not made and will not make an offer of the Junior Subordinated Debentures to the public in that relevant member state, except that it may make an offer of the Junior Subordinated Debentures to the public in that relevant member state at any time under the following exemptions under the Prospectus Directive (as defined below), if they have been implemented in that Relevant Member State: (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or (iv) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Junior Subordinated Debentures shall result in a requirement for the publication by us or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this section, the expression an “offer of the Junior Subordinated Debentures to the public” in relation to any Junior Subordinated Debentures in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Junior Subordinated Debentures to be offered so as to enable an investor to decide to purchase or subscribe to purchase the Junior Subordinated Debentures, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and references to the “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

United Kingdom

Each Underwriter represents that, in connection with the distribution of the Junior Subordinated Debentures, it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the U.K. Financial Services and Markets Act 2000, or the FSMA, of the United Kingdom) received by it in connection with the issue or sale of such Junior Subordinated Debentures or any investments representing the Junior Subordinated Debentures in circumstances in which section 21(1) of the FSMA does not apply to us and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to any Junior Subordinated Debentures in, from or otherwise involving the United Kingdom.

Hong Kong

The Junior Subordinated Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Junior Subordinated Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Junior Subordinated Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Junior Subordinated Debentures have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each Underwriter has agreed that it will not offer or sell any Junior Subordinated Debentures, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Junior Subordinated Debentures may not be circulated or distributed, nor may the Junior Subordinated Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA,” (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Junior Subordinated Debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Junior Subordinated Debentures under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL OPINIONS

Unless otherwise indicated in this prospectus supplement, the validity of the Junior Subordinated Debentures offered hereby will be passed upon for MetLife, Inc. by Matthew M. Ricciardi, Chief Counsel, Public Company and Corporate Law Section, of MetLife Group, Inc., an affiliate of MetLife, Inc., and by Dewey & LeBoeuf LLP. Debevoise & Plimpton LLP, which has acted as special tax counsel for MetLife, Inc., will pass upon certain U.S. federal income tax matters for MetLife, Inc. Mr. Ricciardi is paid a salary by MetLife, is a participant in various employee benefit plans offered by MetLife to employees generally, holds MetLife, Inc. common stock and has options to purchase shares of MetLife, Inc. common stock. Dewey & LeBoeuf LLP maintains various group and other insurance policies with Metropolitan Life Insurance Company. Dewey & LeBoeuf LLP has, from time to time, represented, currently represents, and may continue to represent, some or all of the Underwriters in connection with various legal matters. Skadden, Arps, Slate, Meagher & Flom LLP will pass upon certain legal matters for the Underwriters. Skadden, Arps, Slate, Meagher & Flom LLP has, from time to time, represented, currently represents, and may continue to represent, MetLife, Inc. and its affiliates in connection with various legal matters. Skadden, Arps, Slate, Meagher & Flom LLP maintains a group life insurance policy and short- and long-term disability insurance policies with Metropolitan Life Insurance Company.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated by reference in this prospectus supplement from MetLife’s Current Report on Form 8-K dated June 12, 2009, and the effectiveness of MetLife’s internal control over financial reporting for the year ended December 31, 2008, incorporated by reference in this prospectus supplement from MetLife’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, dated February 26, 2009 (except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the retrospective application of accounting guidance adopted on January 1, 2009, relating to the presentation of noncontrolling interests, as described in Note 1 of the consolidated financial statements, as to which the date is June 12, 2009) (which (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph regarding changes in MetLife’s method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1, 2007, and (2) express an unqualified opinion on MetLife’s effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

METLIFE, INC.

DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
COMMON STOCK, WARRANTS, PURCHASE CONTRACTS AND UNITS

METLIFE CAPITAL TRUST V
METLIFE CAPITAL TRUST VI
METLIFE CAPITAL TRUST VII
METLIFE CAPITAL TRUST VIII
METLIFE CAPITAL TRUST IX

TRUST PREFERRED SECURITIES
Fully and Unconditionally Guaranteed by MetLife, Inc.,
As Described in this Prospectus and the Accompanying Prospectus Supplement

MetLife, Inc., or any of the trusts named above, may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. MetLife, Inc., or any of the trusts named above, will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

MetLife, Inc., or any of the trusts named above, may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

MetLife, Inc.’s common stock is listed on the New York Stock Exchange under the trading symbol “MET”. Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of these securities will be listed on a securities exchange, other than MetLife, Inc.’s common stock.

MetLife, Inc., or any of the trusts named above, or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Investing in our securities or the securities of the trusts involves risk. See “Risk Factors” on page 1 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Insurance or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2007

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “MetLife,” “we,” “our,” or “us” refer to MetLife, Inc., and its direct and indirect subsidiaries, while references to “MetLife, Inc.” refer only to MetLife, Inc. on an unconsolidated basis. References in this prospectus to the “trusts” refer to MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX.

This prospectus is part of a registration statement that MetLife, Inc. and the trusts filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, MetLife, Inc. may, from time to time, sell any combination of debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units and the trusts may, from time to time, sell trust preferred securities guaranteed by MetLife, Inc., as described in this prospectus, in one or more offerings in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities MetLife, Inc. and the trusts may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely on the information contained or incorporated by reference in this prospectus. Neither MetLife, Inc. nor the trusts have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither MetLife, Inc. nor the trusts are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in MetLife, Inc. securities or the securities of the trusts involve risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” referenced in “Special Note Regarding Forward-Looking Statements” below, as well as those included in any prospectus supplement hereto. For example, MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 contains a discussion of significant risks under the heading “Risk Factors” which could be relevant to your investment in the securities. Subsequent filings with the SEC may contain amended and updated discussions of significant risks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties and other factors that might cause such differences include the risks, uncertainties and other factors identified in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including those identified under “Risk Factors” above. These factors include:

•	changes in general economic conditions, including the performance of financial markets and interest rates;

•	heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors and for personnel;

•	investment losses and defaults;

•	unanticipated changes in industry trends;

•	catastrophe losses;

•	ineffectiveness of risk management policies and procedures;

•	changes in accounting standards, practices and/or policies;

•	changes in assumptions related to deferred policy acquisition costs (“DAC”), value of business acquired or goodwill;

•	discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims;

•	discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations;

•	adverse results or other consequences from litigation, arbitration or regulatory investigations;

•	downgrades in our and our affiliates’ claims paying ability, financial strength or credit ratings;

•	regulatory, legislative or tax changes that may affect the cost of, or demand for, our products or services;

•	MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends;

•	deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company;

•	economic, political, currency and other risks relating to our international operations;

•	the effects of business disruption or economic contraction due to terrorism or other hostilities;

•	our ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption;

•	other risks and uncertainties described from time to time in MetLife, Inc.’s or the trusts’ filings with the SEC;

•	the risk factors or uncertainties set forth herein or listed from time to time in prospectus supplements or any document incorporated by reference herein; and

•	other risks and uncertainties that have not been identified at this time.

Neither MetLife, Inc. nor the trusts undertake any obligation to publicly correct or update any forward-looking statement if any of MetLife, Inc. or the trusts later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures MetLife, Inc. or the trusts make on related subjects in reports to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at

1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and traded on the New York Stock Exchange under the symbol “MET”. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of shares of MetLife, Inc.’s common stock and Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of MetLife, Inc.’s Series A Junior Participating Preferred Stock purchase rights;

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•	Current Reports on Form 8-K filed January 22, 2007, February 16, 2007, March 5, 2007, May 15, 2007, May 25, 2007, June 25, 2007, August 15, 2007, August 28, 2007, September 26, 2007 and October 24, 2007.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until MetLife, Inc. and the trusts file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 1 MetLife Plaza, Long Island City, New York 11101 by electronic mail (metir@metlife.com) or by telephone (212-578-2211). You may also obtain some of the documents incorporated by reference into this document at MetLife’s website, www.metlife.com. You should be aware that all other information contained on MetLife’s website is not a part of this document.

METLIFE, INC.

We are a leading provider of insurance and other financial services with operations throughout the United States and the regions of Latin America, Europe and Asia Pacific. Through our domestic and international subsidiaries and affiliates, we offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance, reinsurance, and retirement & savings products and services to corporations and other institutions.

We are one of the largest insurance and financial services companies in the Unites States. Our franchises and brand names uniquely position us to be the preeminent provider of protection and savings and investment products in the Unites States. In addition, our international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

As a holding company, the primary source of MetLife, Inc.’s liquidity is dividends it receives from its insurance subsidiaries. MetLife, Inc.’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year. Statutory accounting practices, as prescribed by insurance regulators of various states in which we conduct business, differ in certain respects from accounting principles used in financial statements prepared in conformity with GAAP. The significant differences related to the treatment of DAC, certain deferred income tax, required investment reserves, reserve calculation assumptions, goodwill and surplus notes.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, and its telephone number is 212-578-2211.

THE TRUSTS

MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX are statutory trusts formed on October 31, 2007 under Delaware law pursuant to declarations of trust between the trustees named therein and MetLife, Inc. and the filing of certificates of trust with the Secretary of State of the State of Delaware. MetLife, Inc., as sponsor of the trusts, and the trustees named in the declarations of trust will amend and restate the declarations of trust in their entirety substantially in the forms which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, as of or prior to the date the trusts issue any trust preferred securities. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The trusts exist for the exclusive purposes of:

•	issuing preferred securities offered by this prospectus and common securities to MetLife, Inc.;

•	investing the gross proceeds of the preferred securities and common securities in related series of debt securities, which may be senior or subordinated, issued by MetLife, Inc.; and

•	engaging in only those other activities which are necessary, appropriate, convenient or incidental to the purposes set forth above.

The payment of periodic cash distributions on the trust preferred securities and payments on liquidation and redemption with respect to the trust preferred securities, in each case to the extent the trusts have funds legally and immediately available, will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.”

MetLife, Inc. will own, directly or indirectly, all of the common securities of the trusts. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The preferred securities of each trust will represent the remaining 97% of each trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if MetLife, Inc. defaults on the related series of debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the trust preferred securities in priority of payment.

The trusts each have a term of approximately 55 years, but may dissolve earlier as provided in their respective declarations of trust. The trusts’ activities will be conducted by the trustees appointed by MetLife, Inc., as the direct or indirect holder of all of the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. However, the number of trustees shall be at least three, at least one of which shall be an administrative trustee. The duties and obligations of the trustees will be governed by the declaration of trust for each trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with MetLife, Inc. One trustee of each trust will be a financial institution which will be unaffiliated with MetLife, Inc. and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

The property trustee will hold title to the debt securities for the benefit of the holders of the trust securities and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from this property account.

The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are provided in the declarations of trust of MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX, including any amendments thereto, the trust preferred securities, the Delaware Statutory Trust Act and the Trust Indenture Act.

MetLife, Inc. will pay all fees and expenses related to the trusts and the offering of trust preferred securities. The principal offices of each trust is: The Bank of New York (Delaware), 100 White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration. The telephone number of each trust is: 302-283-8905.

Please read the prospectus supplement relating to the trust preferred securities for further information concerning the trusts and the trust preferred securities.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering. Unless otherwise indicated in an accompanying prospectus supplement, the trusts will use all of the proceeds they receive from the sale of trust preferred securities to purchase debt securities issued by MetLife, Inc.

RATIO OF EARNINGS TO FIXED CHARGES
AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges(1) for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges	1.80	1.72	1.67	1.92	2.03	1.73	1.47
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	1.78	1.70	1.65	1.90	2.03	1.73	1.47

(1)	For purposes of this computation, earnings are defined as income before provision for income tax and discontinued operations and excluding undistributed income and losses from equity method investments, minority interest and fixed charges, excluding capitalized interest. Fixed charges are the sum of interest and debt issue costs, interest credited to policyholder account balances, and an estimated interest component of rent expense. We did not have any preferred stock outstanding prior to the initial issuances of our (i) Floating Rate Non-Cumulative Preferred Stock, Series A, issued on June 13, 2005; and (ii) 6.50% Non-Cumulative Preferred Stock, Series B, issued on June 16, 2005. The preferred stock dividends are included within the total fixed charges to calculate the ratio of earnings to fixed charges and preferred stock dividends.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units that MetLife, Inc. may sell from time to time, and the trust preferred securities guaranteed by MetLife, Inc. that the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that MetLife, Inc. may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under the Senior Indenture dated as of November 9, 2001 between MetLife, Inc, and Bank One Trust Company, N.A. (predecessor to The Bank of New York Trust Company, N.A.) (the “Senior Indenture”) and subordinated debt securities will be issued under the Subordinated Indenture dated as of June 21, 2005 between MetLife, Inc. and J.P. Morgan Trust Company, National Association (predecessor to The Bank of New York Trust Company, N.A.) (the “Subordinated Indenture”). This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Senior Indenture and the Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct unsecured obligations of MetLife, Inc. The senior debt securities will rank equally with all of MetLife, Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s present and future senior indebtedness.

Because MetLife, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, including Metropolitan Life Insurance Company, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent MetLife, Inc. may be recognized as a creditor of that subsidiary. Accordingly, MetLife, Inc.’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries, and holders of debt securities should look only to MetLife, Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that MetLife, Inc. may issue and provide that MetLife, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. MetLife, Inc. may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which MetLife, Inc. will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which MetLife, Inc. will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if MetLife, Inc. possesses the option to do so, the periods within which and the prices at which MetLife, Inc. may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	MetLife, Inc.’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which MetLife, Inc. will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which MetLife, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which MetLife, Inc. will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars and the manner of determining the equivalent thereof in United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or MetLife, Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for MetLife, Inc.’s common stock or other securities or property or into securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•	whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of the U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s Senior Indebtedness (as described below).

Under the Subordinated Indenture, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest in respect of indebtedness of MetLife, Inc. for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by MetLife, Inc.;

•	all capital lease obligations of MetLife, Inc.;

•	all obligations of MetLife, Inc. issued or assumed as the deferred purchase price of property, all conditional sale obligations of MetLife, Inc. and all obligations of MetLife, Inc. under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of MetLife, Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of MetLife, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which MetLife, Inc. is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of MetLife, Inc. whether or not such obligation is assumed by MetLife, Inc.

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by MetLife, Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•	any indebtedness of MetLife, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with MetLife, Inc. that is a financing vehicle of MetLife, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by MetLife, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

At both September 30, 2007 and December 31, 2006, Senior Indebtedness aggregated approximately $7.0 billion. The amount of Senior Indebtedness which MetLife, Inc. may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if MetLife, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, MetLife, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, MetLife, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of MetLife, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by MetLife, Inc. for the benefit of creditors; or

•	any other marshaling of MetLife, Inc.’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens.  So long as any senior debt securities are outstanding, neither MetLife, Inc. nor any of its subsidiaries will create, assume, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor.

However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries.  So long as any senior debt securities are outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither MetLife, Inc. nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to a wholly-owned subsidiary of MetLife, Inc. or of such subsidiary; or

•	a sale or other disposition of all of such stock for at least fair value (as determined by MetLife, Inc.’s board of directors acting in good faith); or a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at MetLife, Inc.’s request or the request of any of MetLife, Inc.’s subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

(i) MetLife, Inc. may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of MetLife, Inc., and (ii) no corporation may merge with or into or consolidate with MetLife, Inc. or, except for any direct or indirect wholly-owned subsidiary of MetLife, Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to MetLife, Inc., unless:

•	MetLife, Inc. is the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than MetLife, Inc., has expressly assumed by supplemental indenture all the obligations of MetLife, Inc. under the debt securities, the Indentures, and any guarantees of preferred securities or common securities issued by the trusts;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing;

•	if at the time any preferred securities of the trusts are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable preferred securities guarantee of each trust; and

•	MetLife, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	MetLife, Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	MetLife, Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	MetLife, Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after MetLife, Inc. receives notice of such failure;

•	certain defaults with respect to MetLife, Inc.’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt);

•	certain events of bankruptcy, insolvency or reorganization of MetLife, Inc.; and

•	certain events of dissolution or winding-up of the trusts in the event that debt securities are issued to the trusts or a trustee of the trusts in connection with the issuance of securities by the trusts.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against MetLife, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

MetLife, Inc. is required to furnish annually to the trustee statements as to MetLife, Inc.’s compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, MetLife, Inc. may discharge or defease its obligations under each Indenture as set forth below.

MetLife, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, MetLife, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, MetLife, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, MetLife, Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

MetLife, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, MetLife, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. MetLife, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive MetLife, Inc.’s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as MetLife, Inc. may designate for such purpose from time to time. Notwithstanding the foregoing, at MetLife, Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by MetLife, Inc. and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by MetLife, Inc. for the debt securities of a particular series will be named in the applicable prospectus supplement. MetLife, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that MetLife, Inc. will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by MetLife, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to MetLife, Inc. upon request, and the holder of such debt security thereafter may look only to MetLife, Inc. for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies MetLife, Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•	MetLife, Inc. determines, in its sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by MetLife, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under the Indentures is The Bank of New York Trust Company, N.A. (in the case of the Senior Indenture, as successor to Bank One Trust Company, N.A., and in the case of the Subordinated Indenture, as successor to J.P. Morgan Trust Company, National Association). MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

MetLife, Inc.’s authorized capital stock consists of:

•	200,000,000 shares of preferred stock, par value $0.01 per share, of which 84,000,000 shares were issued and outstanding as of September 30, 2007:

•	27,600,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), of which 24,000,000 shares were issued and outstanding as of September 30, 2007;

•	69,000,000 shares of 6.500% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) of which 60,000,000 shares were issued and outstanding as of September 30, 2007; and

•	10,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus; and

•	3,000,000,000 shares of common stock, par value $0.01 per share, of which 740,286,838 shares, as well as the same number of rights to purchase shares of Series A Junior Participating Preferred Stock pursuant to the stockholder rights plan adopted by MetLife, Inc.’s board of directors on September 29, 1999, were outstanding as of September 30, 2007. See “— Stockholder Rights Plan” for a description of the Series A Junior Participating Preferred Stock. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval.

Common Stock

Dividends.  The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by the board of directors. The issuance of dividends will depend upon, among other factors deemed relevant by MetLife, Inc.’s board of directors, MetLife’s financial condition, results of operations, cash requirements, future prospects and regulatory restrictions on the payment of dividends by Metropolitan Life Insurance Company and MetLife, Inc.’s other subsidiaries. There is no requirement or assurance that MetLife, Inc. will declare and pay any dividends. In addition, (i) the certificates of designation for the Series A Preferred Stock and the Series B Preferred Stock, (ii) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, and (iii) both series of junior subordinated debt securities underlying MetLife, Inc.’s common equity units, all prohibit the declaration or payment of dividends or distributions on common stock under certain circumstances. Under the certificates of designation for the Series A Preferred Stock and the Series B Preferred Stock, if dividends on such securities are not paid, no dividends may be paid on the common stock. Similarly, under the the 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, under certain circumstances, if interest is not paid in full on such securities, whether because of an optional deferral or a trigger event, subject to certain exceptions, than no dividends may be paid on the common stock. The indenture governing the terms of the junior subordinated debt securities underlying the common equity units prohibits, during any period in which the payment of interest on either series is deferred, or certain other events have occurred, among other things, the declaration or payment of any dividends or distributions on, the redemption, purchase, acquisition of or making a liquidation payment with respect to, any shares of capital stock.

Voting Rights.  The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.

Liquidation and Dissolution.  In the event of MetLife, Inc.’s liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally and ratably in MetLife, Inc.’s assets, if any, remaining after the payment of all of MetLife, Inc.’s liabilities and the liquidation preference of any outstanding class or series of preferred stock.

Other Rights.  The holders of common stock have no preemptive, conversion, redemption or sinking fund rights. The holders of shares of MetLife, Inc.’s common stock are not required to make additional capital contributions.

Transfer Agent and Registrar.  The transfer agent and registrar for MetLife, Inc.’s common stock is Mellon Investor Services LLC, successor to ChaseMellon Shareholder Services, L.L.C.

Preferred Stock

General.  MetLife, Inc.’s board of directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights including offering price, any dividend rights (including whether dividends will be cumulative or non-cumulative), dividend rate, voting rights, terms of any redemption, any redemption price or prices, conversion or exchange rights and any liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The specific terms of the preferred stock will be described in the prospectus supplement.

MetLife, Inc. has authorized 10,000,000 shares of Series A Junior Participating Preferred Stock for issuance in connection with its stockholder rights plan. See “— Stockholder Rights Plan” for a description of the Series A Junior Participating Preferred Stock.

Voting Rights.  The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. The prospectus supplement will describe the voting rights, if any, of the preferred stock.

Conversion or Exchange.  The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may set forth the conversion price, the method of determining the conversion price and the conversion period and may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of preferred stock to be adjusted.

Redemption.  The prospectus supplement will describe the obligation, if any, to redeem the preferred stock in whole or in part at the times and at the redemption prices set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, MetLife, Inc. may not purchase or redeem any of the outstanding shares or any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of MetLife, Inc.’s matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

Certain Provisions in MetLife, Inc.’s Certificate of Incorporation and By-Laws and in Delaware and New York Law

A number of provisions of MetLife, Inc.’s certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by MetLife, Inc.’s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the New York Insurance Law is necessarily general and reference should be made in each case to MetLife, Inc.’s certificate of incorporation and by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of those laws.

Classified Board of Directors and Removal of Directors

Pursuant to MetLife, Inc.’s certificate of incorporation, the directors are divided into three classes, as nearly equal in number as possible, with each class having a term of three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of MetLife, Inc.’s board of directors by causing the election of a majority of the board may require more time than would be required without a staggered election structure. MetLife, Inc.’s certificate of incorporation also provides that, subject to the rights of the holders of any class of preferred stock, directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of MetLife, Inc.’s board of directors that would effect a change of control.

Exercise of Duties by Board of Directors

MetLife, Inc.’s certificate of incorporation provides that while the MetLife Policyholder Trust (as described below) is in existence, each MetLife, Inc. director is required, in exercising his or her duties as a director, to take the interests of the trust beneficiaries into account as if they were holders of the shares of common stock held in the trust, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law.

Restriction on Maximum Number of Directors and Filling of Vacancies on MetLife, Inc.’s Board of Directors

Pursuant to MetLife, Inc.’s by-laws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than three directors. Subject to the rights of the holders of any class of preferred stock, stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled it will be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings, except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

MetLife, Inc.’s by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the certificate of incorporation and the by-laws, action may not be taken by written consent of stockholder. Rather, any action taken by the stockholders must be effected at a duly called meeting. Moreover, the stockholders do not have the power to call a special meeting. Only the chief executive officer or the secretary pursuant to a board resolution or, under some circumstances, the president or a director who also is an officer, may call a special meeting. These provisions make it more difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for stockholder vote.

Limitations on Director Liability

MetLife, Inc.’s certificate of incorporation contains a provision that is designed to limit the directors’ liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law. Specifically, directors will not be held liable to MetLife, Inc. or its stockholders for an act or omission in their capacity as a director, except for liability as a result of:

•	a breach of the duty of loyalty to MetLife, Inc. or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend or improper repurchase of MetLife, Inc.’s stock under Section 174 of the Delaware General Corporation Law; or

•	actions or omissions pursuant to which the director received an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of MetLife, Inc. unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. MetLife, Inc.’s certificate of incorporation also does not eliminate the directors’ duty of care. The inclusion of the limitation on liability provision in the certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited MetLife, Inc. and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

MetLife, Inc.’s by-laws also provide that MetLife, Inc. indemnify its directors and officers to the fullest extent permitted by Delaware law. MetLife, Inc. is required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with MetLife, Inc. or another entity, including Metropolitan Life Insurance Company, that the director or officer serves at MetLife, Inc.’s request, subject to certain conditions, and to advance funds to MetLife, Inc.’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of MetLife, Inc. and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation and By-Laws

Some of the provisions of MetLife, Inc.’s certificate of incorporation, including those that authorize the board of directors to create stockholder rights plans, that set forth the duties, election and exculpation from liability of directors and that prohibit stockholders from taking actions by written consent, may not be amended, altered, changed or repealed unless the amendment is approved by the vote of holders of 75% of the then outstanding shares entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. MetLife, Inc.’s by-laws may be amended, altered or repealed by the board of directors or by the vote of holders of 75% of the then outstanding shares entitled to vote in the election of directors. These provisions make it more difficult for any person to remove or amend any provisions that have an anti-takeover effect.

Business Combination Statute

In addition, as a Delaware corporation, MetLife, Inc. is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. MetLife, Inc. has not made that election. Section 203 can affect the ability of an “interested stockholder” of MetLife, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of MetLife, Inc. for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include any person owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (1) the business combination or transaction which results in the stockholder becoming an “interested stockholder” is approved by the corporation’s board of directors prior to the time the stockholder becomes an “interested stockholder” or (2) the “interested stockholder,” upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Restrictions on Acquisitions of Securities

The insurance laws and regulations of New York, the jurisdiction in which MetLife, Inc.’s principal insurance subsidiary, Metropolitan Life Insurance Company, is organized, may delay or impede a business combination involving MetLife, Inc. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of Metropolitan Life Insurance Company, either directly or indirectly through any acquisition of control of MetLife, Inc., without the prior approval of the New York Superintendent of Insurance. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of MetLife, Inc.’s outstanding voting stock, unless the New York Superintendent, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of MetLife, Inc.’s common stock may be deemed to have acquired such control, if the New York Superintendent determines that such persons, directly or indirectly, exercise a controlling influence over MetLife, Inc.’s management or policies. Therefore, any person seeking to acquire a controlling interest in MetLife, Inc. would face regulatory obstacles which may delay, deter or prevent an acquisition.

The insurance holding company law and other insurance laws of many other states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of domestic insurers (including insurers owned by MetLife, Inc.) and insurance holding companies such as MetLife, Inc.

Stockholder Rights Plan

MetLife, Inc.’s board of directors has adopted a stockholder rights plan under which each outstanding share of MetLife, Inc.’s common stock issued between April 4, 2000 and the earlier of the distribution date (as described below) and the expiration of the rights (as described below) will be coupled with a stockholder right. Initially, the stockholder rights will be attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. Each right will entitle the holder to purchase one one-hundredth of a share of MetLife, Inc.’s Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of MetLife, Inc.’s common stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings. The description and terms of the rights are set forth in a rights agreement entered into between MetLife, Inc. and Mellon Investor Services LLC, successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. Although the material provisions of the rights agreement have been accurately summarized, the statements below concerning the rights agreement are not necessarily complete and in each instance reference is made to the rights agreement itself, which is incorporated by reference into this prospectus in its entirety. Each statement is qualified in its entirety by such reference.

Stockholder rights are not exercisable until the distribution date and will expire at the close of business on April 4, 2010, unless earlier redeemed or exchanged by MetLife, Inc. A distribution date would occur upon the earlier of:

•	the tenth day after the first public announcement or communication to MetLife, Inc. that a person or group of affiliated or associated persons (referred to as an “acquiring person”) has acquired beneficial ownership of 10% or more of MetLife, Inc.’s outstanding common stock (the date of such announcement or communication is referred to as the “stock acquisition time”); or

•	the tenth business day after the commencement or announcement of the intention to commence a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

If any person becomes an acquiring person, each holder of a stockholder right will be entitled to exercise the right and receive, instead of Series A Junior Participating Preferred Stock, common stock (or, in certain circumstances, cash, a reduction in purchase price, property or other securities of MetLife, Inc.) having a value equal to two times the purchase price of the stockholder right. All stockholder rights that are beneficially owned by an acquiring person or its transferee will become null and void.

If at any time after a public announcement has been made or MetLife, Inc. has received notice that a person has become an acquiring person, (1) MetLife, Inc. is acquired in a merger or other business combination, or (2) 50% or more of MetLife, Inc.’s and its subsidiaries’ assets, cash flow or earning power is sold or transferred, each holder of a stockholder right (except rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

The purchase price payable, the number of one one-hundredths of a share of Series A Junior Participating Preferred Stock or other securities or property issuable upon exercise of rights and the number of rights outstanding, are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price or the number of shares of Series A Junior Participating Preferred Stock issuable upon exercise of a stockholder right will be required until the cumulative adjustment would require an increase or decrease of at least one percent in the purchase price or number of shares for which a right is exercisable.

At any time until the earlier of (1) the stock acquisition time, or (2) the final expiration date of the rights agreement, MetLife, Inc. may redeem all the stockholder rights at a price of $0.01 per right. At any time after a person has become an acquiring person and prior to the acquisition of beneficial ownership by such person of 50% or more of the outstanding shares of MetLife, Inc.’s common stock, MetLife, Inc. may exchange the stockholder rights, in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges), per right.

The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire MetLife, Inc. and other coercive takeover tactics which, in the opinion of its board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur or may prevent such a takeover, even though such takeover may offer MetLife, Inc.’s stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of MetLife, Inc.’s stockholders.

MetLife Policyholder Trust

Under a plan of reorganization adopted in September 1999, Metropolitan Life Insurance Company converted from a mutual life insurance company to a stock life insurance company subsidiary of MetLife, Inc. MetLife established the MetLife Policyholder Trust to hold the shares of common stock allocated to eligible policyholders. A total of 494,466,664 shares of common stock were distributed to the MetLife Policyholder Trust on the effective date of the plan of reorganization. As of October 31, 2007, the trust held 262,431,955 shares of MetLife, Inc.’s common stock. Because of the number of shares held by the trust and the voting provisions of the trust, the trust may affect the outcome of matters brought to a stockholder vote.

The trustee will generally vote all of the shares of common stock held in the trust in accordance with the recommendations given by MetLife, Inc.’s board of directors to its stockholders or, if the board gives no such recommendation, as directed by the board, except on votes regarding certain fundamental corporate actions. As a result of the voting provisions of the trust, MetLife, Inc.’s board of directors will effectively be able to control votes on all matters submitted to a vote of stockholders, excluding those fundamental corporate actions described below, so long as the trust holds a substantial number of shares of MetLife, Inc.’s common stock.

If the vote relates to fundamental corporate actions specified in the trust, the trustee will solicit instructions from the beneficiaries and vote all shares held in the trust in proportion to the instructions it receives, which would give disproportionate weight to the instructions actually given by trust beneficiaries. These actions include:

•	an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.’s board of directors or a vote on a stockholder’s proposal to oppose a board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

•	a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution of MetLife, Inc., in each case requiring a vote of MetLife, Inc.’s stockholders under applicable Delaware law;

•	any transaction that would result in an exchange or conversion of shares of common stock held by the trust for cash, securities or other property; and

•	any proposal requiring MetLife, Inc.’s board of directors to amend or redeem the rights under the stockholder rights plan, other than a proposal with respect to which MetLife, Inc. has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

MetLife, Inc. may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. MetLife, Inc. may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

MetLife, Inc. will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between MetLife, Inc. and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever MetLife, Inc. redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. MetLife, Inc. will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

MetLife, Inc. and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•	there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of MetLife, Inc., and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to MetLife, Inc. notice of its election to do so. MetLife, Inc. also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. MetLife, Inc. must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

MetLife, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. MetLife, Inc. will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from MetLife, Inc. which are delivered to the depositary and which MetLife, Inc. is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither MetLife, Inc. nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither MetLife, Inc. nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. MetLife, Inc. and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which MetLife, Inc. and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

MetLife, Inc. may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. MetLife, Inc. will issue each series of warrants under a separate warrant agreement to be entered into between MetLife, Inc. and a warrant agent. The warrant agent will act solely as MetLife, Inc.’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants that MetLife, Inc. may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, MetLife, Inc. will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against MetLife, Inc. to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, MetLife, Inc. may issue purchase contracts obligating holders to purchase from MetLife, Inc., and MetLife, Inc. to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require MetLife, Inc. to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause MetLife, Inc.’s obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that MetLife, Inc. or a trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to MetLife, Inc. or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by MetLife, Inc. to the holder or by the holder to MetLife, Inc., the date or dates on which the contract fee will be payable and the extent to which MetLife, Inc. or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, MetLife, Inc. may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following outlines some of the general terms and provisions of the trust preferred securities. Further terms of the trust preferred securities and the amended and restated declarations of trust will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities. The following description and any description of the trust preferred securities and amended and restated declarations of trust in a prospectus supplement may not be complete and are subject to and qualified in their entirety by reference to the terms and provisions of the amended and restated declarations of trust, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

General

Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement. The declaration of trust of each trust will authorize the administrative trustees, on behalf of the trust, to issue the trust preferred securities of the trust. The trusts will use all of the proceeds they receive from the sale of trust preferred securities and common securities to purchase debt securities issued by MetLife, Inc. The debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of the trust preferred securities and common securities.

The trust preferred securities of each trust will have such terms as are set forth in the trust’s declaration of trust, including as relates to distributions, redemption, voting, liquidation rights and the other preferred, deferral and special rights and restrictions. A prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the total and per-security liquidation amount of the trust preferred securities;

•	the annual distribution rate, or method of determining such rate, for trust preferred securities of the trust;

•	the date or dates on which distributions will be payable and any corresponding record dates;

•	whether distributions on the trust preferred securities will be cumulative;

•	if the trust preferred securities have cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on the trust preferred securities will be cumulative;

•	the amount or amounts that will be paid out of the assets of the trust to the holders of the trust preferred securities of the trust upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the obligation, if any, of the trust to purchase or redeem the trust preferred securities;

•	if the trust is to purchase or redeem the trust preferred securities:

•	the price or prices at which the trust preferred securities will be purchased or redeemed in whole or in part;

•	the period or periods within which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including:

•	the number of votes per trust preferred security; and

•	any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust’s declaration of trust;

•	the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities;

•	if the trust preferred securities may be converted into or exercised or exchanged for MetLife’s common stock or preferred stock or any other securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	the terms upon which the debt securities may be distributed to holders of trust preferred securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates;

•	certain U.S. federal income tax considerations;

•	if applicable, any securities exchange upon which the trust preferred securities shall be listed;

•	provisions relating to events of default and the rights of holders of trust preferred securities in the event of default;

•	other agreements or other rights including upon the consolidation or merger of the trust; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the trust’s declaration of trust or applicable law.

All trust preferred securities offered will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.” Any material United States federal income tax considerations applicable to an offering of trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the administrative trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by the trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. MetLife, Inc. will own, directly or indirectly, all of the common securities of each trust.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If an event of default occurs, and is continuing, under the declaration of trust of any of the trusts, the holders of the preferred securities of that trust would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against MetLife, Inc. Additionally, those who together hold a majority of the liquidation amount of the trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power that the property trustee holds under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of MetLife, Inc.’s debt securities.

If the property trustee fails to enforce its rights under the applicable series of debt securities, to the fullest extent permitted by law, a holder of trust preferred securities of such trust may institute a legal proceeding directly against

MetLife, Inc. to enforce the property trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default occurs and the event is attributable to MetLife, Inc.’s failure to pay interest or principal on the debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of debt securities.

DESCRIPTION OF GUARANTEES

The following outlines some of the general terms and provisions of the guarantees. Further terms of the guarantees will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to those guarantees. The following description and any description of the guarantees in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the guarantee agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

MetLife, Inc. will execute and deliver the guarantees for the benefit of the holders of the trust preferred securities. Each guarantee will be held by the guarantee trustee for the benefit of holders of the trust preferred securities to which it relates.

Each guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York Trust Company, N.A. will act as indenture trustee under each guarantee for purposes of the Trust Indenture Act.

General

Pursuant to each guarantee, MetLife, Inc. will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the related trust preferred securities, the following guarantee payments, to the extent these guarantee payments are not paid by, or on behalf of, the related trust, regardless of any defense, right of set-off or counterclaim that MetLife, Inc. may have or assert against any person:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities of the trust, but if and only if and to the extent that the trust has funds legally and immediately available to make those payments;

•	any distributions of MetLife’s common stock or preferred stock or any of its other securities, in the event that the trust preferred securities may be converted into or exercised for common stock or preferred stock, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the trust does not distribute such shares or other securities but has received such shares or other securities;

•	the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any trust preferred securities called for redemption by the trust, but if and only to the extent the trust has funds legally and immediately available to make that payment; and

•	upon a dissolution, winding-up or termination of the trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities of the trust, the lesser of:

•	the total of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the trust to the date of payment, to the extent the trust has funds legally and immediately available to make that payment; and

•	the amount of assets of the trust remaining available for distribution to holders of trust preferred securities of the trust in liquidation of the trust.

MetLife, Inc. may satisfy its obligation to make a guarantee payment by directly paying the required amounts to the holders of the related trust preferred securities or by causing the related trust to pay such amounts to such holders.

Each guarantee will constitute a guarantee of payments with respect to the related trust preferred securities from the time of issuance of the trust preferred securities. The guarantees will not apply to the payment of distributions and other payments on the trust preferred securities when the related trust does not have sufficient funds legally and immediately available to make the distributions or other payments. If MetLife, Inc. does not make interest payments on the debt securities purchased by a trust, such trust will not pay distributions on the preferred securities issued by such trust and will not have funds available therefor. The guarantee, when taken together with MetLife, Inc.’s obligations under the debt securities, the Indentures and the declarations of trust, will provide a full and unconditional guarantee by MetLife, Inc. of payments due on the trust preferred securities.

MetLife, Inc. will also agree separately, through guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the preferred securities. However, upon an event of default under the Indentures, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Subordination

MetLife, Inc.’s obligation under each guarantee to make the guarantee payments will be an unsecured obligation of MetLife, Inc. and, if subordinated debt securities are issued to the applicable trust and unless otherwise noted in the prospectus supplement, will rank:

•	subordinate and junior in right of payment to all of MetLife, Inc.’s other liabilities, including the subordinated debt securities, except those obligations or liabilities ranking equal or subordinate to the guarantees by their terms;

•	equally with any other securities, liabilities or obligations that may have equal ranking by their terms; and

•	senior to all of MetLife, Inc.’s common stock.

If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities, by accepting the trust preferred securities, agrees to the subordination provisions and other terms of the guarantee related to subordination.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the holder of trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

Each guarantee will be unsecured and, because MetLife, Inc. is principally a holding company, will be effectively subordinated to all existing and future liabilities of MetLife, Inc.’s subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by MetLife, Inc.

Amendments and Assignment

For any changes that materially and adversely affect the rights of holders of the related trust preferred securities, each guarantee may be amended only if there is prior approval of the holders of more than 50% in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of MetLife, Inc. and will inure to the benefit of the holders of the related trust preferred securities of the applicable trust then outstanding.

Termination

Each guarantee will terminate and will have no further force and effect as to the related trust preferred securities upon:

•	distribution of debt securities to the holders of all trust preferred securities of the applicable trust; or

•	full payment of the amounts payable upon liquidation of the applicable trust.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid with respect to the trust preferred securities or under the guarantee.

Events of Default

Each guarantee provides that an event of default under a guarantee occurs upon MetLife, Inc.’s failure to perform any of its obligations under the applicable guarantee.

The holders of a majority or more in liquidation amount of the trust preferred securities to which any guarantee relates may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or may direct the exercise of any trust or power conferred upon the guarantee trustee in respect of the guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce the holder’s rights under such guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Furthermore, if MetLife, Inc. fails to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against MetLife, Inc. for enforcement of the trust preferred securities guarantee for such payment.

The holders of a majority or more in liquidation amount of trust preferred securities of any series may, by vote, on behalf of the holders of all the trust preferred securities of the series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

Prior to an event of default with respect to any guarantee and after the curing or waiving of all events of default with respect to the guarantee, the guarantee trustee may perform only the duties that are specifically set forth in the guarantee.

Once a guarantee event of default has occurred and is continuing, the guarantee trustee is to exercise, with respect to the holder of the trust preferred securities of the series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Unless the guarantee trustee is offered reasonable indemnity against the costs, expenses and liabilities which may be incurred by the guarantee trustee by a holder of the related trust preferred securities, the guarantee trustee is not required to exercise any of its powers under any guarantee at the request of the holder. Additionally, the guarantee trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the guarantee trustee reasonably believes that it is not assured repayment or adequate indemnity.

The guarantee trustee is The Bank of New York Trust Company, N.A., which is one of a number of banks and trust companies with which MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships.

Governing Law

Each guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

PLAN OF DISTRIBUTION

MetLife, Inc. may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by MetLife, Inc. or the applicable trust from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If MetLife, Inc. or the trusts use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for MetLife, Inc. or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with MetLife, Inc. or the trusts and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If MetLife, Inc. sells the securities directly or through agents designated by it, MetLife, Inc. will identify any agent involved in the offering and sale of the securities and will list any commissions payable by MetLife, Inc. to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

MetLife, Inc. may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. MetLife, Inc. will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as MetLife, Inc. may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with MetLife, Inc. and/or the applicable trust, or both, to indemnification by MetLife, Inc. against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for MetLife, Inc., any trust, and/or MetLife, Inc.’s affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by MetLife, Inc. or any trust for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Any offering of trust preferred securities will be made in compliance with Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for MetLife, Inc. by Richard S. Collins, Senior Chief Counsel — General Corporate, of Metropolitan Life Insurance Company and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. Collins is paid a salary by MetLife, is a participant in various employee benefit plans offered by MetLife to employees generally and has options to purchase shares of MetLife, Inc. common stock. Certain matters of Delaware law relating to the validity of the trust preferred securities of MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts.

EXPERTS

The consolidated financial statements, consolidated financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting, incorporated in this Prospectus by reference from MetLife’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, (which (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedules and include an explanatory paragraph referring to MetLife’s change of its method of accounting for defined benefit pension and other postretirement plans, and for certain non-traditional long duration contracts and separate accounts as required by accounting guidance which MetLife adopted on December 31, 2006 and January 1, 2004, respectively, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.